Exhibit 2.3 CERTAIN CONFIDENTIAL PORTIONS HAVE BEEN REDACTED FROM THIS EXHIBIT BECAUSE THEY ARE BOTH (i) NOT MATERIAL AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN IDENTIFIED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”. PURCHASE AGREEMENT among: KRATOS DEFENSE & SECURITY SOLUTIONS, INC., a Delaware corporation, SHIRLEY BROSTMEYER, JOSEPH BROSTMEYER, THE SHIRLEY C. BROSTMEYER REVOCABLE TRUST U/A/D AUGUST 25, 2002, AS AMENDED AND RESTATED AUGUST 13, 2014, a Florida revocable trust, THE SHIRLEY BROSTMEYER 2018 FAMILY TRUST U/A/D DECEMBER 17, 2018, a Florida irrevocable trust, THE JOSEPH D. BROSTMEYER REVOCABLE TRUST U/A/D AUGUST 25, 2002, AS AMENDED AND RESTATED AUGUST 13, 2014, a Florida revocable trust, THE JOSEPH D. BROSTMEYER 2018 IRREVOCABLE TRUST U/A/D DECEMBER 17, 2018, a Florida irrevocable trust, and JOSEPH BROSTMEYER, as Sellers Representative ___________________________ Dated as of February 27, 2019 ___________________________

TABLE OF CONTENTS Page ARTICLE 1. PURCHASE ...............................................................................................................2  1.1 Purchase and Sale of the Purchased Interests ......................................................... 2  1.2 Closing .................................................................................................................... 2  1.3 Closing Consideration ............................................................................................. 2  1.4 Payment of Closing Consideration to the Sellers ................................................... 2  1.5 Earn Out Consideration........................................................................................... 3  1.6 Escrow Account; Sellers Representative Amount. ................................................. 4  1.7 Payment of Company Indebtedness and Transaction Expenses ............................. 4  1.8 Transfer Taxes ........................................................................................................ 4  1.9 Further Action ......................................................................................................... 4  1.10 Withholding ............................................................................................................ 5  1.11 Tax Matters ............................................................................................................. 5  ARTICLE 2. WORKING CAPITAL MATTERS ...........................................................................8  2.1 Estimates of Company Indebtedness, Closing Cash and Transaction Expenses .... 8  2.2 Determination of Final Working Capital ................................................................ 9  2.3 Working Capital Adjustments............................................................................... 10  2.4 Cash Adjustments ................................................................................................. 10  ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF THE SELLERS .......................11  3.1 Authorization ........................................................................................................ 11  3.2 No Violation.......................................................................................................... 11  3.3 Consents and Approvals ....................................................................................... 12  3.4 Title ....................................................................................................................... 12  3.5 Litigation ............................................................................................................... 12  3.6 Certain Investment Representations. .................................................................... 12  3.7 No Brokers or Finders ........................................................................................... 13  ARTICLE 4. REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE ACQUIRED COMPANIES .....................................................................................13  4.1 Organization and Qualification; Authorization .................................................... 13  4.2 No Violation.......................................................................................................... 14  4.3 Consents and Approvals ....................................................................................... 14  4.4 Capitalization ........................................................................................................ 14  4.5 Financial Statements ............................................................................................. 15  4.6 Absence of Undisclosed Liabilities ...................................................................... 17  4.7 Accounts and Notes Receivable; Accounts Payable ............................................. 17  4.8 Inventory ............................................................................................................... 17  4.9 Absence of Changes or Events ............................................................................. 18  4.10 Assets .................................................................................................................... 20  4.11 Intellectual Property .............................................................................................. 20  4.12 Contracts ............................................................................................................... 23  4.13 Litigation ............................................................................................................... 25  4.14 Compliance with Laws ......................................................................................... 25  4.15 Licenses and Permits ............................................................................................. 25

TABLE OF CONTENTS Page 4.16 Health, Safety and Environment ........................................................................... 25  4.17 Taxes ..................................................................................................................... 26  4.18 Employee Benefit Plans ........................................................................................ 29  4.19 Employees; Labor Relations ................................................................................. 32  4.20 Related Party Transactions ................................................................................... 34  4.21 Real Property ........................................................................................................ 35  4.22 Suppliers and Customers....................................................................................... 36  4.23 Insurance Policies ................................................................................................. 37  4.24 Bank Accounts ...................................................................................................... 37  4.25 Product Warranty; Aviation Regulation Compliance ........................................... 37  4.26 Anti-Money Laundering ....................................................................................... 38  4.27 Anticorruption; Improper Payments ..................................................................... 38  4.28 Import and Export Control Laws .......................................................................... 39  4.29 Privacy and Data Security ..................................................................................... 39  4.30 Government Contracts .......................................................................................... 41  4.31 No Brokers or Finders ........................................................................................... 43  4.32 No Other Representations or Warranties .............................................................. 43  ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF ACQUIROR ............................43  5.1 Good Standing and Other Matters ........................................................................ 43  5.2 Capitalization of Acquiror .................................................................................... 44  5.3 Shares of Acquiror Common Stock ...................................................................... 44  5.4 Authority ............................................................................................................... 44  5.5 No Conflict............................................................................................................ 44  5.6 Consents and Approvals ....................................................................................... 45  5.7 Litigation ............................................................................................................... 45  5.8 Compliance with Laws ......................................................................................... 45  5.9 No Brokers or Finders ........................................................................................... 45  5.10 SEC Reports .......................................................................................................... 45  5.11 Sufficiency of Funds ............................................................................................. 46  5.12 Investigation; No Reliance .................................................................................... 47  ARTICLE 6. COVENANTS AND OTHER AGREEMENTS ......................................................47  6.1 Reasonable Efforts; Cooperation .......................................................................... 47  6.2 Public Announcements ......................................................................................... 47  6.3 Restrictive Covenants ........................................................................................... 48  6.4 [Reserved] ............................................................................................................. 50  6.5 [***] Right of First Refusal .................................................................................. 50  6.6 [Reserved] ............................................................................................................. 52  6.7 Employee Matters ................................................................................................. 52  6.8 Intercompany Arrangements ................................................................................. 52  6.9 Restrictive Legend ................................................................................................ 52  6.10 Registration and Certain Other Rights .................................................................. 53  6.11 Release of Claims ................................................................................................. 58  6.12 Directors’ and Officers’ Indemnification .............................................................. 59  3

TABLE OF CONTENTS Page ARTICLE 7. CLOSING DELIVERABLES BY SELLERS .........................................................60  7.1 Corporate Approvals ............................................................................................. 60  7.2 Consents ................................................................................................................ 60  7.3 Agreements and Documents ................................................................................. 60  ARTICLE 8. CLOSING DELIVERABLES BY ACQUIROR .....................................................61  8.1 Documents ............................................................................................................ 61  ARTICLE 9. INDEMNIFICATION, ETC. ...................................................................................62  9.1 Survival of Representations, Etc ........................................................................... 62  9.2 Indemnification by the Sellers .............................................................................. 63  9.3 Indemnification by Acquiror................................................................................. 64  9.4 Threshold .............................................................................................................. 64  9.5 Limitations on Liability ........................................................................................ 64  9.6 Manner of Payment ............................................................................................... 66  9.7 No Contribution .................................................................................................... 66  9.8 Notification of Claims; Defense of Third Party Claims ....................................... 66  9.9 Tax Treatment ....................................................................................................... 67  9.10 Sole Remedy ......................................................................................................... 67  ARTICLE 10. MISCELLANEOUS PROVISIONS ......................................................................67  10.1 Further Assurances................................................................................................ 67  10.2 Expenses ............................................................................................................... 67  10.3 Notices .................................................................................................................. 68  10.4 Time of the Essence .............................................................................................. 69  10.5 Counterparts; Delivery .......................................................................................... 69  10.6 Governing Law ..................................................................................................... 69  10.7 Successors and Assigns ......................................................................................... 69  10.8 Remedies Cumulative; Specific Performance ...................................................... 70  10.9 Waiver ................................................................................................................... 70  10.10 Amendments ......................................................................................................... 70  10.11 Severability ........................................................................................................... 70  10.12 Parties in Interest................................................................................................... 70  10.13 Entire Agreement .................................................................................................. 71  10.14 Construction; Interpretation .................................................................................. 71  10.15 Sellers Representative ........................................................................................... 71  10.16 No Third-Party Beneficiaries ................................................................................ 72  4

PURCHASE AGREEMENT THIS PURCHASE AGREEMENT is made and entered into as of February 27, 2019, by and among KRATOS DEFENSE & SECURITY SOLUTIONS, INC., a Delaware corporation (“Acquiror”), Shirley Brostmeyer, an individual (“SB”), Joseph Brostmeyer, an individual (“JB”), Shirley C. Brostmeyer and Joseph D. Brostmeyer as Trustees of The Shirley C. Brostmeyer Revocable Trust, u/a/d August 25, 2002, as amended and restated August 13, 2014, a Florida revocable trust (“SB Trust”), Joseph D. Brostmeyer and Sara J. Brostmeyer as Trustees of The Shirley Brostmeyer 2018 Family Trust, u/a/d December 17, 2018, a Florida irrevocable trust (“2018 SB Trust”), Joseph D. Brostmeyer and Shirley C. Brostmeyer as Trustees of The Joseph D. Brostmeyer Revocable Trust, u/a/d August 25, 2002, as amended and restated August 13, 2014, a Florida revocable trust (“JB Trust”), Shirley C. Brostmeyer and Julia A. Brostmeyer as Trustees of The Joseph D. Brostmeyer 2018 Irrevocable Trust, u/a/d December 17, 2018, a Florida irrevocable trust (“2018 JB Trust”) (SB, JB, SB Trust, 2018 SB Trust, JB Trust and 2018 JB Trust are each a “Seller” and, collectively, the “Sellers”), and Joseph Brostmeyer, as the Sellers Representative. Except as otherwise set forth herein, capitalized terms used herein have the meanings set forth in Exhibit A. RECITALS WHEREAS, the Sellers (other than SB and JB) own, collectively, all of the membership interests of FTT CORE, LLC, a Delaware limited liability company (the “Company”), which are expressed in terms of percentages of the whole, each such membership interest entitling the holder thereof to its pro rata rights or interests in all matters of company governance, profits, losses, revenue, expenses, and distributions (the “Company Units”); WHEREAS, the Sellers (other than SB and JB) own, collectively, all of the outstanding shares of capital stock (the “Shares”) of FLORIDA TURBINE TECHNOLOGIES, INC., a Florida corporation (“FTT Inc.”); WHEREAS, SB and JB and members of their family are beneficiaries of the other Sellers which are party hereto and will, accordingly, directly benefit from the Contemplated Transactions; WHEREAS, the Sellers desire to sell to Acquiror, and Acquiror desires to purchase from the Sellers, (i) 80.1%, on a fully diluted basis, of the issued and outstanding Company Units, and (ii) 80.1%, on a fully diluted basis, of the issued and outstanding Shares (together, the “Purchased Interests”), subject to the terms and conditions set forth in this Agreement (the “Purchase”); WHEREAS, upon the consummation of the Purchase, Acquiror will own 80.1% of each of the total issued and outstanding Company Units and Shares, and the Sellers will collectively own 19.9% of each of the total issued and outstanding Company Units and Shares; and WHEREAS, this Agreement, the Related Agreements and the Contemplated Transactions have been approved by the respective boards of directors of Acquiror and FTT Inc. and by the board of managers of the Company. 1

NOW, THEREFORE, in consideration of the foregoing and the respective covenants, agreements and representations and warranties set forth herein, the parties to this Agreement, intending to be legally bound, agree as follows: ARTICLE 1. PURCHASE 1.1 Purchase and Sale of the Purchased Interests. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, each Seller shall sell, assign, transfer, convey and deliver to Acquiror, free and clear of any and all Liens, and Acquiror shall purchase from each Seller, the Purchased Interests set forth opposite each Seller’s name on Schedule A hereto, which interests, upon the consummation of the Contemplated Transactions, shall represent 80.1% of each of the issued and outstanding Company Units and Shares on a fully diluted basis. 1.2 Closing. The consummation of the transactions contemplated by Section 1.1 (the “Closing”) shall take place at the offices of Paul Hastings LLP, 4747 Executive Drive, 12th Floor, San Diego, California 92121, at 11:00 a.m. Pacific Time on the date hereof. The date on which the Closing takes place is referred to in this Agreement as the “Closing Date.” 1.3 Closing Consideration. The aggregate consideration (the “Purchase Price”) to be paid for the Purchased Interests is $60,000,000. The Purchase Price shall consist of $33,000,000 payable in cash (the “Cash Purchase Price”) and $27,000,000 payable in shares of Acquiror Common Stock (the “Stock Purchase Price”). The Cash Purchase Price will be subject to adjustment, as provided in Section 1.4(a), Section 1.5 and Section 2.2. The Stock Purchase Price will be subject to adjustment, as provided in Section 1.4(b). 1.4 Payment of Closing Consideration to the Sellers. At the Closing: (a) Acquiror shall pay to each Seller an amount of cash equal to the Closing Cash Payment multiplied by the Percentage Interest applicable to such Seller. For purposes of this Agreement, the “Closing Cash Payment” shall mean an aggregate amount of cash equal to (i) the Cash Purchase Price, plus (ii) the Estimated Closing Cash, minus (iii) the Escrow Amount, minus (iv) the Cash Incentive Amount, minus (v) the Bonus Pool Amount, minus (vi) Transaction Expenses, minus (vii) any Company Indebtedness outstanding as of immediately prior to the Closing, and minus (viii) the Sellers Representative Amount, by wire transfer of cash in immediately available funds pursuant to written instructions provided by the Sellers to Acquiror at least two Business Days prior to the Closing. (b) Acquiror shall deliver, or shall cause to be delivered, to each Seller, that number of shares of Acquiror Common Stock equal to the Closing Stock Payment multiplied by the Percentage Interest applicable to such Seller. For purposes of this Agreement, (i) the “Closing Stock Amount” shall mean the Stock Purchase Price, minus the Minority Stock Payment and (ii) the “Closing Stock Payment” shall mean the Closing Stock Amount divided by the Issue Price. Each Seller shall receive his, her or its Percentage Interest of the Closing Stock Payment by issuance of a duly executed stock certificate and Acquiror shall ensure that, at Closing, the books and records of Acquiror, including its stock transfer ledger, shall reflect such 2 ownership. In the event that the foregoing calculation results in a Seller being entitled to receive a fractional share of Acquiror Common Stock, in lieu of such fractional share, Acquiror shall pay to such Seller an amount in cash equal to the value of such fractional share based upon the Issue Price. Notwithstanding the foregoing, in no event shall the aggregate number of shares of Acquiror Common Stock issuable pursuant to Article 1 of this Agreement exceed 19.99% of the outstanding shares of Acquiror Common Stock as of immediately prior to the Closing Date; provided that any reduction in Acquiror Common Stock issued as a result of the foregoing clause shall require a corresponding increase in the Closing Cash Payment. (c) By execution hereof, each of the Sellers hereby expressly acknowledges and agrees (i) that he, she or it understands the Purchase Price mechanics set forth herein (including the manner in which his, her or its Percentage Interest will be calculated) and (ii) to the deductions from the Cash Purchase Price and the Stock Purchase Price for the items referenced herein, including the establishment of the Escrow Account, the retention of the Escrow Amount for such account, and the distribution and use of those funds pursuant to the terms of this Agreement and the Escrow Agreement. 1.5 Earn Out Consideration. (a) In addition to the Purchase Price described in Section 1.3, on each of the one-year, two-year, and three-year anniversary of the Closing Date, the Sellers shall be entitled to receive the aggregate amount of cash potentially payable to recipients (the “PPA Recipients”) under the Profit Participation Agreements listed on Schedule 4.4(b) of the Disclosure Schedules on such anniversary date, less the sum of (a) the aggregate amount of cash actually paid to such recipients pursuant to the Profit Participation Agreements (the “PPA Payments”) on such anniversary date plus (b) the Incremental Employer PPA Payroll Amount paid or due to any Governmental Body with respect to such PPA Payments. (b) In addition to the Purchase Price described in Section 1.3, on the three- year anniversary of the Closing Date, the Sellers shall be entitled to receive the Bonus Pool Amount, less the sum of (a) any bonuses actually paid out to Business Employees (the “Bonus Recipients”) after the Closing Date from the Bonus Pool Amount (the “Bonus Payments”) plus (b) the Incremental Employer Bonus Payroll Amount paid or due to any Governmental Body with respect to such Bonus Payments. (c) For the avoidance of doubt, no amounts shall be payable pursuant to this Section 1.5 unless and until such time as the Sellers are entitled to receive the payments under Section 1.5(a) or Section 1.5(b), respectively (together, the “Earn Out Consideration”). Each Seller shall receive from Acquiror an amount in cash equal to his, her or its Percentage Interest in the Earn Out Consideration, if any, within five Business Days of each respective anniversary of the Closing Date. Acquiror and Sellers agree that for federal, state and local income tax purposes, the Earn Out Consideration shall be additional consideration for the Purchased Interests to the extent paid to the Sellers pursuant to this Section 1.5. PPA Payments and Bonus Payments shall not be consideration for the sale of the Purchased Interests but shall be compensation, or deferred compensation, to the recipients for services. Acquiror and the Sellers shall cause the Earn Out Consideration to be reported in good faith in accordance with this Section 1.5. 3

1.6 Escrow Account; Sellers Representative Amount. (a) Escrow Account. At the Closing, the Sellers Representative (solely in his capacity as the representative of the Sellers and the PPA Recipients), Acquiror and Wilmington Trust, National Association, as escrow agent (the “Escrow Agent”), shall enter into an escrow agreement in substantially the form of Exhibit B hereto (the “Escrow Agreement”). At the Closing, Acquiror shall withhold the Escrow Amount and deliver such cash to the Escrow Agent. The Escrow Amount shall be held by the Escrow Agent pursuant to the provisions of this Agreement and the Escrow Agreement as collateral to secure the rights of the Acquiror Indemnitees under Article 9 and Section 2.3 hereof (the “Escrow Account”). All fees and costs associated with the Escrow Account shall be paid by the Sellers. (b) Sellers Representative Amount. At the Closing, Acquiror shall withhold an amount equal to $700,000 in cash (the “Sellers Representative Amount”) and deliver such amount to the Sellers Representative, which will be held for the purpose of funding any expenses of the Sellers Representative arising in connection with the administration of the Sellers Representative’s duties in connection with this Agreement. 1.7 Payment of Company Indebtedness and Transaction Expenses. At the Closing, Acquiror shall pay and discharge (or cause to be paid and discharged), on behalf of the Acquired Companies, all Company Indebtedness and outstanding Transaction Expenses owed by the Acquired Companies and due at Closing, in each case as evidenced on the Closing Certificate (other than the sum of any capital lease obligations) by wire transfer of immediately available funds pursuant to written instructions provided to Acquiror by the Sellers concurrently with the delivery of the Closing Certificate. Prior to the Closing Date, the Sellers provided Acquiror with customary payoff letters from all holders of such Company Indebtedness to be so paid in a form reasonably satisfactory to Acquiror and the applicable holder, and have made arrangements reasonably satisfactory to Acquiror for such holders to provide to Acquiror recordable form lien releases, cancelled notes, trademark and patent assignments and other documents reasonably requested by Acquiror simultaneously with the Closing. 1.8 Transfer Taxes. All sales and transfer Taxes, deed Taxes, conveyance fees and recording charges and similar Taxes, fees and charges imposed by the state, county or municipality where the Real Property is located, as a result of the Contemplated Transactions (collectively, the “Transfer Taxes”), together with any interest, penalties or additions to such Transfer Taxes, shall be paid timely one-half by Acquiror and one-half by the Sellers. The Sellers, the Acquired Companies and Acquiror shall cooperate in timely making all filings, returns, reports and forms as necessary or appropriate to comply with the provisions of all Applicable Laws in connection with the payment of such Transfer Taxes, and shall cooperate in good faith to minimize, to the fullest extent possible under such Laws, the amount of any such Transfer Taxes payable in connection therewith. 1.9 Further Action. If, at any time after the Closing Date, any further action is reasonably determined by Acquiror to be necessary or desirable to carry out the purposes of this Agreement and the Related Agreements or to vest Acquiror or its Affiliates with full right, title and possession of the Company Units and the Shares and to all rights and property of the 4

Acquired Companies, the officers and directors of Acquiror and its Affiliates shall be fully authorized (in the name of the Acquired Companies and otherwise) to take such action. 1.10 Withholding. Notwithstanding anything to the contrary in this Agreement, Acquiror or any other withholding agent, including any Acquired Company, shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement any withholding Taxes or other amounts required under the Code or any applicable Tax Law to be deducted and withheld; provided, however, that, except for any taxes remitted to any Taxing Authority with respect to the PPA Payments or Bonus Payments and to the extent each Seller has provided a valid Form W-9, before making any such deduction or withholding, Acquiror shall provide to the Sellers written notice of any applicable payor’s intention to make such deduction or withholding, and Acquiror shall provide the Sellers at least a commercially reasonable period of time before such deduction or withholding is required in order for the Sellers to obtain reduction of or relief from such deduction or withholding from the applicable Taxing Authority or execute and deliver to or file with such Taxing Authority or Acquiror such affidavits, certificates and other documents to afford to the Sellers reduction of or relief from such deduction or withholding, to the extent permitted under Applicable Law. To the extent that any such amounts are so deducted or withheld, each such payor shall timely remit any such amounts to the appropriate Taxing Authority in accordance with Applicable Law, and such amounts will be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and/or withholding was made. 1.11 Tax Matters. (a) Tax Returns. (i) The Sellers shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Acquired Companies that relate solely to a taxable period ending before the Closing Date and that are not due prior to the Closing Date (taking into account any extensions thereof). All costs and expenses of preparing and filing such Tax Returns shall be borne by the Sellers. The Sellers shall (A) provide Acquiror with a copy of each such Tax Return at least 30 calendar days prior to the earlier of (1) the date such Tax Return is filed and (2) the due date for filing such Tax Return (taking into account any extensions thereof) and (B) promptly deliver such additional information regarding each such Tax Return as may reasonably be requested by Acquiror. The Sellers shall reflect any revisions to such Tax Returns as are reasonably and timely requested by Acquiror. The Sellers shall timely pay to the appropriate Taxing Authority any Taxes shown as due on any such Tax Returns. (ii) Acquiror shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Acquired Companies that relate to any Straddle Period. All costs and expenses of preparing and filing such Tax Returns shall be borne by the Acquiror. Acquiror shall (A) provide the Sellers with a copy of each such Tax Return at least 30 calendar days prior to the earlier of (1) the date such Tax Return is filed and (2) the due date for filing such Tax Return (taking into account any extensions thereof) and (B) promptly deliver such additional information regarding each such Tax Return as may reasonably be requested by the Sellers. Acquiror shall reflect any revisions to such Tax Returns as are reasonably and timely requested 5 by the Sellers. The Sellers shall timely pay to Acquiror, at least ten days prior to the due date thereof, any Covered Taxes shown as due on any such Tax Return. (iii) For U.S. federal income Tax purposes (and any conforming state income Tax purposes), (A) Acquiror’s acquisition of the Acquired Companies will result in the termination of the S corporation election of the Company and FTT Inc., and an S termination year for the Company and FTT Inc. as such term is defined in Section 1362(e)(4) of the Code, (B) the taxable year of the Company and FTT Inc. shall end on the day immediately preceding the Closing Date (the “Short S Corporation Tax Period”), (C) Section 1362(e)(6)(D) of the Code shall apply for purposes of preparing U.S. federal and relevant state income Tax Returns in respect of the taxable years of the Company and FTT Inc. ending on the day immediately preceding the Closing Date and beginning on the Closing Date, respectively, and (D) the Company, FTT Inc., and any eligible Subsidiaries thereof will become part of Acquiror’s Affiliated Group as of and including the Closing Date. Each of Acquiror, the Sellers, the Acquired Companies, and their respective Affiliates shall report the transactions contemplated by this Agreement (including, for the avoidance of doubt, all Tax Returns) in a manner consistent with, and will not take any position during the course of any Proceeding inconsistent with, the immediately preceding sentence, except as otherwise required by a change in Applicable Law or pursuant to a final determination of a Taxing Authority. To the extent permitted by Applicable Law, the Sellers shall include any income, gain, loss, deduction or other Tax items for Pre- Closing Tax Periods (including the Short S Corporation Tax Period) on their Tax Returns in a manner consistent with the Schedules K-1 furnished to the Sellers for such periods. (b) Pre-Closing Tax Periods. Except as otherwise required by Applicable Law or in connection with the resolution of any Tax Contest in accordance with Section 1.11(c), Acquiror shall not, and shall cause its Affiliates not to, take any of the following actions without the prior written consent of the Sellers (not to be unreasonably withheld, conditioned or delayed) if such action would reasonably be expected to result in an increase in Covered Taxes: (i) make or change any Tax election of the Acquired Companies with respect to any Pre-Closing Tax Period (it being further understood and agreed that Acquiror shall not be permitted to make or file a Tax election under Section 338 or 336 of the Code with respect to any Acquired Company), or (ii) amend, refile or otherwise modify (or grant an extension of any applicable statute of limitations with respect to) any Tax Return of or that includes the Acquired Companies that includes a Pre-Closing Tax Period or Straddle Period (except as permitted in Section 1.11(a)). (c) Tax Contests. Acquiror shall promptly notify the Sellers following receipt of any notice of audit or other Proceeding with respect to, and the Sellers, at the Sellers’ sole cost and expense, shall have the right to control the conduct of, any Proceeding relating to Taxes of the Acquired Companies that relate solely to a taxable period ending before the Closing Date and that could give rise to an indemnification claim under this Agreement (collectively, a “Tax Contest”); provided, however, that (i) the failure to give such prompt notice shall not affect the Sellers’ indemnification obligations under this Agreement except to the extent the Sellers are materially prejudiced thereby, (ii) the Sellers must provide written notice to Acquiror of their election to control such Tax Contest within 20 days of receiving notice from Acquiror thereof (each, a “Seller Tax Contest”), otherwise Acquiror, at its sole cost and expense, shall control such Tax Contest (each, an “Acquiror Tax Contest”), (iii) Acquiror shall be entitled to 6 participate in any such Seller Tax Contest at its sole cost and expense (including having the opportunity to consult with the Sellers regarding significant actions and the opportunity to review and comment on significant written materials furnished in connection with such actions), (iv) the Sellers shall be entitled to participate in any such Acquiror Tax Contest at its sole cost and expense (including having the opportunity to consult with Acquiror regarding significant actions and the opportunity to review and comment on significant written materials furnished in connection with such actions), (v) the Sellers shall not settle, compromise or abandon any such Seller Tax Contest without obtaining the prior written consent of Acquiror (which shall not be unreasonably withheld, delayed or conditioned), and (vi) Acquiror shall not settle, compromise or abandon any such Acquiror Tax Contest without obtaining the prior written consent of the Sellers (which shall not be unreasonably withheld, delayed or conditioned). The Sellers shall be liable for any Damages resulting from any Tax Contest whether or not such Tax Contest results in any adjustment of the Acquired Companies’ liability for Taxes. In the event of any conflict between the provisions of this Section 1.11(c) and Section 9.8 with respect to any Tax claim, audit, examination, or Proceeding with respect to the Acquired Companies, the provisions of this Section 1.11(c) shall control. For the avoidance of doubt, if a Tax Contest does not relate solely to a taxable period ending before the Closing Date but nonetheless could give rise to an indemnification claim under this Agreement, such Tax Contest shall be an Acquiror Tax Contest and Sellers shall have the same participation and consent rights in such Tax Contest as provided in this Section 1.11(c). (d) Cooperation. Acquiror and the Sellers and their respective Affiliates shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns and any Tax Contest. Such cooperation shall include the retention and (upon the other party’s reasonable request) the provision of records and information which are reasonably relevant to any such filing or Tax Contest and within such party’s possession or obtainable without material cost or expense, and making employees or other representatives available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. (e) Tax Liability. (i) The Sellers shall pay and be responsible for any Tax liability of the Acquired Companies solely attributable to any Pre-Closing Tax Period, including any Taxes of any Person imposed on any Acquired Company as a result of being a member of any Affiliated Group before the Closing Date, pursuant to Treasury Regulation Section 1.1502-6 or any similar state, local, or foreign Law, and any Taxes of any Person for which any Acquired Company is or becomes liable as a transferee or successor, by Contract, pursuant to any Law, or otherwise, to the extent such Taxes relate to an event or transaction occurring before the Closing Date (collectively, the “Covered Taxes”). For the avoidance of doubt, the Sellers shall not be responsible for any Tax liability of the Acquired Companies on and after the Closing Date as the result of the use of the cash method of accounting before the Closing Date (including, for the avoidance of doubt, resulting from an acceleration of income upon a change from the cash to the accrual method of accounting). (ii) With respect to Taxes for any Straddle Period, Covered Taxes shall be deemed to include such Taxes attributable to the portion of any Straddle Period that ends 7 before the Closing Date. For all purposes under this Agreement, the allocation of Taxes for any Straddle Period shall be determined (A) in the case of Taxes imposed upon or measured by income, sales, payroll, or receipts, based on an interim closing of the books as of 11:59 p.m. Eastern Time on the day before the Closing Date, (B) with respect to all other Taxes (including those imposed on a periodic basis or measured by the level of any item), determined based on the amount of such Taxes for the entire Straddle Period multiplied by a fraction, (1) the numerator of which is the number of calendar days in the period beginning before, and ending at the end of the day before the Closing Date, and (2) the denominator of which is the number of calendar days in the entire Straddle Period, and (C) in the case of any Tax due and owing by any Acquired Company with respect to an interest in an entity treated as a CFC, partnership, or disregarded entity for purposes of the Code, be determined as if the taxable year of such CFC, partnership, or disregarded entity ended at the end of the day before the Closing Date. (f) Termination of Tax Sharing Agreements. Any and all existing Tax sharing, Tax indemnification, or Tax allocation agreements binding upon any Acquired Company (other than commercial contracts not primarily related to Taxes entered into in the ordinary course of business) shall be terminated as of the day before the Closing Date, and none of Acquiror or any Acquired Company shall have any further rights or Liabilities thereunder. (g) Tax Deductions. All payments to Business Employees in respect of their Profit Participation Agreements which have been funded or paid by the Acquired Companies before the Closing Date shall be allocated to, and deducted in, Pre-Closing Tax Periods of the Acquired Companies for the benefit of the Sellers. ARTICLE 2. WORKING CAPITAL MATTERS 2.1 Estimates of Company Indebtedness, Closing Cash and Transaction Expenses. Prior to the Closing Date, the Sellers delivered to Acquiror (i) an itemized good faith estimate of Company Indebtedness as of the Closing Date (separately listing each item of Company Indebtedness and the related creditor, but without giving effect to the Closing) (the “Estimated Company Indebtedness”), (ii) a good faith estimate of the aggregate Cash of the Acquired Companies as of the Closing Date (the “Estimated Closing Cash”), (iii) an itemized schedule of the Transaction Expenses owed by the Acquired Companies as of the Closing Date (separately listing each Transaction Expense and the related creditor, but without giving effect to the Closing) (the “Schedule of Transaction Expenses”), (iv) an itemized schedule of the Cash Incentive Amount potentially payable under the Profit Participation Agreements (the “Schedule of Profit Participation Amounts”), and (v) a certificate (the “Closing Certificate”) of the Chief Executive Officers and the Chief Financial Officers of the Company and FTT Inc. certifying the Cash Incentive Amount, and the amount of Estimated Company Indebtedness, Estimated Closing Cash and Transaction Expenses, and that each of the Estimated Company Indebtedness, Estimated Closing Cash, Schedule of Transaction Expenses and Schedule of Profit Participation Amounts were prepared in good faith in accordance with this Agreement and the Accounting Methodology. 8

2.2 Determination of Final Working Capital. (a) Within the later of (i) 120 days following the end of the month in which the Closing Date occurs and (ii) 30 days after the completion of the audited financial statements for the Acquired Companies for the year ending December 31, 2018, Acquiror shall prepare and deliver to the Sellers (1) a final consolidated balance sheet of the Acquired Companies as of the Closing Date (the “Closing Date Balance Sheet”), (2) an itemized schedule of actual Working Capital as of the Closing Date (including the balances of each line item included within the definition of Working Capital) (“Closing Date Working Capital”), and (3) the actual aggregate amount of Cash of the Acquired Companies as of the Closing Date (“Closing Cash”). Each of the Closing Date Balance Sheet, Closing Cash and schedule of Closing Date Working Capital (together, the “Final Determination Documents”) shall be prepared by Acquiror in good faith in accordance with this Agreement and the Accounting Methodology (but without giving effect to the Closing). From and after Acquiror’s delivery of the Final Determination Documents to the Sellers until such time as Final Working Capital and Final Closing Cash shall have been finally determined pursuant to this Agreement, Acquiror shall, and shall cause the Acquired Companies and their respective Affiliates to, provide the Sellers and their Representatives with such information as they may reasonably request, including, without limitation, the opportunity to examine such supporting schedules, analyses and work papers, including any underlying records or documentation under the possession or control of Acquiror or the Acquired Companies that is necessary and appropriate to verify the amounts reflected in the Final Determination Documents. (b) If, within 30 days following delivery of the Final Determination Documents to the Sellers, the Sellers have not delivered to Acquiror written notice (the “Objection Notice”) of their objections to the calculation of the Closing Cash and/or schedule of Closing Date Working Capital, including a statement describing in reasonable detail the basis of such objections, then the Closing Cash and Closing Date Working Capital, as set forth in such schedule, each shall be deemed final and conclusive and shall be, respectively, the “Final Closing Cash” and the “Final Working Capital”. If the Sellers deliver the Objection Notice within such 30 day period, then Acquiror and the Sellers shall endeavor in good faith to resolve the objections, for a period not to exceed 15 Business Days from the date of delivery of the Objection Notice. If at the end of the 15 Business Day period there are any objections that remain in dispute, then the remaining objections in dispute shall be submitted to an independent accounting firm (the “Independent Auditor”), mutually agreeable to Acquiror and the Sellers, which firm shall resolve any objections that remain in dispute. Acquiror and the Sellers shall use all commercially reasonable efforts to select the Independent Auditor within 10 days of the expiration of such period and to cause the Independent Auditor to resolve all disagreements as soon as practicable, but in any event within 30 days after submission of the dispute to the Independent Auditor. The Independent Auditor may review only the items and calculations set forth in the Final Determination Documents that remain in dispute between Acquiror and Sellers and resolve the remaining items in dispute based on the Accounting Methodology and in accordance with the requirements of this Section 2.2; and the Independent Auditor is not to make any other determination, including not making any determination as to whether the agreed upon dollar amount of the Working Capital Target is correct or appropriate. In connection with the resolution of a dispute hereunder, the Independent Auditor will allow Acquiror and the Sellers to present in writing their respective positions regarding the Final Determination Documents and items and calculations that remain in dispute (the “Final Submissions”). The Independent 9

Auditor may, in its discretion, conduct a conference concerning the items in dispute, at which conference Acquiror and Sellers may present additional documents, materials and other information and have present their respective advisors, counsel and accountants. In connection with the resolution of such dispute, there may be no other hearings or oral examinations, testimony, depositions, discovery or other similar Proceedings. The parties hereto will make available to each other and the Independent Auditor all relevant documents, books and records and other information that any party or the Independent Auditor reasonably requests to review the Final Submissions and resolve the dispute. (c) The determination by the Independent Auditor shall be binding on the parties and shall represent the Final Closing Cash and the Final Working Capital. The fees and expenses of the Independent Auditor shall be borne by the Sellers, on the one hand, and Acquiror, on the other hand, in the same proportion that the aggregate amount of the disputed portion of items unsuccessfully disputed by each (as finally determined by the Independent Auditor) bears to the aggregate amount of the disputed portion of the items submitted to the Independent Auditor for review and resolution. The parties will otherwise pay their own respective expenses. 2.3 Working Capital Adjustments. If Final Working Capital as determined pursuant to Section 2.2 is less than the Lower Threshold (the dollar amount of such deficiency, the “Working Capital Deficiency”), the Escrow Agent shall release to Acquiror from the Escrow Account, within 10 days after the Final Determination Date, an amount in cash equal to the lesser of (a) the Working Capital Deficiency and (b) the total amount of cash remaining in the Escrow Account; provided, however, that if the dollar amount of the Working Capital Deficiency exceeds the value of the Escrow Account, such amount (the amount by which the Working Capital Deficiency exceeds the value of the Escrow Account, the “Adjustments Deficiency”) shall constitute Damages for which Acquiror is entitled to indemnification pursuant to Article 9. The Sellers hereby agree to promptly execute joint written instructions in order to facilitate the foregoing release of cash to the Acquiror. If Final Working Capital exceeds the Upper Threshold (the dollar amount of such excess, the “Excess Working Capital”), then Acquiror will deliver to Sellers Representative, for further distribution to the Sellers, within 10 days after the Final Determination Date, an amount in cash, without interest, equal to the Excess Working Capital, less the aggregate amount of cash paid to the PPA Recipients pursuant to the Profit Participation Agreements with respect to such Excess Working Capital payment, and less the Incremental Employer PPA Payroll Amount paid or due with respect to such PPA Payments. 2.4 Cash Adjustments. If Final Closing Cash as determined pursuant to Section 2.2 is less than the Estimated Closing Cash (the dollar amount of such deficiency, the “Closing Cash Deficiency”), the Escrow Agent shall release to Acquiror from the Escrow Account, within 10 days after the Final Closing Cash has been determined, an amount in cash equal to the lesser of (a) the Closing Cash Deficiency and (b) the total amount of cash remaining in the Escrow Account; provided, however, that if the dollar amount of the Closing Cash Deficiency exceeds the value of the Escrow Account, such amount (the amount by which the Closing Cash Deficiency exceeds the value of the Escrow Account, the “Cash Adjustments Deficiency”) shall constitute Damages for which Acquiror is entitled to indemnification pursuant to Article 9. The Sellers hereby agree to promptly execute joint written instructions in order to facilitate the foregoing release of cash to the Acquiror. If Final Closing Cash exceeds the 10

Estimated Closing Cash (the dollar amount of such excess, the “Excess Closing Cash”), then Acquiror will deliver to Sellers Representative for further distribution to the Sellers, within 10 days after the Final Closing Cash has been determined, an amount in cash, without interest, equal to the Excess Closing Cash, less the aggregate amount of cash paid to the PPA Recipients pursuant to the Profit Participation Agreements with respect to such Excess Closing Cash payment, and less the Incremental Employer PPA Payroll Amount paid or due with respect to such PPA Payments. ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF THE SELLERS Each Seller hereby severally, and not jointly, represents and warrants to Acquiror as of the date hereof as follows: 3.1 Authorization. Such Seller has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and each of the Related Agreements to which it is a party and to consummate the Contemplated Transactions. The execution and delivery of this Agreement and the Related Agreements to which such Seller is a party, the performance by such Seller of its obligations hereunder and thereunder and the consummation by such Seller of the Contemplated Transactions have been duly authorized. This Agreement and the Related Agreements to which such Seller is a party have been duly executed and delivered by such Seller and constitute the legal, valid and binding obligation of such Seller, enforceable against it in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting the rights of creditors generally and the availability of equitable remedies. 3.2 No Violation. The execution, delivery and performance by such Seller of this Agreement and the Related Agreements to which such Seller is a party and the consummation of the Contemplated Transactions will not: (a) if such Seller is an Entity, violate, contravene or conflict with any provision of the operating agreement, certificate of formation, certificate of incorporation, bylaws, trust deed or similar organizational documents of such Seller; (b) violate, contravene or conflict with any Law or Order applicable to such Seller; or (c) contravene, conflict with, result in the violation or breach of any of the terms or conditions of, or constitute (with or without notice or lapse of time or both) a default under or an Event which would, or could reasonably be expected to give rise to, any right of notice, modification, acceleration, payment, withdrawal, suspension, cancellation or termination under, or in any manner release any party thereto from any obligation under, or otherwise affect any rights of any Seller under, any Contract or other instrument or obligation of any kind or nature, in any case whether written or oral, by which any Seller or any of its assets may be bound or affected, except, in the case of clauses (b) and (c) of this Section 3.2, for any such violations, conflicts, defaults or violations that would not reasonably be expected to have a material adverse effect on the ability of such Seller to consummate the Contemplated Transactions. 11

3.3 Consents and Approvals. No consent, approval, license, Permit, Order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Body or other Person is required to be made or obtained by such Seller in connection with the authorization, execution, delivery and performance of this Agreement and the Related Agreements, or the consummation of the Contemplated Transactions, except for consents, approvals, licenses, Permits, Orders or authorizations of, or registrations, declarations or filings with, or notices to, any Governmental Body or other Person the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Seller to consummate the Contemplated Transactions. 3.4 Title. Such Seller has the sole voting power and sole power of disposition with respect to all of the Company Units and Shares held by such Seller with no limitations, qualifications or restrictions on such rights and powers. The Company Units and the Shares owned by such Seller will be transferred to Acquiror pursuant to this Agreement free and clear of any Liens. Such Seller is not subject to any agreements, arrangements, options, warrants, calls, rights, commitments or other restrictions relating to the sale, transfer, purchase, redemption or voting of its Company Units or its Shares (all items enumerated in this sentence, collectively, “Rights”). 3.5 Litigation. There are no Proceedings pending or, to such Seller’s Knowledge, threatened against such Seller that would reasonably be expected to have a material adverse effect on the ability of Seller to consummate the Contemplated Transactions. 3.6 Certain Investment Representations. (a) Each Seller is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated by the SEC under the Securities Act. Each such Seller will execute and deliver to Acquiror such documents as Acquiror may reasonably request in order to confirm the accuracy of the foregoing. (b) Each Seller is acquiring the Acquiror Common Stock for investment for the Seller’s own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof except as permitted by Law, including securities Laws. No Seller has any present intent to resell or distribute all or any part of the Acquiror Common Stock. (c) Each Seller acknowledges and agrees that the shares of Acquiror Common Stock are characterized as “restricted securities” under the securities Laws inasmuch as they are being acquired from the Acquiror in a transaction not involving a public offering and that under such Laws and applicable regulations the Acquiror Common Stock may be resold without registration under the Securities Act only in certain limited circumstances. In this respect, each Seller represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and otherwise by the Securities Act. (d) Each Seller has had the opportunity to review Acquiror’s filings with the SEC and has had the opportunity to ask questions of Acquiror and its Representatives and to obtain information from such Representatives as necessary to evaluate the merits and risks of 12 acquiring shares of Acquiror Common Stock and no representations concerning such matters or any other matters related to such investment have been made to the Seller except as set forth in this Agreement. Each Seller has consulted its own attorney, accountant or investment advisor with respect to the investment contemplated hereby and its suitability for the Seller, including the tax and other economic considerations related to the investment. (e) Each Seller: (i) understands and acknowledges that the Seller’s investment in the shares of Acquiror Common Stock involves a high degree of risk; (ii) has knowledge and experience in financial and business matters such that the Seller is capable of evaluating the merits and risks of the acquisition of the Acquiror Common Stock as contemplated by this Agreement; and (iii) is able to bear the economic risk of the investment in the Acquiror Common Stock for an indefinite period of time and can afford to suffer a complete loss of the investment in the Acquiror Common Stock. 3.7 No Brokers or Finders. Except for KAL Capital Markets LLC, neither such Seller nor any Affiliate thereof has retained any broker or finder, agreed to pay or made any statement or representation to any Person that would entitle such Person to, any broker’s, finder’s or similar fees or commissions in connection with the Contemplated Transactions. ARTICLE 4. REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE ACQUIRED COMPANIES Except as set forth in the corresponding sections or subsections of the Disclosure Schedules attached hereto (collectively, the “Disclosure Schedules”) (each of which shall qualify only the specifically identified sections or subsections hereof to which such Disclosure Schedule relates and any other section or subsections where it is readily apparent on the face of such disclosure that such disclosure is applicable to such other section or subsection and shall not qualify any other provision of this Agreement or any Related Agreement), the Sellers jointly and severally represent and warrant to Acquiror as of the date hereof as follows: 4.1 Organization and Qualification; Authorization. Each Acquired Company is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation, which jurisdiction is listed on Schedule 4.1 of the Disclosure Schedules, and has all requisite power and authority to own, lease and operate its assets and properties and to carry on its business as now being conducted. Each Acquired Company is duly qualified or otherwise authorized as a foreign entity to transact business in each jurisdiction listed on Schedule 4.1 of the Disclosure Schedules. Each Acquired Company is duly qualified or otherwise authorized as a foreign entity to transact business in each jurisdiction in which the nature of such Acquired Company’s business or assets requires such Acquired Company to so qualify, except where the failure to be so qualified would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. Complete and correct copies of the charter documents, bylaws or similar organizational documents of each Acquired Company and all amendments thereto have been made available to Acquiror. None of the Acquired Companies is in violation of any of the provisions of its operating agreement, certificate of formation, certificate of incorporation, bylaws or similar organizational documents. To the Knowledge of the Acquired Companies, the minute books and resolutions of each Acquired Company previously made available to Acquiror contain true, complete and accurate records of all 13 meetings and accurately reflect in all material respects all corporate action of the equity holders and board of directors or board of managers, as applicable, (including committees thereof) of such Acquired Companies. The membership interests, books and transfer ledgers of each Acquired Company previously made available to Acquiror are true, complete and accurate in all material respects. 4.2 No Violation. Except as set forth on Schedule 4.2 of the Disclosure Schedules, the execution, delivery and performance by the Sellers and the Acquired Companies of this Agreement and the Related Agreements, and the consummation of the Contemplated Transactions do not and will not: (a) violate, contravene or conflict with any provision of the operating agreement, certificate of formation, certificate of incorporation, bylaws or similar organizational documents of any Acquired Company; (b) violate, contravene or conflict with any resolution adopted by the members or stockholders of any Acquired Company or the board of managers, board of directors or similar governing body of any Acquired Company; (c) violate, contravene or conflict with any Law or Order applicable to any Acquired Company or any assets owned or used by any Acquired Company; (d) except as set forth on Schedule 4.2(d) of the Disclosure Schedules, violate, contravene, conflict with or result in the breach of any of the terms or conditions of, or constitute (with or without notice or lapse of time or both) a default under or an Event which would, or could reasonably be expected to give rise to, any right of notice, modification, acceleration, payment, suspension, withdrawal, cancellation or termination under, or otherwise affect any rights of any Acquired Company under, any Material Contract or Material Permit or other material instrument or obligation of any kind or nature, in any case whether written or oral, by which any Acquired Company or any of the Assets may be bound or affected; or (e) result in the creation or imposition of any Lien (other than Permitted Liens) upon the Equity Securities of any Acquired Company or any of the Assets. 4.3 Consents and Approvals. Except as set forth on Schedule 4.3 of the Disclosure Schedules, no consent, approval, license, Permit, Order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Body or other Person is required to be made or obtained by any Acquired Company in connection with the authorization, execution, delivery and performance of this Agreement or any Related Agreement, or the consummation of the Contemplated Transactions, except where the failure to obtain such consent, approval, authorization or action or to make such filing or notification would not be reasonably expected to be material to any of the Acquired Companies taken as a whole. 4.4 Capitalization. (a) Schedule 4.4(a) of the Disclosure Schedules sets forth the entire authorized Equity Securities of each Acquired Company and a complete and correct list of the issued and outstanding Equity Securities of each Acquired Company, including the name of the 14 record and beneficial owner thereof and the number of Equity Securities held thereby. All of the outstanding Equity Securities of each Acquired Company have been duly authorized, validly issued and are fully paid and non-assessable. Except as set forth on Schedule 4.4(a) of the Disclosure Schedules, no Acquired Company has any outstanding Equity Securities or other securities directly or indirectly convertible into or exchangeable for its Equity Securities, no Acquired Company has any outstanding agreements, options, warrants or rights to directly or indirectly subscribe for or purchase, or that directly or indirectly require it to issue, transfer or sell, its Equity Securities or any securities directly or indirectly convertible into or exchangeable for its Equity Securities, and there are no agreements containing profit participation or phantom equity features with respect to any Acquired Company. Except as set forth on Schedule 4.4(a) of the Disclosure Schedules, no Acquired Company owns or otherwise holds, directly or indirectly, any stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person. No Acquired Company is subject to any obligation (contingent or otherwise) to redeem, repurchase or otherwise acquire or retire any of its Equity Securities or any warrants, options, calls, preemptive rights, subscriptions, restricted stock awards, restricted unit awards, convertible securities or other rights to acquire its Equity Securities. Except as set forth on Schedule 4.4(a) of the Disclosure Schedules, there are no voting agreements, voting trusts or other agreements, commitments or understandings with respect to the voting or transfer of Equity Securities or other securities of any Acquired Company. Except as set forth on Schedule 4.4(a) of the Disclosure Schedules, each Seller is the record and beneficial owner of all of the Equity Securities listed opposite such Seller’s name on Schedule 4.4(a) of the Disclosure Schedules, and holds such Equity Securities free and clear of any and all Liens. No Acquired Company has violated any applicable federal or state securities Laws in connection with the offer, sale or issuance of any of its Equity Securities or any warrants, options or other rights to acquire its Equity Securities. No Equity Securities of any Acquired Company are subject to, nor have been issued in violation of, preemptive or similar rights. There are no accrued but unpaid dividends payable by the Company on any Equity Securities of the Company. (b) Schedule 4.4(b) of the Disclosure Schedules sets forth a true, complete and accurate list of all Profit Participation Agreements in effect on the date of this Agreement indicating for each: (i) the name of the PPA Recipient; (ii) the Profit Points (as defined in the Profit Participation Agreement) assigned to such PPA Recipient; (iii) any applicable Threshold Values (as defined in the Profit Participation Agreement); (iv) the applicable Participation Percentage (as defined in the Profit Participation Agreement); (v) the dates and amounts of any cash distributions paid pursuant to such Participation Agreement prior to the Closing of the Contemplated Transactions; (vi) the cash amount due to the PPA Recipient upon the Closing of the Contemplated Transactions; and (vii) the PPA Recipient’s percentage share of any post- Closing cash payments made to the Sellers in respect of Excess Working Capital, Excess Closing Cash or release from the Escrow Account. True, complete and accurate copies of all Profit Participation Agreements have been provided or made available to Acquiror. 4.5 Financial Statements. (a) Attached as Schedule 4.5(a) of the Disclosure Schedules are copies of the following financial statements of the Acquired Companies (collectively, the “Financial Statements”): 15

(i) the audited combined balance sheets of FTT, Inc. and those Subsidiaries of the Company set forth on Schedule 4.5(a)(i) of the Disclosure Schedules as of the Audit Date and the related audited statements of operations, changes in stockholders’ equity and cash flows for the year then ended (the “Audited Financial Statements”); (ii) the unaudited combined balance sheets of FTT, Inc. and those Subsidiaries of the Company set forth on Schedule 4.5(a)(ii) of the Disclosure Schedules as of December 31, 2016 and the related unaudited statements of operations, changes in stockholders’ equity and cash flows for the year then ended, and the unaudited financial statements of FTT Deutschland GmbH as of December 31, 2016; and (iii) the unaudited combined balance sheet of FTT, Inc. and those Subsidiaries of the Company set forth on Schedule 4.5(a)(i) of the Disclosure Schedules as of December 31, 2018 (together, the “Balance Sheet”), and the related unaudited income statement for the twelve month period then ended (together with the Balance Sheet, the “2018 Financial Statements”). (b) The Audited Financial Statements (including the notes thereto) and, to the Knowledge of the Acquired Companies, the other Financial Statements (including the notes thereto) (i) have been prepared in accordance with GAAP consistently applied (except to the extent disclosed therein) throughout the periods covered thereby, except that the 2018 Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes required by GAAP, (ii) fairly present in all material respects the assets, Liabilities and the financial condition of the Acquired Companies included in the applicable Financial Statements as of such dates and the results of operations of Acquired Companies included in the applicable Financial Statements for such periods, and (iii) were prepared in accordance with the books and records of the Acquired Companies included in the applicable Financial Statements (which books and records are correct and complete in all material respects). Except as set forth on Schedule 4.5(b) of the Disclosure Schedules, since the Audit Date, there has been no change in any accounting principles, policies, methods or practices, including any change with respect to reserves (whether for bad debt, contingent Liabilities or otherwise) of the Acquired Companies. (c) Except as set forth on Schedule 4.5(c) of the Disclosure Schedules, the Acquired Companies have established and maintain, in all material respects, a system of internal accounting controls sufficient to reasonably ensure (i) the reliability of financial reporting and the preparation of the financial statements of the Acquired Companies and (ii) that: (A) all transactions are executed in accordance with management’s general or specific authorizations; (B) all transactions are recorded when and as necessary to maintain asset accountability and to permit preparation of financial statements in conformity with GAAP applied using the same accounting practices, policies, principles and methodologies, with consistent classifications, judgments and valuation and estimation accrual methodologies, used in the preparation of the Audited Financial Statements; and (C) all accounts, notes and other receivables are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. 16

(d) The Acquired Companies have established and maintain, in all material respects, disclosure controls sufficient to reasonably ensure that material information relating to the Acquired Companies (including any deficiencies or weaknesses in the design or operation of the Acquired Companies’ internal controls and any fraud that involves management or other Service Providers of any Acquired Company) is made known to management of the Acquired Companies, by others within such entities and disclosed to such entities’ directors, managers and outside auditors. The Acquired Companies have provided to Acquiror a summary of any of the foregoing disclosures made to the directors, managers or outside auditors of any of the Acquired Companies. (e) No attorney representing the Acquired Companies, whether or not employed by the Acquired Companies, has reported to the Sellers or the board of managers or directors of any of the Acquired Companies, or to the General Counsel or Chief Executive Officer of any Acquired Company, evidence of a violation of securities Laws, breach of fiduciary duty or similar violation by the Acquired Companies or any of their respective officers, managers, directors, employees or agents to the board of managers or any committee thereof or to the general counsel or chief executive officer of any Acquired Company pursuant to the rules of the SEC adopted under Section 307 of the Sarbanes-Oxley Act, except, in each case, as has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Acquired Companies, taken as a whole. 4.6 Absence of Undisclosed Liabilities. Except as set forth on Schedule 4.6 of the Disclosure Schedules, no Acquired Company has any Liabilities required to be set forth on a balance sheet prepared in accordance with GAAP, except (a) as and to the extent specifically accrued for or reserved against in the Balance Sheet, (b) material Liabilities which have arisen after the date of the Balance Sheet in the ordinary course of business consistent with past practice (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of Law), (c) executory obligations under Contracts (other than material Liabilities relating to any breach, or any fact or circumstance that, with notice, lapse of time or both, would result in a breach, thereof by any Acquired Company) and (d) material Liabilities specifically set forth in the Disclosure Schedules. 4.7 Accounts and Notes Receivable; Accounts Payable. All accounts and notes, and other receivables of the Acquired Companies that are recorded on the Balance Sheet, are (a) valid receivables arising from bona fide transactions entered into by an Acquired Company involving the sale of goods or the rendering of services in the ordinary course of business, (b) to the Knowledge of the Acquired Companies, are not subject to any setoffs or counterclaims, and (c) are current and collectible subject to the reserve for bad debts set forth on the Balance Sheet. Schedule 4.7 of the Disclosure Schedules sets forth the aging of accounts receivable of the Acquired Companies as of the date of the Balance Sheet. The accounts payable and accruals of the Acquired Companies that are recorded on the Financial Statements have arisen in bona fide arm’s-length transactions in the ordinary course of business, and each Acquired Company has been paying its accounts payable as and when due. 4.8 Inventory. The inventory of the Acquired Companies as reflected on the Balance Sheet was procured or manufactured and has been maintained, in all material respects, 17 in the ordinary course of business consistent with past practice. Such inventory is of a quantity, quality and condition useable for its intended purpose and salable in the ordinary course of business consistent with past practice, subject to the reserve for inventory write-down set forth on the Balance Sheet. Except as set forth on Schedule 4.8 of the Disclosure Schedules, all such inventory is owned by the Acquired Companies free and clear of any Liens (other than Permitted Liens), and no inventory is held on a consignment basis. 4.9 Absence of Changes or Events. (a) Except as disclosed in the applicable subsection of Schedule 4.9(a) of the Disclosure Schedules, or as otherwise required or contemplated by this Agreement, since the Audit Date, each of the Acquired Companies has conducted its business only in the ordinary course consistent with past practice and no Acquired Company has: (i) suffered any loss, Damage, destruction or other casualty affecting any of its material Assets, whether or not covered by insurance; (ii) amended or otherwise changed its certificate of incorporation or bylaws or equivalent organizational documents or altered through merger, liquidation, reorganization, restructuring or in any other fashion its corporate structure or ownership, or created or formed any Subsidiary; (iii) issued, granted, sold, transferred, delivered, pledged, promised, disposed of or encumbered, or altered or modified the rights or obligations of its Equity Securities or any options, warrants, convertible or exchangeable securities or other rights of any kind to acquire its capital stock, membership interests or partnership interests or any other ownership interests or equity-based rights of the Acquired Companies; (iv) redeemed, purchased or otherwise acquired, directly or indirectly, any of the Equity Securities of any Acquired Company; (v) declared, set aside or paid any dividend or other distribution in respect of any of their Equity Securities; (vi) effected any recapitalization, reclassification, stock split, reverse stock split or like change in capitalization; (vii) sold, transferred, delivered, leased, licensed, sublicensed, mortgaged, pledged, encumbered, impaired or otherwise disposed of (in whole or in part), or created, incurred, suffered to exist, assumed or caused to be subjected to any Lien (other than Permitted Liens) on, any of its material Assets (including any Intellectual Property or accounts receivable), except for sales of inventory or licenses of Intellectual Property in the ordinary course of business consistent with past practice; (viii) (A) acquired (by merger, consolidation, acquisition of stock or assets or otherwise) or organized any Person, joint venture or any business organization or division thereof, (B) acquired any rights, assets or properties other than in the ordinary course of business consistent with past practice, or (C) acquired any Equity Securities of any Person; 18

(ix) (A) incurred, forgiven, guaranteed or modified any Indebtedness (other than draws under revolving lines of credit in the ordinary course of business consistent with past practice), (B) entered into any off-balance sheet financing arrangement, (C) made any loans or advances, except to Company employees for expenses incurred in the ordinary course of business consistent with past practice, or (D) entered into any other material financial commitments other than in the ordinary course of business consistent with past practice; (x) made any material capital expenditures or entered into any Contract to make material capital expenditures outside of the ordinary course of business consistent with past practice or failed to make any material capital expenditure reflected in any budget provided or made available to Acquiror; (xi) (A) increased the compensation or materially increased the fringe benefits of any Service Provider (except for increases in salary for employees in the ordinary course of business consistent with past practice), (B) hired or offered to hire any new Service Providers or terminated or encouraged any Service Provider to resign (except for new hires made in the ordinary course of business consistent with past practice all of whom shall be “at-will” employees who can be terminated at any time for any reason without any monetary or other obligations on the part of the Acquired Companies (other than obligations required by Law), (C) granted any severance or termination pay (in cash or otherwise) to any current or former Service Provider, except pursuant to any Contract or Employee Benefit Plan in effect on the date hereof in connection with the termination of any such Service Provider or increased severance or termination pay, (D) established, adopted, entered into, amended or terminated (or granted any waiver or consent under) any Employee Benefit Plan, except for any amendments required by ERISA or the Code or other Applicable Law, or (E) granted any equity or equity-based awards or stock-based rights or accelerated the vesting schedule of any such awards or rights; (xii) entered into or amended any collective bargaining agreements; (xiii) modified, amended, extended or supplemented in any material respect, transferred or terminated or failed to renew any Contract listed on Schedule 4.12 of the Disclosure Schedules or waived, released or assigned any material rights or claims thereto or thereunder; (xiv) (A) made or changed any material Tax election or changed any method of tax accounting, (B) settled or compromised any federal, state, local or foreign Tax Liability, (C) filed any amended Tax Return, (D) entered into any closing agreement relating to any Tax, (E) agreed to an extension of a statute of limitations, or (F) surrendered any right to claim a Tax refund (excluding any right that expired at the end of the applicable statute of limitations as a result of the passage of time); (xv) other than in the ordinary course of business consistent with past practices, paid, discharged, satisfied, settled or otherwise compromised any Proceeding or waived, assigned or released any material rights or claims; (xvi) commenced a lawsuit; 19

(xvii) entered into or modified or amended any agreement, Contract, transaction or other arrangement with, directly or indirectly, any Related Party; (xviii) terminated, amended or failed to renew or preserve any Material Permit; (xix) [Reserved]; (xx) permitted the lapse of any existing insurance policy relating to the business or Assets of the Acquired Companies; (xxi) made any material changes to its practices and policies relating to manufacturing, purchasing, inventory management, marketing, selling or pricing; (xxii) commenced any proceeding for any voluntary liquidation, dissolution, or winding up or initiated any bankruptcy proceedings; or (xxiii) authorized any of the foregoing, entered into an agreement to do any of the foregoing, or agreed or entered into any Contract to do any of the foregoing. (b) Since the Audit Date, no Event has occurred that, individually or in combination with any other Events, has had or could reasonably be expected to have a Material Adverse Effect. 4.10 Assets. (a) Except as set forth on Schedule 4.10 of the Disclosure Schedules, the Acquired Companies own, and immediately following the Closing will continue to own, good and marketable title to, or a valid right to use, all of the tangible and intangible assets and property used or held in connection with their businesses (the “Assets”), free and clear of any and all Liens (other than Permitted Liens). (b) The Assets owned or leased by the Acquired Companies are all of the assets and property that are necessary to enable the businesses of the Acquired Companies to be conducted immediately after the Closing in substantially the same manner as the businesses of the Acquired Companies have been conducted immediately prior to the Closing. (c) All material items of tangible personal property owned or leased by any Acquired Company are in good operating condition and repair, ordinary wear and tear excepted. None of the personal or movable property constituting Assets is located other than at the Real Property. 4.11 Intellectual Property. (a) Schedule 4.11(a) of the Disclosure Schedules contains a true, complete and accurate description and list of all (i) patented or registered Intellectual Property owned by any Acquired Company, (ii) pending patent and trademark applications and applications for other registrations of Intellectual Property owned by any Acquired Company, (iii) registered 20 domain names owned by any Acquired Company (the Intellectual Property scheduled at Schedule 4.11(a)(i), (ii) (but excluding any immaterial Intellectual Property knowingly and intentionally abandoned or permitted to lapse or expire) and (iii), the “Registered Intellectual Property”) and (iv) any unregistered Trademark or Copyright that is owned by an Acquired Company and material to the conduct of any Acquired Company’s business as presently conducted or contemplated to be conducted (indicating for each of (i) and (ii) the Acquired Company that owns such Registered Intellectual Property, applicable jurisdiction, registration number (if registered), application number, date issued (if issued) and dated filed). An Acquired Company exclusively owns (except for rights of the U.S. government in certain patents and patent applications under 35 U.S.C. § 200–212, which rights may be set forth on the face of such patents and patent applications or otherwise disclosed on Schedule 4.11(a) of the Disclosure Schedules) all right, title, and interest in and to all Intellectual Property set forth (or required to be set forth) on Schedule 4.11(a), free and clear of all Liens, and all such Intellectual Property is subsisting and, to the extent patented or registered, valid and enforceable. (b) Schedule 4.11(b)(i) of the Disclosure Schedules contains a true, complete and accurate list of all Intellectual Property licensed to any Acquired Company (excluding generally commercially available Software programs licensed to such Acquired Company pursuant to non-negotiated agreements with a replacement cost and/or annual license fee of less than $10,000 (an “Immaterial Software License”) or licensed to an Acquired Company by a customer or Governmental Body solely for use by such Acquired Company for such customer or Governmental Body pursuant to the applicable Customer Contract or Government Contract) and any license or other agreement relating thereto. Schedule 4.11(b)(ii) of the Disclosure Schedules contains a true, complete and accurate list of all Intellectual Property licensed by any Acquired Company to any Person (other than an Acquired Company) and any license or other agreement relating thereto. The consummation of the Contemplated Transactions will not (i) impair any rights of any Acquired Company under, or cause any Acquired Company to be in violation of or default under, any Contract under which it has the right to use or otherwise commercialize or exploit in any way any Intellectual Property of any Person that is material to or otherwise necessary for the business of any Acquired Company, (ii) give rise to any termination or modification of, or entitle any other party to terminate or modify, any such Contract, or (iii) require the payment of (or increase the amount of) any royalties, fees, or other consideration with respect to any Acquired Company’s use or exploitation of any Intellectual Property of any Person that is material to or otherwise necessary for the business of any Acquired Company. (c) Each Acquired Company exclusively owns (except for rights of the U.S. government in certain patents and patent applications under 35 U.S.C. § 200–212, which rights may be set forth on the face of such patents and patent applications or otherwise disclosed on Schedule 4.11(b)(i) of the Disclosure Schedules) and possesses all right, title and interest in and to, or has sufficient rights under a valid and enforceable license set forth on Schedule 4.11(b)(i) of the Disclosure Schedules (or under a valid and enforceable license expressly excluded from being disclosed on Schedule 4.11(b)(i) of the Disclosure Schedules) to use and otherwise commercialize or exploit, all Intellectual Property used or otherwise commercialized or exploited in the operation of its businesses as presently conducted, and, to the Knowledge of the Acquired Companies, as presently proposed to be conducted (as established by the written records of the Acquired Companies), free and clear of all Liens (such Intellectual Property collectively for all Acquired Companies, together with all Intellectual Property set forth or required to be set forth 21 on Schedule 4.11(a) of the Disclosure Schedules, the “Company Intellectual Property”). No loss or expiration of any of the Company Intellectual Property is pending or, to the Knowledge of the Acquired Companies, threatened or reasonably foreseeable, except for the statutory expiration of the Registered Intellectual Property. The Acquired Companies have taken such actions as are necessary or reasonably advisable, performed such customary or prudent acts, recorded or filed such documents and paid such fees and Taxes (to the extent applicable) required or reasonably advisable to protect and maintain in full force and effect all material Owned Company Intellectual Property. Without limiting the generality of the forgoing, all assignments with respect to any Registered Intellectual Property have been recorded with the U.S. Patent and Trademark Office, the U.S. Copyright Office, or other appropriate agency. Each current or former Service Provider of any Acquired Company hired to develop Intellectual Property or who has otherwise been involved in the creation of any Intellectual Property for or on behalf of any Acquired Company after January 1, 2009 has executed a valid and enforceable written agreement assigning to such Acquired Company ownership of all rights in any Intellectual Property developed by such Service Provider, solely or jointly with others, in the course and scope of his or her employment or engagement by such Acquired Company. Except as specified on Schedule 4.11(c) of the Disclosure Schedules, none of the Sellers owns or holds any Intellectual Property that is used, commercialized or exploited in any way by any Acquired Company. (d) Except as set forth on Schedule 4.11(d) of the Disclosure Schedules, since January 1, 2016 (i) there have been no claims made, actions or administrative Proceedings before a competent Government Body or, to the Knowledge of the Acquired Companies, claims or actions, or Proceedings threatened in writing against any Acquired Company asserting the invalidity, misuse or unenforceability of any Company Intellectual Property owned or purported to be owned by an Acquired Company (“Owned Company Intellectual Property”) or challenging any Acquired Company’s ownership of or right to use, commercialize or exploit any Intellectual Property and, to the Knowledge of the Acquired Companies, there is no reasonable basis for any such claim, (ii) no Acquired Company has received any written notices of, and, to the Knowledge of the Acquired Companies, there are no facts which indicate a reasonable likelihood of any direct, vicarious, indirect, contributory or other infringement, violation or misappropriation by an Acquired Company of any Intellectual Property (including any cease- and-desist letters or demands or offers to license any Intellectual Property from any other Person), (iii) the conduct of the Acquired Companies’ respective businesses as conducted since January 1, 2016 has not infringed, misappropriated or violated, and as presently conducted, and as presently proposed to be conducted (as established by the written records of the Acquired Companies), does not and will not infringe, misappropriate or violate, any Intellectual Property of any other Person, whether directly, vicariously, indirectly, contributorily or otherwise (provided, however, that the representation in this Section 4.11(d)(iii) shall, with respect to the patents of any other Person, be subject to the Knowledge of the Acquired Companies) and (iv) to the Knowledge of the Acquired Companies, no Owned Company Intellectual Property has been or is being infringed, misappropriated or violated by any other Person in any material respect. (e) Except as set forth on Schedule 4.11(e) of the Disclosure Schedules, no Acquired Company uses or distributes any Software that is subject to an “open source”, “copyleft” or other similar type of license, including any license that is approved by the Open Source Initiative (OSI), that would or could require the disclosure of (or grant any Person the 22 right to receive) any source code that is Owned Company Intellectual Property or impose limitations on the right of such Acquired Company to require payment of license or other fees in connection with the distribution of Software that is Owned Company Intellectual Property. (f) The computer systems, including the Software, hardware and networks (collectively, the “Systems”), currently used by the Acquired Companies are sufficient in all material respects for the current needs of the businesses of the Acquired Companies. In the past 12 months, there have been no bugs in, or failures, breakdowns, or continued substandard performance of, any Systems that has caused the substantial disruption or interruption in or to the use of such Systems by any Acquired Company or the conduct of their businesses. To the Knowledge of the Acquired Companies, there have been no material security breaches in the information technology system of the Acquired Companies or the information technology systems of any other Persons to the extent used by or on behalf of the Acquired Companies. 4.12 Contracts. Schedule 4.12 of the Disclosure Schedules contains a true, complete and accurate list (by reference to the applicable subsection hereof) as of the date of this Agreement of all Contracts in effect on the date of this Agreement to which any Acquired Company is a party meeting any of the descriptions set forth below (each such Contract that is listed or required to be listed on Schedule 4.12 of the Disclosure Schedules, a “Material Contract” and such Contracts are collectively referred to herein as the “Material Contracts”): (a) each Contract that requires an Acquired Company or any of its present or future Affiliates to pay, or entitles an Acquired Company to receive, or could result in obligations of an Acquired Company in the amount of, in the aggregate, $3,000,000 or more in any 12-month period; (b) each Contract that restricts any Acquired Company from competing with or engaging in any business activity anywhere in the world or soliciting for employment, hiring or employing any Person; (c) each Contract to acquire or dispose (by merger, purchase or sale of assets or stock or otherwise) of any material Assets, as to which an Acquired Company has continuing material obligations or material rights; (d) each Contract concerning a joint venture, strategic alliance, collaboration or partnership agreements, or the sharing of profits; (e) each Contract whereby any Acquired Company leases, subleases, licenses, or otherwise holds any rights to use or occupy any interest in real property (the “Real Property Leases”); (f) each Contract with respect to Indebtedness; (g) each Contract with any Governmental Body; (h) each Contract pursuant to which an Acquired Company leases, is licensed or otherwise authorized to use or otherwise commercialize or exploit any Intellectual Property of any other Person or which otherwise affects the ability of an Acquired Company to use, 23 commercialize or otherwise exploit any Company Intellectual Property (including a covenant not to sue) material to its business as currently conducted (excluding Immaterial Software Licenses); (i) each Contract pursuant to which an Acquired Company leases, licenses or otherwise authorizes another Person to use, distribute, sell, resell or incorporate any Company Intellectual Property; (j) each Contract that contains any fixed or indexed pricing, “most-favored nation” pricing or similar pricing terms or provisions regarding minimum volumes, volume discounts, or rebates; (k) each collective bargaining agreement; (l) each Contract with respect to bonus or other incentive compensation, deferred compensation, equity purchase or award, salary continuation, pension, profit sharing or retirement plan, or any other Employee Benefit Plan or arrangement; (m) each Contract with any current Service Provider as well as each Contract with any firm or other organization providing commission or sales-based services to an Acquired Company; (n) each Contract with any former Service Provider as well as each Contract with any firm or other organization that provided commission or sales-based services to an Acquired Company under which such Acquired Company has any Liability or other obligation; (o) each Contract with a Related Party; (p) each Contract with a Top Customer; and (q) each Contract that grants any Person other than an Acquired Company any rights of first refusal, rights of first negotiation or similar rights on any Assets. True, complete and accurate copies of the Material Contracts listed or required to be listed on Schedule 4.12 of the Disclosure Schedules, together with all modifications and amendments thereto, have previously been delivered or made available to Acquiror, or, to the extent any of such Material Contracts are oral, Schedule 4.12 of the Disclosure Schedules contains a description of the material terms thereof. Each such Material Contract (i) is in full force and effect, (ii) is valid and binding on each Acquired Company party thereto (as applicable) and, to the Knowledge of the Acquired Companies, each other party thereto, (iii) is enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and (iv) is not subject to any asserted claims, charges, set offs or defenses that remain unresolved. Except as set forth on Schedule 4.12 of the Disclosure Schedules, no Acquired Company is in material breach or default, nor has any event occurred which with the giving of notice or the passage of time or both would constitute a material breach or default by any Acquired Company of any such Material Contract and, to the Knowledge of the Acquired Companies, no other party is in material breach or default of such Material Contract. Since December 31, 2016, to the Knowledge of the Acquired Companies, no Acquired Company 24

has received any notice or communication regarding any material violation or breach of, or default under any Material Contract. To the Knowledge of the Acquired Companies, neither the Sellers nor any Acquired Company has been notified by any counterparty to any such Material Contract that such counterparty is terminating, modifying, repudiating or rescinding, or intends to terminate, modify, repudiate or rescind such Material Contract. 4.13 Litigation. Except as set forth on Schedule 4.13(a) of the Disclosure Schedules, there are no Proceedings pending or, to the Knowledge of the Acquired Companies, threatened against any Acquired Company, any Asset or any of the current or former officers, directors or employees of any Acquired Company (in their respective capacities as such) related to any Acquired Company nor, to the Knowledge of the Acquired Companies, is there any reasonable basis for any such Proceeding. Except as set forth on Schedule 4.13(b) of the Disclosure Schedules, there are no Proceedings pending or threatened by any Acquired Company. Schedule 4.13(c) of the Disclosure Schedules sets forth a complete and correct list and description of all material Proceedings made, filed or otherwise initiated in connection with any Acquired Company or any of the current or former Service Providers of any Acquired Company related to any Acquired Company or their assets or operations that has been resolved in the past three years. Schedule 4.13(d) of the Disclosure Schedules sets forth any Order to which any Acquired Company is subject. 4.14 Compliance with Laws. Except as set forth on Schedule 4.14 of the Disclosure Schedules, each Acquired Company complies and, since January 1, 2014, has complied, in all material respects, with all Laws in connection with the conduct, ownership, use, occupancy or operation of its business and the Assets, and, since January 1, 2014 no Acquired Company has received, nor to the Knowledge of the Acquired Companies is there any basis for, any notice or other communication from any Governmental Body or any other Person that any Acquired Company is not in compliance in any material respect with any Law. 4.15 Licenses and Permits. Except as set forth on Schedule 4.15(a) of the Disclosure Schedules, each Acquired Company holds, and since January 1, 2016 has held, all Permits necessary for the conduct, ownership, use, occupancy or operation of their businesses or the Assets (collectively, “Material Permits”). Each Acquired Company complies, and since January 1, 2016 has complied, in all material respects, with all such Material Permits, and since January 1, 2016 no Acquired Company has received any notice or other communication from any Governmental Body or any other Person that any Acquired Company is not in compliance in any material respect with any such Material Permit or of any actual or possible revocation, withdrawal, suspension, cancellation, termination or material modification of any such Material Permit. All Material Permits are identified on Schedule 4.15(b) of the Disclosure Schedules, including their respective dates of issuance and expiration, and true, complete and accurate copies thereof have been provided or made available to Acquiror. All Material Permits are, and immediately following the Closing will be, valid and in full force and effect on substantially similar terms, in all material respects, to those which were held by the Acquired Companies immediately before the Closing (and as of the date of this Agreement). 4.16 Health, Safety and Environment. 25

(a) Each Acquired Company is and has since January 1, 2014 been in compliance, in all material respects, with all Environmental and Safety Requirements. (b) Each Acquired Company has obtained, maintains, and complies with all Permits required under Environmental and Safety Requirements to operate its business, and no Proceeding is pending, or to the Knowledge of the Acquired Companies, threatened, to revoke, modify, or terminate any Permit required under Environmental and Safety Requirements. (c) Except as set forth on Schedule 4.16(c) of the Disclosure Schedules, there are no Hazardous Materials present in, at, under, about or migrating to or from, any (i) Owned Real Property or Leased Real Property, (ii) real property formerly owned, leased, or used by any Acquired Company or any of its predecessors, or (iii) any property to which any Person has, at any time, transported, treated, stored or disposed of Hazardous Material on behalf of any Acquired Company or any of its predecessors that could reasonably be expected to give rise to, result in, or serve as a basis for Damages to the Acquired Companies under Environmental and Safety Requirements with respect to the pre-Closing operations of the Acquired Companies. (d) Since January 1, 2016, no Acquired Company has been subject to, nor has received any notice of, any Proceeding or Order related to the Release of Hazardous Materials or noncompliance with or Liabilities under Environmental and Safety Requirements. (e) No Acquired Company has any contractual indemnity obligation to any third party with respect to Environmental and Safety Requirements. (f) Except as set forth on Schedule 4.16(f) of the Disclosure Schedules, no underground storage tanks or related piping are located on, under, or at any Owned Real Property or Leased Real Property, and no Acquired Company has removed or caused any such tank or piping to be removed, nor, to the Knowledge of the Acquired Companies, has there been any such removal from any Owned Real Property or Leased Real Property or any former operating location that could reasonably be expected to give rise to, result in, or serve as a basis for Damages to any Acquired Company under Environmental and Safety Requirements. (g) The Acquired Companies have provided Acquiror with true, complete and accurate copies of all material environmental assessment reports, health and safety audits, and reports of investigations with respect to the Acquired Companies, the Owned Real Property and the Leased Real Property in any Acquired Company’s possession or control. (h) Prior to the Closing Date, the Contemplated Transactions do not require, under any Environmental and Safety Requirements, the consent of, or filings with, any Governmental Body with jurisdiction over the Acquired Companies, the Owned Real Property or the Leased Real Property. 4.17 Taxes. (a) Each Acquired Company has timely and properly filed all material Tax Returns required to be filed by it, taking into account any extension of time to file granted to or obtained on behalf of such Acquired Company. All such Tax Returns are accurate and complete 26 in all material respects. Each Acquired Company has timely and properly paid all material Taxes, whether or not shown as due on such Tax Returns. (b) All Tax deficiencies that have been claimed, proposed, or asserted in writing by any Taxing Authority against any Acquired Company have been fully paid or finally settled. (c) No Proceedings with respect to Taxes are being conducted with respect to any Acquired Company. No Acquired Company has received from any Taxing Authority any (i) written notice indicating an intent to open an audit or other review with respect to Taxes, (ii) written request for information related to Tax matters, or (iii) written notice of deficiency or proposed adjustment for any amount of Tax. No Acquired Company has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency that, in either case, remains in effect. (d) No claim has ever been made by an authority in a jurisdiction where any Acquired Company does not file Tax Returns that an Acquired Company may be subject to taxation by that jurisdiction. Schedule 4.17(d) of the Disclosure Schedules sets forth each jurisdiction in which each Acquired Company is required to file Tax Returns or pay Taxes. (e) Except as set forth on Schedule 4.17(e) of the Disclosure Schedules, there are no Liens on any of the Assets that arose in connection with any failure (or alleged failure) to pay any Tax, except for Liens for Taxes not yet due and payable. (f) Each Acquired Company has timely withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any current or former Service Provider, equity interest holder, creditor, or other third party, and all IRS Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed. (g) No Acquired Company is party to any Tax allocation, Tax indemnification, or Tax sharing agreement or arrangement (other than commercial agreements or arrangements not primarily related to Taxes entered into in the ordinary course of business). (h) As of the day immediately prior to the Closing Date, no Acquired Company (i) has ever been a member of an Affiliated Group filing a consolidated federal income Tax Return or any similar group for federal, state, local or foreign Tax purposes (other than a group the common parent of which was the Company), (ii) has any Liability for the Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by any contract, or otherwise, or (iii) owns any interest in an entity or arrangement classified as a partnership for United States federal, state, or local income Tax purposes. (i) Each Seller is a “United States person” within the meaning of Section 7701(a)(30) of the Code. (j) Each Acquired Company has timely and properly collected all material sales, use, value-added, and similar Taxes required to be collected, and has remitted, or will remit on a timely basis, such amounts to the appropriate Taxing Authority. Each Acquired 27

Company has properly requested, received and retained all necessary exemption certificates and other documentation supporting any claimed exemption or waiver of material Taxes on sales or similar transaction as to which it would otherwise have been obligated to collect or withhold Taxes. (k) The aggregate unpaid Taxes of the Acquired Companies (a) did not, as of the date of the Balance Sheet, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Balance Sheet and (b) do not exceed that reserve as adjusted for the passage of time through the end of the Closing Date in accordance with GAAP and the past custom and practice of the Acquired Companies in preparing their Financial Statements. (l) No Acquired Company has ever participated in any “listed transaction” within the meaning of Section 6707A(c)(2) of the Code or Treasury Regulation Section 1.6011- 4(b)(2). (m) No Acquired Company has requested or received a ruling from any Taxing Authority or signed any binding agreement with any Taxing Authority that might impact the amount of Tax due from Acquiror or its Affiliates (including following the Closing, for the avoidance of doubt, the Acquired Companies) after the Closing Date. (n) Neither Acquiror nor any of its Affiliates (including following the Closing, for the avoidance of doubt, the Acquired Companies) will be required to include any item of income in, or exclude any deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting or use of an improper or cash-based method of accounting for a taxable period ending on or prior to the Closing Date with respect to any Acquired Company; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or foreign income Tax Law) executed on or prior to the Closing Date by any Acquired Company; (iii) intercompany transactions as described in Treasury Regulation Section 1.1502-13 (or any corresponding or similar provision of state, local or foreign income Tax Law) or excess loss account described in Treasury Regulation Section 1.1502-19 (or any corresponding or similar provision of state, local or foreign income Tax Law) with respect to any Acquired Company; (iv) installment sale or open transaction disposition made on or prior to the Closing Date by any Acquired Company; (v) prepaid amount or deposit received on or prior to the Closing Date by any Acquired Company; (vi) except as set forth in Schedule 4.17(n), interest held by any Acquired Company in a “controlled foreign corporation” (as that term is defined in Section 957 of the Code) (a “CFC”) on or before the Closing Date pursuant to Sections 951, 951A, or 956 of the Code; (vii) “minimum gain chargeback” provision applicable to any Acquired Company with respect to “minimum gain” for periods (or portions of periods) ending on or prior to the Closing Date pursuant to Subchapter K of the Code; or (viii) election described in Section 108(i) of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) by any Acquired Company. (o) No Acquired Company has deferred the inclusion of any amounts in taxable income pursuant to IRS Revenue Procedure 2004-34, Treasury Regulations Section 28

1.451-5, Sections 451(c), 455, 456 or 460 of the Code or any corresponding or similar provision of Law (irrespective of whether or not such deferral is elective). (p) Within the previous two (2) years, no Acquired Company has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that purported or intended to be governed in whole or in part by Section 355 or 361 of the Code. (q) FTT Inc. is, and has been at all times since January 1, 2002, a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code. The Company is, and has been at all times since the date of its formation, a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code. Neither the Company nor FTT Inc. has any Liability for Tax under Section 1374 of the Code and did not acquire assets from a C corporation in a transaction in which its Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor. Schedule 4.17(q) of the Disclosure Schedules sets forth the United States Tax classification of each other Acquired Company. (r) To the Knowledge of the Acquired Companies, (1) all transactions or arrangements made by any Acquired Company with any Affiliate of any of such Acquired Company have occurred on arm’s length terms, and (2) the Company and its Subsidiaries have complied in all material respects with all transfer pricing laws and regulations. (s) Each of the Acquired Companies has been a resident in its jurisdiction of incorporation for Tax purposes and has not, at any time, been treated as a resident of or as having a permanent establishment or other fixed place of business in any other jurisdiction. (t) No encumbrances for Taxes exist with respect to the assets owned by the Acquired Companies, except for Permitted Liens. 4.18 Employee Benefit Plans. (a) Schedule 4.18(a) of the Disclosure Schedules lists each Employee Pension Benefit Plan, Employee Welfare Benefit Plan, Multiemployer Plan, Multiple Employer Plan, Multiple Employer Welfare Arrangement, pension plan, welfare plan, plan of deferred compensation, medical plan, life insurance plan, long-term disability plan, dental plan, or other plan, program, arrangement or trust, personnel policy (including vacation time, holiday pay, sick leave, other forms of paid time off, bonus programs, moving or other expense reimbursement or payment programs), excess benefit plan, bonus or incentive plan (including stock options, restricted stock, stock bonus and deferred bonus plans), severance agreement, salary reduction agreement, change-of-control agreement, employment agreement, consulting agreement or any other benefit, program or Contract, whether or not written or pursuant to a collective bargaining agreement sponsored, maintained, or contributed to by the Acquired Companies or with respect to which any of them have any Liability (each an “Employee Benefit Plan,” and collectively, the “Employee Benefit Plans”). (b) Neither the Acquired Companies nor any ERISA Affiliate has at any time participated in or made contributions to or has had any other Liability with respect to (i) a Multiemployer Plan, (ii) a Multiple Employer Plan, (iii) a Multiple Employer Welfare 29

Arrangement, (iv) an Employee Pension Benefit Plan subject to Title IV of ERISA, (v) a voluntary employees’ beneficiary association, (vi) any Employee Benefit Plan in which stock of the Company, the Acquired Companies or any ERISA Affiliate is or was held as a plan asset, or (vii) any pension plan or fund outside of the United States that provides defined benefits, guaranteed income, any guaranteed interest rate on premiums or a specified accrual rate. (c) Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code (or any corresponding provision of state, local or foreign Law), has received a determination from the IRS (or the relevant local Taxing Authority) that such Employee Benefit Plan is so qualified or is maintained pursuant to a pre-approved plan that is the subject of a favorable opinion or advisory letter from the IRS (or the relevant local Taxing Authority) and there are no facts or circumstances that could reasonably be expected to adversely affect the qualified status of any such Employee Benefit Plan. (d) Each of the Profit Participation Agreements has been amended to (i) provide for payment to be made in specified cash installments at specified times following a Change in Control (as defined therein) of the Company or FTT Inc., respectively, and (ii) include a release of claims arising out of, based on, or in connection with rights of the recipient to receive any payment or benefit relating to the Profit Points (as defined therein) granted pursuant to such agreements, in each such case pursuant to a written document signed by each participant and acceptable to Acquiror. (e) There are no Proceedings pending or threatened against, by or with respect to any Employee Benefit Plan (other than routine claims for benefits and for any self-insured welfare plan, no participant has routine claims exceeding $10,000 in the aggregate) nor, to the Knowledge of Acquired Companies, is there any reasonable basis for any such Proceeding. (f) No Employee Benefit Plan is under audit or investigation by, or is the subject of or threatened by a Proceeding with respect to, any Governmental Body, including the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation. (g) Each of the Employee Benefit Plans have been maintained, funded and administered in compliance in all material respects with their terms and the terms of any applicable collective bargaining agreement, and in compliance in all material respects with the applicable provisions of ERISA, the Code, and any other Applicable Law. (h) No Employee Benefit Plan provides post-retirement medical or life or other welfare benefits to any current or future retired or terminated employee (or any dependent thereof) of any Acquired Company other than as required pursuant to COBRA or similar Law, the full cost of which was paid by the participant. With respect to each Employee Benefit Plan, the Acquired Companies have provided Acquiror with true, complete and correct copies of (to the extent applicable): (i) all documents pursuant to which the Employee Benefit Plan is or has been maintained, funded and administered (including the plan and trust documents, any amendments thereto, the summary plan descriptions, any summaries of material modifications and any insurance contracts or service provider agreements, custodial agreements, insurance policies, investment management agreements, administrative agreements and similar agreements and any amendments thereto); (ii) the most recent annual report, actuarial report and/or financial 30 report and all attachments thereto; (iii) the most recent determination, opinion or advisory letter, if any, received from the IRS (or the relevant local Taxing Authority); and (iv) any non-routine communication to or from any Governmental Body. Each Employee Benefit Plan that is a “non- qualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code and any award thereunder, in each case that is subject to Section 409A of the Code has been documented and administered in all material respects with the requirements of Code Section 409A. (i) With respect to each Employee Benefit Plan that is an Employee Welfare Benefit Plan or provides insured benefits to Service Providers outside of the United States, all claims are (i) insured pursuant to a contract of insurance whereby the insurance company bears any risk of loss with respect to such claims, (ii) covered under a Contract with a health maintenance organization, pursuant to which the health maintenance organization bears the Liability for claims and there are no provisions for retroactive premium adjustments, or (iii) reflected as a Liability or accrued for on the Financial Statements. Schedule 4.18(i) of the Disclosure Schedules sets forth a true, correct, and complete list of all individuals who are receiving COBRA Coverage or who have incurred a “qualifying event” within the meaning of Section 4980B of the Code, but have not yet elected COBRA Coverage, the date and description of the qualifying event that triggered entitlement to COBRA Coverage, the name of the Employee Benefit Plans in which they participated that are subject to COBRA, and the expected date of termination of COBRA Coverage. (j) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (either alone or in conjunction with any event) (i) result in an “excess parachute payment” (within the meaning of Section 280G of the Code or any corresponding provision of state, local or foreign Law) becoming due to any current or former Service Provider, (ii) increase any benefits otherwise payable under any Employee Benefit Plan, (iii) result in any acceleration of the time of funding, payment or vesting of any such benefits, or (iv) require any notification or consultation with any union, works council, employee representative or other labor organization. None of the Acquired Companies has any obligation to “gross up” or otherwise compensate any current or former Service Provider or other Person because of the imposition of any Tax on a payment to such Person. (k) No Employee Benefit Plan has been the subject of any correction procedure, including the Employee Plan Compliance Resolution System (EPCRS), the Delinquent Filer Voluntary Compliance Program or the Voluntary Fiduciary Correction Program. (l) None of the Employee Benefit Plans are subject to any Laws of a jurisdiction outside the United States and no Acquired Company has any plan or commitment to establish any new Employee Benefit Plan or to modify any Employee Benefit Plan. (m) Each Employee Benefit Plan (other than employment or consulting agreements) may be terminated without Liability to the Acquired Companies other than ordinary administrative expenses typically associated with such a termination. 31

(n) All contributions and premiums that the Acquired Companies are required to pay under the terms of each of the Employee Benefit Plans, have, to the extent due, been paid in full or properly recorded on the financial statements or records of the Acquired Companies. 4.19 Employees; Labor Relations. (a) Schedule 4.19(a) of the Disclosure Schedules lists, as of the date of this Agreement, each officer, manager or employee of the Acquired Companies (each a “Business Employee” and collectively, the “Business Employees”) and each director, independent contractor, consultant, leased employee or other similar individual service provider of the Acquired Companies (together with each Business Employees, a “Service Provider” and collectively, the “Service Providers”), setting forth the (i) the name, identification number, job title, and current annual salary and other compensation payable by the Company to such Persons as of the date hereof and the profit sharing, bonus or other form of additional compensation paid or payable by the Company to or for the benefit of each such Person for the current fiscal year and any amounts owed in future fiscal years, (ii) any and all loans outstanding from the Company to any such Person, (iii) leave status (including type of leave), and expected date of return for non-disability related leaves and expiration dates for disability-related leaves, (iv) whether such Person is exempt or non-exempt from the overtime requirements of the Fair Labor Standards Act and any other Applicable Law, (v) date of hire, and in the case of the Service Providers based outside of the United States, notice period to terminate employment or engagement, (vi) base compensation rate, and commission, bonus or other incentive-based compensation (and the target bonus or other incentive-based compensation if a target exists and the range of such bonus or other incentive-based compensation) and whether such Person is retained on a salaried basis or on an hourly, piecework or other non-salaried basis, and if so, the particulars of such non-salaried basis, (vii) principal place of work, (viii) the type of security clearance held, if any, and the expiration date thereof, (ix) annual vacation entitlement, amount of accrued and unused vacation (as of the Closing Date in the ordinary course of business consistent with past practice (and the dollar value of such vacation)), and (x) the amount of sick leave credited to such Person as of the date hereof in the ordinary course of business consistent with past practice (and the dollar value of such sick leave). (b) Except as set forth on Schedule 4.19(b) of the Disclosure Schedules, since the Audit Date, no management-level Business Employee has given notice of his or her intent to terminate such employment and no notice of termination has been given to any Business Employee by any Acquired Company. No management-level Business Employee is subject to any disciplinary action or on a performance improvement plan or similar action. Each Business Employee in the United States is an “at-will” employee who can be terminated at any time for any reason without any monetary or other obligations on the part of the Acquired Companies. There have not been any “employment losses” (as defined in the WARN Act) prior to the Closing Date that, when aggregated together, could result in any obligation on behalf of any of any of the Acquired Companies under the WARN Act. Prior to the Closing Date, no contract of employment of any current Service Provider has transferred into any of the Acquired Companies by operation of Law and in the past 12 months, there has been no actual or proposed terminations of Service Providers on the grounds of redundancy that triggered or would trigger a requirement to carry out any collective information and consultation process. 32

(c) No Acquired Company is a party to or obligated with respect to any collective bargaining agreement. No strike, lock out, slowdown, work stoppage or union organizational activity or other similar occurrence (whether or not resolved) has occurred at any time during the past five years or is pending or, to the Knowledge of the Acquired Companies, threatened against any Acquired Company. The Acquired Companies are not subject to any charge, demand, petition or representation proceeding seeking to compel, require or demand any of them to bargain with any labor union, labor organization or works council. To the Knowledge of the Acquired Companies, no labor union or works council has requested or is seeking to represent any Service Provider. There is no pending, or to the Knowledge of the Acquired Companies, threatened unfair labor practice charge against any of the Acquired Companies before the National Labor Relations Board or the local equivalent thereof and, to the Knowledge of the Acquired Companies, no basis for any such charge exists. No Acquired Company is or has been a party to or otherwise bound by any Order relating to Business Employees or employment practices, and there are no Governmental Body conciliation agreements, noncompliance findings or audits pending or in effect with respect to Business Employees or employment practices of any Acquired Company. (d) Since January 1, 2016, each Business Employee and former employee of the Acquired Companies that has been classified as exempt from overtime requirements was in fact exempt from overtime requirements at all times so classified. Since January 1, 2016, each current and former Service Provider who has not been classified as an employee of the Acquired Companies was in fact not an employee of the Acquired Companies. Except as set forth on Schedule 4.19(d) of the Disclosure Schedules, the Acquired Companies have no financial obligation to any former Service Provider. The Acquired Companies are not subject to any contractual obligation to rehire any former Service Provider or to refrain from disparaging any current or former Service Provider. The Acquired Companies have complied with all Laws relating to their current and former non-employee Service Providers. Since January 1, 2016, the Acquired Companies have complied in all material respects with all Laws relating to their employees including all Applicable Laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, including (i) Title VII of the Civil Rights Act of 1964, as amended, (ii) the Equal Pay Act of 1967, as amended, (iii) the Age Discrimination in Employment Act of 1967, as amended, (iv) the Americans with Disabilities Act, as amended, (v) the Fair Labor Standards Act, as amended, and (vi) Laws relating to employment and employment practices, terms and conditions of employment, wages, hours, work councils, collective bargaining and the payment and withholding of Taxes or other sums as required by the appropriate Governmental Body and has withheld and paid to the appropriate Governmental Body or is holding for payment not yet due to such Governmental Body all amounts required to be withheld from current and former employees, and there are no material arrearages or delinquencies in the payment of wages, salaries, commissions, bonuses or other direct compensation, in each such case, and the related rules and regulations adopted by those federal agencies or other Governmental Body in each applicable jurisdiction responsible for the administration of such Laws. (e) There are no, and since January 1, 2016 have been no, pending or, to the Knowledge of the Acquired Companies, threatened claims against, or investigations involving, any of the Acquired Companies (including workers’ compensation claims and claims or suits for contribution to, or indemnification of, third parties, occupational health and safety, 33 environmental, consumer protection or equal employment matters) for injury, sickness, disease, discrimination, death or termination of employment services of any current or former Service Providers or other employment matter, other than as set forth on Schedule 4.19(e) of the Disclosure Schedules. (f) Except for Contracts listed on Schedule 4.19(f) of the Disclosure Schedules (true, correct and complete copies of which agreements and contracts have been previously delivered to Acquiror), there are no other Contracts between any of the Acquired Companies and any current Service Provider. The Acquired Companies have no obligation to increase the compensation or benefits presently being paid or provided or hereafter payable or to be provided to current or former Service Providers. (g) All current employees of the Acquired Companies have provided the Acquired Companies with sufficient evidence that each such Person is a citizen of, or is authorized to be employed in, the United States or the jurisdiction where they are currently employed or engaged and the Acquired Companies are in compliance in all material respects with all Laws relating to immigration and the employment of Persons who are not United States citizens. Schedule 4.19(g)(i) of the Disclosure Schedules lists each Business Employee who is not a United States citizen and the work permit, visa, or other document authorizing such Person to work in the United States or the jurisdiction where they are currently employed or engaged and the expiration date thereof. Except as set forth on Schedule 4.19(g)(ii) of the Disclosure Schedules, all Business Employees principally perform services for the Acquired Companies within the United States, the United Kingdom, Germany and Puerto Rico and the Acquired Companies have no work locations outside of these jurisdictions. (h) The Company has provided to Acquiror true, correct and complete copies of all employee manuals and handbooks of the Acquired Companies within the last three years relating to the employment of employees, as well as all affirmative action plans and material correspondence with any Governmental Body during the last three years relating to affirmative action plans or other employment-related matters (e.g., OFCCP compliance evaluations, closure letters and conciliation agreements). (i) Except as set forth on Schedule 4.19(i) of the Disclosure Schedules, the Acquired Companies do not utilize the services of any professional employer organization (PEO), staffing agency, or loan-out agency or any Entity that provides temporary or long-term staffing services. (j) To the Knowledge of the Acquired Companies, none of the Service Providers of the Acquired Companies are subject to any non-compete, non-solicitation, non- disclosure, confidentiality, employment, consulting or similar Contracts that conflict with their duties and responsibilities to the Acquired Companies. Since January 1, 2016, none of the Acquired Companies has received any notice alleging that any violation of any such Contracts has occurred. 4.20 Related Party Transactions. No (a) Related Party has any direct or indirect interest in any asset used in or otherwise relating to any Acquired Company or their respective businesses, (b) Related Party has borrowed money from or loaned money to an 34

Acquired Company that is currently outstanding (other than advances for business expenses in connection with service as an employee in the ordinary course of business consistent with past practice), (c) Seller or, to the Knowledge of the Acquired Companies, any other Related Party has entered into, or has had any direct or indirect financial interest in, any Contract, transaction or business dealing involving any Acquired Company, (d) Seller or, to the Knowledge of the Acquired Companies, any other Related Party is competing, directly or indirectly, with any Acquired Company with respect to any line of the products or services sold or provided by the Acquired Companies in any market presently served by the Acquired Companies, (e) Seller or, to the Knowledge of the Acquired Companies, any other Related Party is a member, manager, director, officer or employee of, or consultant to, or owns, directly or indirectly, any financial interest in, any vendor, supplier or customer of any Acquired Company, or is in any way associated with or involved in the business of the Acquired Companies (except in his or her official capacity as a director, member, officer or employee of an Acquired Company, as the case may be), (f) Related Party has any interest in or has filed any application with respect to any Intellectual Property, which arises out of or relates to any Acquired Company or (g) Related Party has any claim or right against any Acquired Company (other than rights to receive compensation for, or expense reimbursement in connection with, services performed as an employee, officer or director); except with respect to clauses (a), (c), (d) and (e), any passive ownership of less than one percent of a publicly traded company. No Acquired Company shares any facilities or equipment with any Related Party. For the past three years there has not been, and there is not currently, pending, or, to the Knowledge of the Acquired Companies, threatened, any Proceeding against any current or former Related Party with respect to which an Acquired Company has an indemnification obligation. 4.21 Real Property. (a) Schedule 4.21(a) of the Disclosure Schedules sets forth a complete list, including an address and description, of all real property and Leaseholder Improvements owned in fee by any Acquired Company (the “Owned Real Property”). With respect to Owned Real Property: (i) an Acquired Company has good and marketable indefeasible fee simple title, free and clear of all Liens except Permitted Liens; (ii) no Acquired Company has leased, licensed or otherwise granted to any Person the right to use or occupy the Owned Real Property or any portion thereof; and (iii) there are no outstanding options, rights of first offer or rights of first refusal to purchase the Owned Real Property or any portion thereof or interest therein. (b) Schedule 4.21(b) of the Disclosure Schedules sets forth a complete list, including an address of each leasehold or subleasehold estate or other right to use or occupy any interest in real property held by any Acquired Company (the “Leased Real Property” and, together with Owned Real Property, the “Real Property”) and the Real Property Leases (including all amendments, guaranties and other agreements with respect thereto) relating to each such Leased Real Property. With respect to each Leased Real Property: (i) the relevant Acquired Company’s possession and quiet enjoyment under the applicable Real Property Lease has not been disturbed; (ii) no Acquired Company has subleased, licensed or otherwise granted any Person the right to use, possess or occupy any Leased Real Property or any portion thereof; and (iii) there are no special, general or other material assessments pending against any Acquired Company or affecting any Leased Real Property that would be payable by the lessee thereof. 35

(c) The Real Property comprises all of the real property that is used by the Acquired Companies in the businesses of the Acquired Companies. The Real Property is in good condition and repair (reasonable wear and tear excepted and subject to ordinary course maintenance and repair) and is sufficient for the operation of the businesses of the Acquired Companies as currently conducted. No Acquired Company has received any notice from any insurance company or board of fire underwriters of any defects or inadequacies that could adversely affect the insurability of any Real Property or requesting the performance of any material work or alteration with respect to any Real Property. There is no pending or threatened condemnation, expropriation or other governmental taking of any part or interest in any Owned Real Property or, to the Knowledge of the Acquired Companies, Leased Real Property. The current and intended use and occupancy of the Real Property and the operation of the Acquired Companies’ businesses as currently conducted and intended to be conducted thereon do not violate any applicable zoning Law, easement, covenant, condition, restriction or similar provision in any instrument of record affecting the Owned Real Property, or to the Knowledge of the Acquired Companies, the Leased Real Property. 4.22 Suppliers and Customers. (a) Schedule 4.22(a) of the Disclosure Schedules contains a true, complete and accurate list of (i) the 20 largest suppliers to the Acquired Companies, taken as a whole, (excluding utilities) by the aggregate dollar value of purchases by the Acquired Companies, taken as a whole, during the 12 month period ended December 31, 2018 (each a “Top Supplier”) and (ii) with respect to each Top Supplier such aggregate dollar value of purchases. No Top Supplier has terminated or adversely modified the amount, frequency or terms of the business such Top Supplier conducts since the date of the Balance Sheet with any Acquired Company. No Acquired Company has received any written notice, nor does any Acquired Company have any Knowledge, that any Top Supplier intends to terminate or adversely modify the amount, frequency or terms of the business such Top Supplier conducts with any Acquired Company in any material respect. None of the Acquired Companies has any outstanding material dispute with a Top Supplier. (b) Schedule 4.22(b) of the Disclosure Schedules contains a true, complete and accurate list of (i) the 20 largest customers (consolidating into a single customer all affiliated customers) of the Acquired Companies, taken as a whole, by the aggregate dollar value of sales by the Acquired Companies, taken as a whole, during the 12 month period ended December 31, 2018, (each a “Top Customer”) and (ii) with respect to each Top Customer, the aggregate dollar value of such sales. No Top Customer has terminated or adversely modified the amount, frequency or terms of the business such Top Customer conducts since the date of the Balance Sheet with any Acquired Company. No Acquired Company has received any notice, nor does any Acquired Company have any Knowledge, that any such Top Customer intends to terminate or adversely modify the amount, frequency or terms of the business such Top Customer conducts with any Acquired Company in any material respect. None of the Acquired Companies has any outstanding material dispute with a Top Customer. Except as set forth on Schedule 4.22(b) of the Disclosure Schedules, none of the Contracts with the Top Customers contain any provisions that could reasonably be expected to result in any Acquired Companies being liable for liquidated Damages nor does any Top Customer currently have a valid claim for liquidated Damages under such provisions. 36

4.23 Insurance Policies. Schedule 4.23 of the Disclosure Schedules contains a true, complete and accurate list of all insurance policies to which any Acquired Company is a party or which provide coverage to or for the benefit of or with respect to any Acquired Company or any Service Provider in its capacity as such (the “Insurance Policies”), indicating in each case the type of coverage, name of the insured, the insurer, the expiration date of each policy and the amount of coverage. True, complete and accurate copies of all such Insurance Policies have been provided or made available to Acquiror. Each Insurance Policy is in full force and effect and shall remain in full force and effect in accordance with its terms immediately following the Closing and has not been subject to any lapse in coverage. The Acquired Companies are current in all premiums or other payments due under the Insurance Policies and have otherwise complied in all material respects with all of their obligations under each Insurance Policy. To the Knowledge of the Acquired Companies, the Acquired Companies have given timely notice to the insurer of all material claims that may be insured thereby under any Insurance Policy. During the past three years, no Acquired Company has been refused any insurance by, nor has coverage been limited by, any insurance carrier with which any Acquired Company has carried insurance or any other insurance carrier to which any Acquired Company has applied for insurance, and no insurer has issued a reservation of rights or denial of coverage for claims or incidents which could give rise to a claim under any Insurance Policy. No Insurance Policy provides for any retrospective premium adjustment or other experience based Liability on the part of any Acquired Company. 4.24 Bank Accounts. Schedule 4.24 of the Disclosure Schedules is a true, complete and accurate list of each bank or financial institution in which any Acquired Company has an account, safe deposit box or lockbox, or maintains a banking, custodial, trading or similar relationship, the number of each such account or box, and the names of all Persons authorized to draw thereon or to having signatory power or access thereto. 4.25 Product Warranty; Aviation Regulation Compliance. (a) All products manufactured, sold or delivered by any Acquired Company have been in material conformity with all applicable warranties, and no Acquired Company has any Liability for replacement thereof or other Damages in connection therewith in excess of any warranty reserve established with respect thereto on the Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with GAAP and the past custom and practice of the Acquired Companies. No products manufactured, sold or delivered by any Acquired Company are subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale with respect thereto which, in each case, have been made available to Acquiror. No Acquired Company has received any notice of any claims for, and to the Knowledge of the Acquired Companies there is no reasonable basis for, any extraordinary product recalls, returns, warranty obligations or service calls relating to any of its products or services. No Acquired Company has had or has any Liability arising out of any injury to individuals or property as a result of the ownership, possession or use of any products manufactured, sold or delivered by any Acquired Company or with respect to any services rendered by any Acquired Company. (b) Each of the Acquired Companies (i) is in compliance in all material respects with all Applicable Laws prescribed by the U.S. Federal Aviation Administration 37

(“FAA”) under Title 14 of the Code of Federal Regulations and similar Laws prescribed by foreign aviation authorities (such Laws, including those prescribed by the FAA, collectively, “Aviation Regulations”), (ii) has, at all times as to which the applicable statute of limitations has not yet expired, (A) not violated or made voluntary disclosures with respect to potential violations of any Aviation Regulations, (B) to the Knowledge of the Acquired Companies not been subject to an investigation with respect to potential violations of any Aviation Regulations, and (C) not been cited by the FAA or foreign aviation authorities for any material discrepancies or violations during inspections or audits, and (D) not received any Air Worthiness Directives (as such term is defined in the Federal Aviation Regulations, 14 C.F.R. § 39, as amended) issued by the FAA (or, with respect to such issuances by any foreign aviation Governmental Body, the foreign equivalent thereof) pursuant to which a known safety deficiency was found in any of the products of the Acquired Companies, and no such Air Worthiness Directives are pending. 4.26 Anti-Money Laundering. The Acquired Companies are in and have (at all times since January 1, 2014) been in compliance in all material respects with all anti-money laundering Laws and guidelines applicable to the Acquired Companies, and no Proceeding by or before any Governmental Body against or affecting any Acquired Company, or any Assets with respect to any such Laws or guidelines is pending or, to the Knowledge of the Acquired Companies, threatened. 4.27 Anticorruption; Improper Payments. None of the Acquired Companies, nor any Seller, nor to the Knowledge of the Acquired Companies any director, member, officer, manager, employee, or any other Person authorized to act on behalf of any of the Acquired Companies or any Seller, has, directly or indirectly, taken any act in furtherance of an offer, payment, promise to pay, authorization, or ratification of payment, directly or indirectly, of any money or anything of value (including any gift, bribe, payoff, influence payment, kickback, sample, rebate, travel, meal and lodging expense, entertainment, service, equipment, debt forgiveness, donation, grant or other thing of value, however characterized) to any Government Official or any Person to secure any improper advantage or to obtain or retain business that would cause any Acquired Company or Seller to be in violation of Improper Payment Laws. Each Acquired Company complies, and since January 1, 2014 has complied with all Improper Payment Laws. Without limiting the generality of the foregoing, (a) none of the Acquired Companies nor any Seller has violated or is in violation in any material respect of the U.S. Anti-Kickback Statute (42 U.S.C. Section 1302a-7(b)), the Federal False Claims Act (31 U.S.C. Sections 3729, et seq.) or any related or similar Law and (b) there has been no use or authorization of money or anything of value relating to any unlawful payment or secret or unrecorded fund or any false or fictitious entries made in the books and records of any Acquired Company relating to the same. None of the Acquired Companies, nor any Seller, nor to the Knowledge of the Acquired Companies any of their respective Affiliates or Persons acting on their behalf have received any notice or communication from any Person that alleges (nor been involved in any internal investigation involving) any allegations relating to potential violation of any Improper Payment Laws or other Applicable Law, nor have received a request for information from any Governmental Body regarding Improper Payment Laws. No Government Official has, directly or indirectly, the right of control over, or any beneficial interest in any Acquired Company. 38

4.28 Import and Export Control Laws. The Acquired Companies have, at all times as to which the applicable statute of limitations has not yet expired, conducted their import and export transactions in accordance with all applicable Customs and International Trade Laws, and all other applicable import/export controls of other countries with which the Acquired Companies do business. Without limiting the foregoing: (a) the Acquired Companies have obtained, and are in compliance with, all export licenses, license exceptions and other consents, notices, waivers, approvals, orders, authorizations, registrations, declarations, classifications and filings with any Governmental Body required for (i) the export and re-export of products, services, Software and technologies and (ii) releases of technologies and Software to foreign nationals located in the United States and abroad (“Export Approvals”); (b) there are no pending or, to the Knowledge of the Acquired Companies, investigations or threatened claims against any Acquired Company with respect to such Export Approvals; (c) to the Knowledge of the Acquired Companies, no Export Approvals with respect to the Contemplated Transactions are required; (d) none of the Acquired Companies, and no manager, director or officer thereof, nor, to the Knowledge of the Acquired Companies, any employee, agent, or Affiliate of the Acquired Companies is a Sanctioned Person; (e) neither the Acquired Companies nor to the Knowledge of the Acquired Companies any of their Affiliates is a party to any Contract or bid with, or has conducted business with (directly or, to the Knowledge of the Acquired Companies, indirectly), any Sanctioned Person in violation of Law; or has pending or, to the Knowledge of the Acquired Companies, threatened claims against it with respect to alleged violations of Sanctions; (f) since January 1, 2014, no Acquired Company has received written notice to the effect that a Governmental Body claimed or alleged that any Acquired Company was not in compliance with any Applicable Laws relating to the export of goods and services to any foreign jurisdiction against which the United States or the United Nations maintains Sanctions or export controls, including applicable regulations of the United States Department of Commerce and the United States Department of State; and (g) since January 1, 2014, neither the Acquired Companies nor any of their Affiliates has made any voluntary disclosures to, or has been subject to any fines, penalties, or Sanctions from, any Governmental Body regarding any past import or export control violations. 4.29 Privacy and Data Security. (a) To the Knowledge of each Acquired Company, it complies, and since January 1, 2015 has complied with all Privacy and Information Security Requirements. No Acquired Company, nor, to the Knowledge of the Acquired Companies, any other Person, has received any written notice or other communication, from any Governmental Body or otherwise, since January 1, 2015 regarding any actual or possible violation of, or failure to comply with, 39 any Privacy and Information Security Requirement by or with respect to such Acquired Company. There is not currently pending and since January 1, 2015 there has not been, any Proceeding against any Acquired Company alleging any violation of, or failure to comply with, any Privacy and Information Security Requirement. (b) Except as set forth on Schedule 4.29(b) of the Disclosure Schedules, each Acquired Company has provided reasonable and accurate notice of such Acquired Company’s privacy and personal data collection and use policies on its websites and other customer and public communications as required by Applicable Law. (c) Except as set forth on Schedule 4.29(c) of the Disclosure Schedules, each Acquired Company is in compliance in all material respects with the terms of all Contracts, policies and notices to which such Acquired Company is a party relating to data privacy, security or breach notification (including provisions that impose conditions or restrictions on the collection, storage, use, disclosure, retention or transfer of Personal Information). (d) To the Knowledge of the Acquired Companies, no Person has, or is reasonably suspected to have, gained unauthorized access to or caused or suffered a breach (including without limitation any loss of integrity or availability) with respect to any Company IT Systems or Company Products, or data or Personal Information thereon, or used, accessed or disclosed any Personal Information, or Company IT System for any illegal or unauthorized purpose. Each Acquired Company has made all requisite notices and obtained all required consents, and satisfied all other requirements (including notification to privacy or data protection authorities), necessary for such Acquired Company’s collection, storage, use, disclosure, retention or onward and/or international transfer, and Acquiror’s access to, any Personal Information or other data in connection with the conduct of the Business as currently conducted and contemplated to be conducted. (e) Except as set forth on Schedule 4.29(e) of the Disclosure Schedules, each Acquired Company has implemented and maintained commercially reasonable organizational, administrative, physical and technical safeguards for a company in the Acquired Companies’ industry, reasonably necessary to (i) secure Company IT Systems and Company Products, and any Personal Information thereon, from unauthorized access, acquisition, interruption, alteration, modification, or use by any Person, (ii) defend Company IT Systems and Company Products against denial of service attacks, distributed denial of service attacks, hacking attempts, and like attacks and activities by any other Person, and (iii) ensure the continued, uninterrupted, and error-free operation of Company IT Systems and Company Products, including employing commercially reasonable security, maintenance, disaster recovery, redundancy, backup, archiving, and virus or malicious device scanning/protection measures. Each employee and agent has received training regarding information security that is relevant to each such employee’s or agent’s role and responsibility within the Acquired Companies. Each Acquired Company has timely and reasonably remediated and addressed any and all material or critical audit findings relating to such Acquired Company’s implementation of administrative, physical and technical safeguards. Each Acquired Company has provided all requisite notices and obtained all required consents, and satisfied all other applicable legal or contractual requirements (including but not limited to notification to any Governmental Body), necessary for such Acquired Company’s Processing (including international and onward transfer) of all Personal 40

Information in connection with the conduct of the business as currently conducted and in connection with the consummation of the transactions contemplated hereunder. (f) To the Knowledge of each Acquired Company, the Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the Business as currently conducted and currently contemplated to be conducted. To the Knowledge of the Acquired Companies, the Company IT Systems and Company Products have had no material errors or defects that have not been remedied and contain no code designed to disrupt, disable, harm distort or otherwise impede in any manner the legitimate operation of such Company IT Systems or Company Products (including what are sometimes referred to as “viruses”, “worms”, “time bombs” or “back doors”) that has not been removed or fully remedied. Since January 1, 2015, no Acquired Company has experienced any material disruption to, or material interruption in, the conduct of its Business attributable to a defect, breakdown, unauthorized access, introduction of a virus or other malicious programming, or other failure or deficiency on the part of any computer Software or the Company IT Systems. The execution, delivery and performance of this Agreement will not result in any material violations of any Privacy and Information Security Requirements. 4.30 Government Contracts. (a) Schedule 4.30(a) of the Disclosure Schedules contains a true, complete and accurate list as of the date of this Agreement of each Government Contract. (b) Each Government Contract held by an Acquired Company is legal, valid, binding, enforceable and in full force and effect and not subject to any pending or, to the Knowledge of the Acquired Companies, threatened Proceedings. (c) Except as set forth on Schedule 4.30(c) of the Disclosure Schedules, since January 1, 2014, with respect to each Government Contract: (i) None of the Acquired Companies have received a notice of termination for convenience, a notice of termination for default, stop work order (other than those relating to funding issues outside of the Acquired Companies’ control), a material cure notice or a material show cause notice pertaining to any Government Contract. None of the Acquired Companies has received any notice from any Governmental Body pertaining to the Government Contracts indicating that it intends to cancel or otherwise adversely modify its relationship with any of the Acquired Companies. (ii) The Acquired Companies are, and have been since January 1, 2014, in material compliance with all terms and conditions of the Government Contracts, including all clauses, provisions, requirements and specifications relating to quality assurance, testing and inspection. (iii) None of the Acquired Companies has received any adverse or negative past performance evaluations or ratings in connection with any Government Contract by any Governmental Body. 41

(iv) None of the Acquired Companies is (A) to the Knowledge of the Acquired Companies under or identified in any administrative, civil or criminal investigation or indictment, or (B) is a party to any administrative or civil litigation, involving false statements, false claims or other misconduct or any other Proceeding, relating to any of the Government Contracts or bids for Government Contracts. (v) None of the Acquired Companies, nor to the Knowledge of the Acquired Companies, any director, officer, member, employee, consultant or Affiliate of the Acquired Companies, has been or is suspended, debarred or, to the Knowledge of the Acquired Companies, proposed for suspension or debarment from government contracting. (vi) Each Acquired Company and each of their respective employees possess all facility and personnel security clearances necessary to perform all Government Contracts, and all such security clearances are valid and in full force and effect. The Acquired Companies and, to the Knowledge of the Acquired Companies, their respective employees are in compliance in all material respects with the requirements applicable to such security clearances, including those set forth in the National Industrial Security Program Operating Manual. (vii) None of the Acquired Companies, nor, to the Knowledge of the Acquired Companies, any director, officer, trustee, employee, consultant, advisor or other representative thereof, has, in any material respect, violated any Law or administrative or contractual restrictions concerning the employment of (or discussions concerning possible employment with) current or former officials or employees of a Governmental Body (regardless of the branch of government), including the so-called “revolving door” restrictions set forth at 18 U.S.C. Section 207 or similar provisions under state or local laws. (viii) The representations, certifications and warranties made by each of the Acquired Companies with respect to the Government Contracts were accurate and complied with Law in all material respects as of their effective date. (ix) None of the Acquired Companies has received any written, or to the Knowledge of the Acquired Companies, oral notification of material cost, schedule, technical or quality problems that would reasonably result in Damages against the any of the Acquired Companies (or successors in interest) by a Governmental Body, a prime contractor or a higher tier subcontractor. (x) To the Knowledge of the Acquired Companies, there are no Government Contracts pursuant to which any Acquired Company has experienced cost, schedule, technical or quality problems that would result in Damages against any of the Acquired Companies (or successors in interest) by a Governmental Body, a prime contractor or a higher tier subcontractor. (d) To the Knowledge of the Acquired Companies: (i) The Government Contracts are not currently the subject of bid or award protest proceedings; and 42

(ii) None of the Acquired Companies has any pending or presently anticipates any claim or request for equitable adjustment, however styled, in conjunction with a Government Contract. (e) The Acquired Companies have maintained all required records under the Cost Accounting Standards and have not received any denial of costs or been required to modify any allocation of costs as a result of any audit under the Cost Accounting Standards, nor otherwise been denied payment as the result of any cost accounting audit or contract closeout. 4.31 No Brokers or Finders. Except for KAL Capital Markets LLC, none of the Acquired Companies nor any of their respective Affiliates has retained any broker or finder, agreed to pay or made any statement or representation to any Person that would entitle such Person to, any broker’s, finder’s or similar fees or commissions in connection with the Contemplated Transactions. 4.32 No Other Representations or Warranties. Except for the representations and warranties expressly contained in this Article 4 (as modified by the Disclosure Schedules), in any certificate delivered pursuant to this Agreement and in any Related Agreement, neither the Sellers, the Acquired Companies nor any other Person makes any other express or implied representation or warranty with respect to Sellers, the Purchased Interests, the Acquired Companies or the Contemplated Transactions and any other rights or obligations to be transferred hereunder or pursuant hereto. Except for the representations and warranties expressly contained in this Article 4 (as modified by the Disclosure Schedules) and in any certificate delivered pursuant to any of the Related Agreements, the Sellers and the Acquired Companies and their respective Affiliates and Representatives hereby disclaim all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to Acquiror or its Affiliates or Representatives (including any opinion, information, projection, or advice that may have been or may be provided to Acquiror by any director, officer, employee, agent, consultant, or representative of the Sellers or the Acquired Companies). Except for the representations and warranties expressly contained in this Article 4, the Sellers and the Acquired Companies and their respective Affiliates and Representatives make no representations or warranties to Acquiror regarding the probable success or profitability of the Acquired Companies. Notwithstanding the foregoing, this Article 4 shall not (and shall not be deemed to) limit, modify or otherwise affect, any claim or action based on fraud. ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF ACQUIROR Acquiror represents and warrants to the Sellers as follows: 5.1 Good Standing and Other Matters. Acquiror is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, other than in such jurisdictions where the failure so to qualify would not be reasonably likely, individually or in the aggregate, to have a material adverse effect on Acquiror. 43

5.2 Capitalization of Acquiror. As of February 22, 2019, the authorized capital stock of Acquiror consists of (a) 195,000,000 shares of common stock, $0.001 par value per share (“Acquiror Common Stock”), of which 104,046,886 shares are issued and outstanding, and (b) 5,000,000 shares of preferred stock, $0.001 par value per share, none of which are issued and outstanding. Except as disclosed in the SEC Reports, no bonds, debentures, notes or other instruments or evidence of indebtedness having the right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matters on which Acquiror’s stockholders may vote are issued or outstanding. All issued and outstanding shares of Acquiror Common Stock are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights. The shares comprising the Closing Stock Payment, when issued, will be duly authorized, validly issued, fully paid and nonassessable shares of common stock of Acquiror and will not be issued in violation of any preemptive rights. 5.3 Shares of Acquiror Common Stock. Except as set forth in Section 6.9, the Closing Stock Payment will be issued in compliance with Applicable Laws, free and clear of any and all Liens. The sale and delivery of the shares comprising the Closing Stock Payment will vest in the holders thereof legal and valid title to such shares of Acquiror Common Stock. 5.4 Authority. Acquiror has all requisite corporate power and authority to conduct its business as it is presently conducted and to own, lease or operate its properties and assets and execute, deliver and perform its obligations under this Agreement and each of the Related Agreements to which it is a party and to consummate the Contemplated Transactions. The execution and delivery of this Agreement and the Related Agreements to which Acquiror is a party, the performance by Acquiror of its obligations hereunder and thereunder and the consummation by Acquiror of the Contemplated Transactions have been duly authorized. This Agreement and the Related Agreements to which Acquiror is a party have been duly executed and delivered by Acquiror and constitute the legal, valid and binding obligation of Acquiror, enforceable against it in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting the rights of creditors generally and the availability of equitable remedies. 5.5 No Conflict. The execution, delivery and performance by Acquiror of this Agreement and the Related Agreements to which Acquiror is a party and the consummation of the Contemplated Transactions will not: (a) violate, contravene or conflict with any provision of the operating agreement, certificate of formation, certificate of incorporation, bylaws or similar organizational documents of Acquiror; (b) violate, contravene or conflict with any resolution adopted by Acquiror’s board of directors; (c) violate, contravene or conflict with any Law or Order applicable to Acquiror; (d) except as set forth in Section 6.9, result in the creation or imposition of any Lien upon the shares comprising the Closing Stock Payment; or 44

(e) contravene, conflict with, result in the violation or breach of any of the terms or conditions of, or constitute (with or without notice or lapse of time or both) a default under or an Event which would, or could reasonably be expected to give rise to, any right of notice, modification, acceleration, payment, withdrawal, suspension, cancellation or termination under, or in any manner release any party thereto from any obligation under, or otherwise affect any rights of Acquiror under, any material Contract, material Permit or other material instrument or obligation of any kind or nature, in any case whether written or oral, by which Acquiror or any of its assets may be bound or affected, except, in the case of clauses (c) and (e) of this Section 5.5, for any such violations, conflicts, defaults or violations that would not reasonably be expected to have a material adverse effect on the ability of Acquiror to consummate the Contemplated Transactions. 5.6 Consents and Approvals. No consent, approval, license, Permit, Order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Body or other Person is required to be made or obtained by Acquiror in connection with the authorization, execution, delivery and performance of this Agreement or any Related Agreement, or the consummation of the Contemplated Transactions, except for filings with the SEC, notifications to NASDAQ and filings under state securities or “blue sky” laws and except where the failure to obtain such consent, approval, authorization or action or to make such filing or notification would not be reasonably expected to be material to Acquiror. 5.7 Litigation. There are no Proceedings pending or, to the knowledge of Acquiror, threatened against or affecting Acquiror, or any of its Subsidiaries or any of its or their officers, directors or employees (in their respective capacities as such) that (a) have had, or would reasonably be expected to have, a material adverse effect on the ability of Acquiror to consummate the Contemplated Transactions or (b) seek to restrain or prohibit or to obtain damages or other relief in connection with the Contemplated Transactions. 5.8 Compliance with Laws. To the Knowledge of Acquiror, Acquiror is not under or identified in any administrative, civil or criminal investigation or indictment, or a party to any administrative or civil litigation, involving false statements, false claims or other misconduct or any other Proceeding, relating to any of its material Acquiror Government Contracts. None of Acquiror, nor to the Knowledge of Acquiror, any director, officer, member, employee, consultant or Affiliate of Acquiror, has been or is suspended, debarred or, to the Knowledge of Acquiror, proposed for suspension or debarment from government contracting. 5.9 No Brokers or Finders. Except for Canaccord Genuity Inc., neither Acquiror nor any of its Affiliates has retained any broker or finder, agreed to pay or made any statement or representation to any Person that would entitle such Person to, any broker’s, finder’s or similar fees or commissions in connection with the Contemplated Transactions. 5.10 SEC Reports. (a) Since December 31, 2015, Acquiror has filed all forms, reports and documents with the SEC that have been required to be filed by it under Applicable Law prior to the date hereof (all such forms, reports and documents, together with all exhibits and schedules 45 thereto, the “SEC Reports”). Each of the consolidated balance sheets included in or incorporated by reference into the SEC Reports (including related notes and schedules) complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly presents, in all material respects, the consolidated financial position of Acquiror and its Subsidiaries (or such Entities as indicated in such statements) as of its date, and each of the consolidated statements of operations, cash flows and changes in stockholders’ equity included in or incorporated by reference into the SEC Reports (including any related notes and schedules) fairly presents, in all material respects, the results of operations, cash flows or changes in stockholders’ equity, as the case may be, of Acquiror and its Subsidiaries (or such Entities as indicated in such balance sheet) for the periods set forth therein (subject, in the case of unaudited statements, to (i) such exceptions as may be permitted by Form 10-Q and (ii) normal, recurring year-end audit adjustments which are not material in the aggregate), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein. (b) As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of the last such amendment or superseding filing) or submission date, as the case may be (i) each SEC Report complied as to form, in all material respects, with the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Sarbanes-Oxley Act of 2002, as amended, or any successor statute, rules or regulations thereto (“Sarbanes-Oxley Act”) and the Dodd-Frank Act of 2010, as the case may be, and the applicable rules and regulations promulgated thereunder, each as in effect on the date such SEC Report was filed, and (ii) each SEC Report did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, to the knowledge of Acquiror, none of the SEC Reports is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation. No executive officer of Acquiror has failed to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act with respect to any SEC Report. Neither Acquiror nor, to the knowledge of Acquiror, any of its Representatives, has received notice from any Governmental Body challenging or questioning the accuracy, completeness, form or manner of filing of such certifications. Except as previously disclosed in the SEC Reports since the enactment of the Sarbanes-Oxley Act, Acquiror and, to the Knowledge of Acquiror, each of its officers and directors, have been and are in compliance, in all material respects, with (A) the applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder and (B) the applicable listing and corporate governance rules and regulations of the NASDAQ Global Select Market. (c) As of the date of this Agreement, Acquiror is a “well known seasoned issuer” as defined in Rule 405 promulgated by the SEC pursuant to the Securities Act. 5.11 Sufficiency of Funds. Acquiror has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Closing Cash Payment and consummate the Contemplated Transactions. Acquiror’s willingness to consummate the Contemplated Transactions is not conditioned, implicitly or otherwise, on financing not yet obtained. 46

5.12 Investigation; No Reliance. Acquiror acknowledges and agrees that it has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning the Sellers, the Acquired Companies, the Purchased Interests and the Contemplated Transactions and any other assets, rights or obligations to be transferred hereunder or pursuant hereto. Except for the specific representations and warranties expressly made by each of the Sellers and the Acquired Companies in Article 3 and Article 4 of this Agreement, or in any certificate delivered pursuant to this Agreement or any of the Related Agreements, Acquiror acknowledges and agrees that (i) the Sellers and the Acquired Companies and their respective Affiliates and Representatives are not making and have not made any representation or warranty, expressed or implied, at law or in equity, in respect of the Purchased Interests, the Sellers, the Acquired Companies, or any of the Acquired Companies’ respective businesses, assets, Liabilities, operations, prospects, or condition (financial or otherwise), including with respect to merchantability or fitness for any particular purpose of any assets, the nature or extent of any Liabilities, the prospects of the business of the Acquired Companies, the effectiveness or the success of any operations, or the accuracy or completeness of any confidential information memoranda, documents, projections, material or other information (financial or otherwise) regarding the business of the Acquired Companies furnished to Acquiror or its Representatives or made available to Acquiror and its Representatives in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the transactions contemplated hereby, or in respect of any other matter whatsoever, and (ii) no Representative of the Sellers or the Acquired Companies or any of their respective Affiliates and Representatives has any authority, express or implied, to make any representations, warranties or agreements not specifically set forth in this Agreement, in any certificate delivered pursuant to this Agreement or any of the Related Agreements. The parties hereto acknowledge and agree that nothing contained in this Section 5.12 shall limit or waive any claim based on fraud. ARTICLE 6. COVENANTS AND OTHER AGREEMENTS 6.1 Reasonable Efforts; Cooperation. Subject to the other provisions hereof, each party shall use its reasonable, good faith efforts to perform its obligations hereunder and to take, or cause to be taken, and do, or cause to be done, all things necessary, proper or advisable under Applicable Laws to consummate the Contemplated Transactions and make effective the Contemplated Transactions. 6.2 Public Announcements. No party to this Agreement shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other parties hereto. Notwithstanding the foregoing, nothing herein shall be deemed to prohibit a party from making any public disclosure as may be required by Applicable Law, court process or by obligations pursuant to any listing agreement with or rules of any securities exchange or trading market on which securities of any party are listed, in which case the party required to make the release or announcement shall use commercially reasonable efforts to allow the other party or parties hereto reasonable time to comment on such release or announcement in advance of such issuance (it being understood that the final form and content of any such release or announcement, as well as the timing of any such release or announcement, shall be at the final discretion of the disclosing party). 47

6.3 Restrictive Covenants. (a) Confidentiality. For a period of five years following the Closing Date, each Seller shall not, and such Seller shall cause its Affiliates not to, use or disclose or convey to any third party, any Confidential Information; provided, however, that any Seller or its Affiliates may furnish such portion (and only such portion) of the Confidential Information as such Seller or such Affiliate reasonably determines it is legally obligated to disclose if: (i) it receives a request to disclose all or any part of the Confidential Information under the terms of a subpoena, civil investigative demand or Order issued by a Governmental Body; (ii) to the extent not inconsistent with such request, it notifies Acquiror of the existence, terms and circumstances surrounding such request and consults with Acquiror on the advisability of taking steps available under Applicable Law to resist or narrow such request; (iii) it exercises its reasonable best efforts to obtain an Order or other reliable assurance that confidential treatment will be accorded to the disclosed Confidential Information; and (iv) disclosure of such Confidential Information is required to prevent such Seller or such Affiliate from being held in contempt or becoming subject to any other penalty under Applicable Law. (b) Non-Competition. Each Seller covenants and agrees that, during the period beginning on the Closing Date and ending on the tenth anniversary of the Closing Date, (the “Restricted Period”) such Person will not, and shall cause its Affiliates not to, other than for or on behalf of Acquiror and or the Acquired Companies, directly or indirectly, engage or participate in any manner (as an owner, equity holder, financing source, director, manager, officer, employee, agent, representative, consultant, Service Provider or otherwise) in any business that is competitive with the Business, anywhere in the United States, the UK, Germany, Puerto Rico and Canada, which represent the geographical locations in which the Acquired Companies have material operations. Notwithstanding the foregoing, nothing contained in this Section 6.3(b) shall prohibit any Seller or its Affiliates from passively investing in less than 2% of any class of stock listed on a national securities exchange or traded in the over-the-counter market. In the event of a Change of Control following the Closing Date, the Restricted Period for purposes of Section 6.3(b)-(d) shall terminate on the fifth anniversary of the Closing Date. Notwithstanding anything herein to the contrary, nothing in this Agreement shall prohibit JB or SB from [***]. (c) Non-Solicitation of Business Relationships. Without limiting the generality of the provisions of Section 6.3(b) above, each Seller covenants and agrees that during the Restricted Period such Person will not, and will cause its Affiliates not to, directly or indirectly, solicit, induce or advise or participate in any manner (as an owner, equity holder, financing source, director, member, officer, manager, employee, agent, representative, consultant, Service Provider or otherwise) in any business that solicits, induces or advises, any Person that is or was a customer, supplier or other business relation of any Acquired Company at any time during the 24 month period prior to the Closing Date for purposes of diverting such Person’s business from any Acquired Company or providing any goods or services which are or may reasonably be considered to be competitive with those provided by the Business. (d) Non-Solicitation of Employees and Contractors. Each Seller covenants and agrees that during the Restricted Period, it will not, and will cause its Affiliates not to, directly or indirectly, (i) without the prior written approval of Acquiror, employ or engage any 48 individual that served as an officer, manager, employee or independent contractor of the Business or any Acquired Company during the 12-month period prior to the Closing Date (each, a “Covered Employee”), or (ii) induce or attempt to induce, or cause or solicit any Covered Employee to leave the employment of Acquiror or any Acquired Company or otherwise seek to influence or alter such individual’s relationship with Acquiror or any Acquired Company; provided, however, that the placement of any general mass solicitation or advertising that is not targeted at any Covered Employee, shall not be considered a violation of this Section 6.3(d)(ii). (e) Non-Disparagement. For a period of five years after the Closing Date, each Seller hereby covenants and agrees that such Seller shall not make or publish written or oral statements that would reasonably be deemed to be disparaging, deleterious or damaging in any material respect to the integrity, reputation or goodwill of the Acquired Companies or their respective Affiliates, or any of their respective directors, officers or employees. Notwithstanding the foregoing, this provision shall not in any way limit, restrict, or impede each Seller’s ability to provide truthful testimony or information (i) in response to a subpoena, court order, or valid request by a Governmental Body, (ii) in connection with any good faith dispute arising under this Agreement or any Related Agreement, or (iii) as otherwise required by Law. (f) Acknowledgements; Remedies. Each Seller acknowledges and agrees that: (i) the Sellers, together with the employees of the Acquired Companies, have over many years devoted substantial time, effort and resources to developing the trade secrets and other confidential and proprietary information of the Acquired Companies as well as the goodwill and established relationships of the Acquired Companies with clients, suppliers, employees and others doing business with the Acquired Companies; (ii) that such goodwill and established relationships, trade secrets and other information are vital to the successful conduct of the business of the Acquired Companies in the foreseeable future; (iii) that the Acquired Companies, in the furtherance of the business, have in the past provided Seller with the opportunity and support necessary to allow the Seller to establish personal and professional relationships with clients, suppliers, employees and others having business relationships with the Acquired Companies and afforded the Seller access to the trade secrets and other confidential and proprietary information of the Acquired Companies; (iv) that because of the opportunities and support so provided to the Seller and because of the Seller’s access to the confidential information and trade secrets of the Acquired Companies, the Seller would be in a unique position to divert business from the Acquired Companies and to cause irreparable damage to the Acquired Companies were the Seller to be allowed to compete with the Acquired Companies or to commit any of the other acts prohibited in this Section 6.3; (v) the covenants and agreements set forth in this Section 6.3 were a material inducement to Acquiror to enter into this Agreement and to perform its obligations hereunder; (vi)Acquiror and its stakeholders would not obtain the benefit of the bargain set forth in this Agreement as specifically negotiated by the parties if such Seller or any of its Affiliates breached any provisions of this Section 6.3; (vii) any breach of any provisions of this Section 6.3 by such Seller or its Affiliates would result in a significant loss of goodwill by Acquiror and the Acquired Companies; (viii) the Purchase Price is sufficient consideration to make the covenants and agreements set forth herein enforceable; (ix) if such Seller is an individual, the covenants set forth in this Section 6.3 will not interfere with their ability to earn a living; (x) the length of time, scope and geographic coverage of the covenants set forth in this Section 6.3 is reasonable given the benefits such Seller will directly or indirectly receive hereunder; (xi) such Seller is familiar with all the restrictive covenants contained in this 49

Section 6.3 and is fully aware of its obligations hereunder; and (xii) such Seller will not challenge the reasonableness of the time, scope, geographic coverage or other provisions of this Section 6.3 in any Proceeding, regardless of who initiates such Proceeding. Each Seller further acknowledges and agrees that irreparable injury will result to Acquiror if such Seller or any of its Affiliates breaches any of the terms of this Section 6.3, and that in the event of an actual or threatened breach by such Seller or any of its Affiliates of any of the provisions contained in this Section 6.3, Acquiror will have no adequate remedy at Law. Each Seller accordingly agrees that in the event of any actual or threatened breach by such Seller or any of its Affiliates of any of the provisions contained in this Section 6.3, Acquiror and its successors and assigns, including, without limitation, any Person that acquires (by merger, purchase or sale of assets or stock or otherwise) any part of the Business, shall be entitled to injunctive and other equitable relief without (A) posting any bond or other security, (B) proving actual damages or (C) showing that monetary damages are an inadequate remedy. Nothing contained herein shall be construed as prohibiting Acquiror from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any Damages that it is able to prove. Each Seller shall cause its Affiliates to comply with this Section 6.3, and shall be liable for any breach by any of its Affiliates of this Section 6.3. 6.4 [Reserved]. 6.5 [***] Right of First Refusal. (a) The Sellers hereby represent and warrant that, as of the date of this Agreement: (i) they collectively own [***] with no limitations, qualifications or restrictions on such rights and powers, (ii) all of the outstanding Equity Securities of [***] have been duly authorized, validly issued and are fully paid and non-assessable, (iii) there are no outstanding agreements, options, warrants or rights to directly or indirectly subscribe for or purchase, or that directly or indirectly require [***] to issue, transfer or sell, its Equity Securities or any securities directly or indirectly convertible into or exchangeable for its Equity Securities, and there are no agreements containing profit participation or phantom equity features with respect to [***]. (b) On and after the Closing Date, Acquiror shall have a right of first refusal (the “Right of First Refusal”) to purchase [***]. For the avoidance of doubt, each Seller hereby acknowledges and agrees that, on and after the Closing Date, it will not be permitted to sell, pledge, assign, transfer, hypothecate or otherwise dispose of (each a “Transfer”) his, her, or its respective Equity Securities in [***] unless Acquiror first has the opportunity to purchase such Equity Securities on the terms set forth below. The parties further agree that (i) any definitive agreement related to the purchase of [***] by Acquiror shall contain a non-competition covenant by the Sellers, which shall survive in full force and effect for the maximum period permitted by Applicable Law, and (ii) [***]. (c) In the event that any Seller desires to Transfer his, her, or its respective Equity Securities in [***] on or after the Closing Date, whether or not in connection with such Seller receiving a third party offer with respect to the same, the Seller shall deliver to the Acquiror a written notice (the “Transfer Notice”) stating: (i) the Seller’s bona fide 50 intention to sell or otherwise Transfer such Equity Securities; (ii) if applicable, the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the Equity Securities to be Transferred to each Proposed Transferee; and (iv) if applicable, the price for which and other material terms for which the Seller proposes to Transfer the Equity Securities. (d) [***] (e) In the event Sellers received an offer from a Proposed Transferee, if all or a portion of the Equity Securities proposed in the Transfer Notice to be Transferred are not purchased by Acquiror and/or its assignee(s) as provided in this Section 6.5, then the Seller may sell or otherwise Transfer such Equity Securities to that Proposed Transferee on the terms and conditions set forth in the Transfer Notice; provided that such sale or other Transfer must be consummated [***]. If the Equity Securities described in the Transfer Notice are not Transferred to the Proposed Transferee [***] 51

[***], or the terms and conditions set forth in the Transfer Notice are modified or amended, a new Transfer Notice shall be given to Acquiror, and Acquiror and/or its assignees shall again be offered the Right of First Refusal, as provided herein, before Equity Securities held by the Seller may be sold or otherwise Transferred. (f) Payment of the [***] pursuant to this Section 6.5 shall be made in cash (by check or wire transfer), within five Business Days after determination of the [***] or in the manner and at the time(s) mutually agreed to by Acquiror and the Seller. 6.6 [Reserved]. 6.7 Employee Matters. During the period beginning on the Closing Date and ending on December 31, 2019, Parent shall use commercially reasonable efforts to maintain the Employee Benefit Plans set forth on Schedule 6.7 of the Disclosure Schedules for the benefit of the Business Employees that are covered by such plans on the Closing Date. Nothing in this Agreement will (a) create a Contract between Acquiror or, after the Closing Date, any Acquired Company, on the one hand, and any Service Provider, on the other hand, (b) be construed as a guarantee of continued employment or engagement of any Service Provider, (c) be construed so as to prohibit Acquiror or any Acquired Company from having the right to terminate the employment or engagement of any Service Provider, (d) require or be construed to require Acquiror, any Affiliate of Acquiror or any Acquired Company to provide any Employee Benefit Plan or non-cash compensation (including retirement benefits, health or welfare benefits, equity- based compensation, or severance) to any Person, (e) prevent Acquiror or any Acquired Company from amending or terminating any Employee Benefit Plan in accordance with its terms, or (f) be construed as an amendment to any Employee Benefit Plan. Notwithstanding anything in this Agreement to the contrary, (i) no Service Provider may rely on this Agreement as the basis for any breach of contract claim against Acquiror or an Acquired Company and (ii) Acquiror and its Affiliates will have the sole discretion and authority to interpret their respective employee benefit and compensation plans, Contracts, arrangements and programs in accordance with their terms and Applicable Law. 6.8 Intercompany Arrangements. Except as set forth on Schedule 6.8 of the Disclosure Schedules, all intercompany and intracompany accounts or Contracts between any of the Acquired Companies, on the one hand, and any Seller and its Affiliates (other than the Acquired Companies), on the other hand, shall be cancelled without any consideration or further Liability to any party and without the need for any further documentation, immediately prior to the Closing. 6.9 Restrictive Legend. Each Seller acknowledges that the Acquiror Common Stock to be issued may not be sold, assigned, transferred, encumbered or disposed of unless they are registered under the Securities Act or unless an exemption from such registration is available. Accordingly, the following restrictive legend will be placed on any instruments, certificates or other documents evidencing the Acquiror Common Stock: “THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR 52

APPLICABLE STATE LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS: (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES; (ii) THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION; OR (iii) THE SECURITIES ARE SOLD PURSUANT TO RULE 144 OF SUCH ACT.” 6.10 Registration and Certain Other Rights. (a) Definitions. The following definitions will apply to this Section 6.10. (i) “Form S-3” means such form under the Securities Act as in effect on the date hereof or any other Registration Statement under the Securities Act that permits incorporation of substantial information by reference to other documents filed by the Acquiror with the SEC. (ii) “Permitted Transferee” means (A) with respect to any Seller who is a natural Person, (1) any member of such Seller’s immediate family (which shall include any spouse, lineal ancestor or descendant or sibling) or a trust for the exclusive benefit of, or any Person all of the equity interests of which are owned by, such Seller’s immediate family, or (2) a trust in respect of which such Seller serves as trustee or (B) with respect to any Seller who is a trust, any Person who is a beneficiary of such trust or a majority of the equity interests of which are beneficially owned by such trust, provided in each case the Permitted Transferee executes a counterpart signature page to this Agreement, pursuant to which such Permitted Transferee agrees to be bound by the terms of this Section 6.10. (iii) “Register,” “registered,” and “registration” shall refer to a registration under the Securities Act effected by preparing and (A) filing a Registration Statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such Registration Statement or (B) filing a prospectus and/or prospectus supplement in respect of an appropriate effective Registration Statement on Form S-3. (iv) “Registrable Securities” means (A) the Closing Stock Payment, and (B) any Equity Securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clause (A) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization; provided that, such securities will cease to be Registrable Securities upon the earliest to occur of (1) when they are sold pursuant to an effective Registration Statement under the Securities Act, or (2) when they become eligible for sale without restriction pursuant to Rule 144 (including Rule 144(c)). (v) “Registration Expenses” means all expenses incurred by the Acquiror in effecting any registration pursuant to this Agreement (whether or not any registration or prospectus becomes effective or final) or otherwise complying with its obligations under this 53

Section 6.10, including all registration, filing and listing fees, printing expenses, fees and disbursements of counsel for Acquiror and of one firm of counsel for all Sellers (not to exceed $15,000), blue sky fees and expenses, expenses of the Acquiror’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses. (vi) “Registration Statement” means any registration statement of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement. (vii) “Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such rule. (viii) “Selling Expenses” means all discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of financial advisors for the Sellers and all similar commissions relating to the Sellers disposition of Registrable Securities. (b) Registration Rights. Subject to the terms and conditions of this Agreement and the Acquiror’s receipt of information from the Sellers that is required to be included in a Form S-3 regarding the Sellers, upon request from the Sellers, Acquiror hereby agrees to prepare and file with the SEC (i) a Registration Statement or (ii) to the extent permitted by the rules and regulations of the SEC, a prospectus supplement in respect of an appropriate effective Registration Statement on Form S-3 in each case for the purpose of registering the resale of all of the Registrable Securities as soon as reasonably practicable after the Closing Date; provided that Acquiror may exclude the Registrable Securities of any Seller that has not complied with the provisions of this Section 6.10 or has notified Acquiror in writing of its election to exclude all of its Registrable Securities from such Registration Statement. A draft of such Registration Statement or prospectus supplement shall be provided to the Sellers and their counsel for their review and comment a reasonable time prior to its filing. Acquiror shall use commercially reasonable efforts to keep any Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of all Registrable Securities until the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement have been sold and any required prospectus delivery period with respect to such sale shall have expired, and (ii) the date on which all Registrable Securities covered by such Registration Statement may be sold without restriction pursuant to Rule 144 (including Rule 144(c)). (c) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Acquiror. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the Sellers. 54

(d) Obligations of Acquiror. (i) The Acquiror shall use commercially reasonable efforts to cause the Registration Statement to become effective as soon as practicable. The Acquiror shall notify the Sellers by facsimile or e-mail as promptly as practicable after any Registration Statement becomes effective or any prospectus or prospectus supplement has been filed and shall simultaneously provide the Sellers with copies of any related prospectus to be used in connection with the sale or other disposition of the securities covered thereby. (ii) The Acquiror shall use commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to the applicable Registration Statement and the prospectus or prospectus supplement used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; provided, however, that the Acquiror shall have no obligation to amend any Registration Statement to give effect to any transfers effected by the Sellers. (iii) The Acquiror shall use its commercially reasonable efforts to procure the cooperation of the Acquiror’s transfer agent in settling any sale or transfer of Registrable Securities. (iv) If requested by a Seller, the Acquiror shall promptly include in a prospectus supplement or amendment such information as the Seller may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after the Acquiror has received such request; provided, however, that the Acquiror shall have no obligation to file any prospectus supplement or amendment to give effect to any transfers effected by the Sellers. (v) Acquiror shall promptly notify each Seller who holds Registrable Securities at any time when a prospectus relating to the sale of Registrable Securities is required to be delivered under the Securities Act of the happening of any event, as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of a Seller of Registrable Securities promptly prepare and furnish to such Seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made. (vi) Acquiror shall advise each Seller of Registrable Securities promptly after it shall receive notice or obtain knowledge thereof, of (A) the issuance of any stop order, injunction or other order or requirement by the SEC suspending the effectiveness of any Registration Statement or the initiation or threatening of any Proceeding for such purpose, (B) the issuance by any state securities or other regulatory authority of any order suspending the 55 qualification or exemption from qualification of any of the Registrable Securities under state securities or “blue sky” laws or the initiation or threat of initiation of any Proceedings for that purpose and (C) the removal of any such stop order, injunction or other order or requirement or Proceeding or the lifting of any such suspension. (vii) Acquiror shall use commercially reasonable efforts to prevent the issuance of any stop order, injunction or other order or requirement suspending the effectiveness of any Registration Statement and obtain as soon as practicable the withdrawal of any such stop order, injunction or other order or requirement that is issued. (e) Suspension of Sales. Upon receipt of written notice from the Acquiror that a Registration Statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Acquiror’s board of directors has determined in good faith that circumstances exist that make inadvisable use of such Registration Statement, prospectus or prospectus supplement, the Sellers shall forthwith discontinue use of the Registration Statement until Sellers have received copies of a supplemented or amended prospectus or prospectus supplement, or the Sellers are advised in writing by the Acquiror that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Acquiror, the Sellers shall deliver to the Acquiror all copies, other than permanent file copies then in such Seller’s possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities in use at the time of receipt of such notice. The total number of days that any such suspension described in this paragraph may be in effect in any 180-day period shall not exceed 30 Business Days. (f) Obligations of the Sellers. (i) Each Seller agrees that, upon receipt of any notice from the Acquiror of the occurrence of any event of the kind described in Section 6.10(e) hereof, such Seller shall immediately discontinue use of the Registration Statement covering such Registrable Securities until such Seller’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 6.10(e) hereof or receipt of notice that no supplement or amendment is required and that the Seller’s use of the Registration Statement may be resumed. Acquiror may provide appropriate stop orders to enforce the provisions of this Section 6.10(e). (ii) Each Seller covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to any Registration Statement filed by Acquiror pursuant to this Agreement. (iii) Each Seller covenants and agrees that it will notify Acquiror following the sale of Registrable Securities to a third party as promptly as reasonably practicable, and in any event within ten (10) days, following the sale of such Registrable Securities. (iv) Each Seller agrees that it will not effect any disposition or other transfer of the Registrable Securities that would constitute a sale within the meaning of the Securities Act other than transactions exempt from the registration requirements of the Securities 56

Act or pursuant to, and as contemplated in, the Registration Statement, and that it will promptly notify Acquiror of any material changes in the information set forth in the Registration Statement furnished by or regarding such Seller or its plan of distribution. (v) Confidentiality. In the event the filing of any Registration Statement, prospectus or prospectus supplement is deferred pursuant to Section 6.10(e), or a Seller’s ability to trade is suspended pursuant to Section 6.10(e), such Seller agrees to treat such information confidentially and to not make public such information. (g) Furnishing Information. (i) Sellers shall not use any free writing prospectus (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of the Acquiror. (ii) It shall be a condition precedent to the obligations of the Acquiror to take any action pursuant to this Section 6.10 that the Sellers shall furnish to the Acquiror such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be reasonably required to effect the registered offering of their Registrable Securities. (h) Rule 144. With a view to making available the ability of Sellers to rely upon Rule 144, Acquiror shall, for so long as any Seller or any Permitted Transferee owns any Registrable Securities, (i) make and keep public information regarding Acquiror available, as those terms are understood and defined in Rule 144, (ii) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required to be filed by Acquiror under the Securities Act and the Exchange Act; and furnish, unless otherwise available at no charge by access electronically to the SEC’s EDGAR filing system, to each Seller who holds Registrable Securities promptly upon request (A) a copy of the most recent annual or quarterly report of Acquiror, and (B) such other reports and documents of Acquiror so filed with the SEC as such Seller may reasonably request in availing itself of any rule or regulation of the SEC allowing such Seller to sell any such securities without registration. (i) Registration Statement Indemnification. (i) Acquiror will indemnify and hold harmless each Seller Indemnitee against any Damages and Liabilities (or actions in respect thereof) to which he may become subject under the Securities Act or otherwise, insofar as such claims, losses, Damages and Liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus, preliminary prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, preliminary prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading; and shall reimburse Seller Indemnitees for any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such claims, losses, Damages and Liabilities (or 57 actions in respect thereof); provided, however, that Acquiror shall not be required to provide indemnification pursuant to this Section 6.10(i)(i): (A) where the claims, losses, Damages and Liabilities (or actions in respect thereof) are caused by or contained in any information furnished in writing to Acquiror by a Seller (or its representative) or approved by a Seller (or its Representative) expressly for use therein; (B) where the claims, losses, Damages and Liabilities (or actions in respect thereof) are caused by a Seller’s failure to deliver a copy of the Registration Statement, prospectus, preliminary prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendments or supplements thereto (if the same was required by Applicable Law to be so delivered); or (C) where the claims, losses, Damages and Liabilities (or actions in respect thereof) relate to offers or sales effected by or on behalf of any Seller “by means of” (as defined in Rule 159A) a “free writing prospectus” (as such term is defined in Rule 405) that was not authorized in writing by Acquiror. This indemnity shall be in addition to any liability the Acquiror may otherwise have. (ii) The Sellers will, jointly and severally, indemnify and hold harmless each Acquiror Indemnitee, each legal counsel and each underwriter, broker or other Person acting on behalf of the holders of Registrable Securities and each Affiliate who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) any of the foregoing Persons against all claims, losses, Damages and Liabilities (or actions in respect thereof) resulting from (A) such Seller’s failure to comply with the prospectus delivery requirements of the Securities Act, or (B) any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus, preliminary prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, preliminary prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is in writing and was either provided by such Seller (or its representative) or approved by such Seller (or its Representative) expressly for use in any Registration Statement, prospectus, preliminary prospectus, free writing prospectus or amendment or supplement thereto; and shall reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such claims, losses, Damages and Liabilities (or actions in respect thereof). This indemnity shall be in addition to any liability the Sellers may otherwise have. 6.11 Release of Claims. Effective upon the Closing, each Seller, on such Seller’s own behalf and on behalf of such Seller’s heirs, successors, trustees, executors, administrators, assigns and any other Person that may claim by, through or under such Seller (collectively, the “Releasers”), hereby knowingly, willingly, irrevocably and expressly waives, acquits, remises, discharges and forever releases the Acquired Companies and each Acquired Company’s respective equityholders, officers, directors, members, managers, employees, agents, advisors and Affiliates (collectively, the “Released Parties”), from any and all Liabilities, obligations, actions, causes of action, suits, debts, accounts, claims, Contracts, demands, agreements, controversies, judgments, of any kind or nature whatsoever, whether in the capacity as an equityholder of any of the Acquired Companies or otherwise, in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, matured or unmatured or determined or determinable, and whether arising under any Law, Contract, agreement, 58 arrangement, commitment, undertaking or understanding, whether written or oral or otherwise at Law or in equity occurring or arising on or prior to Closing, and each of the Releasers hereby agrees that it will not seek to recover any amounts in connection therewith or thereunder from any of the Released Parties; provided, that Liabilities and obligations released pursuant to this Section 6.11 shall not include any (a) rights of the Releasers expressly provided for under this Agreement or another Related Agreement, (b) solely to the extent expressly accounted for in the Closing Certificate, claims for accrued compensation or expense reimbursement pursuant to any employment Contract or arrangement with the Acquired Companies, (c) vested benefits under any Employee Benefit Plan and set forth on Schedule 6.11 of the Disclosure Schedules, or (d) claims arising out of actions or omissions occurring after the Closing Date. 6.12 Directors’ and Officers’ Indemnification. (a) Acquiror agrees that all rights to indemnification, advancement of expenses and exculpation by the Acquired Companies now existing in favor of each Person who is now, or has been at any time prior to the date hereof, an officer or director of any Acquired Company, as provided in the organizational documents of the applicable Acquired Companies as in effect on the date of this Agreement (as they may be amended in connection with the Contemplated Transactions), shall survive the Closing Date and shall continue in full force and effect in accordance with their respective terms for a period of six (6) years after the Closing Date. (b) The Acquired Companies shall, and Acquiror shall cause the Acquired Companies to (i) maintain in effect for a period of six (6) years after the Closing Date, if available, the current policies of directors’ and officers’ liability insurance maintained by the Acquired Companies immediately prior to the Closing Date (provided that the Acquired Companies may substitute therefor policies of at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of the Acquired Companies when compared to the insurance maintained by the Acquired Companies as of the date of this Agreement), or (ii) obtain as of the Closing Date “tail” insurance policies with a claims period of six (6) years from the Closing Date with at least the same coverage and amounts, and containing terms and conditions that are not less advantageous to the directors and officers of the Acquired Companies, in each case with respect to claims arising out of or relating to events which occurred on or prior to the Closing Date (including in connection with the transactions contemplated by this Agreement). The parties hereto agree that the cost of the premium associated with any “tail” policy will be a Transaction Expense. (c) The obligations of Acquiror and the Acquired Companies under this Section 6.12 shall not be terminated or modified in such a manner as to adversely affect any director or officer to whom this Section 6.12 applies without the consent of Joseph Brostmeyer (it being expressly agreed that the directors and officers to whom this Section 6.12 applies shall be third-party beneficiaries of this Section 6.12). (d) In the event Acquiror, the Acquired Companies or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper 59 provision shall be made so that the successors and assigns of Acquiror or the Acquired Companies, as the case may be, shall assume all of the obligations set forth in this Section 6.12. ARTICLE 7. CLOSING DELIVERABLES BY SELLERS The obligations of Acquiror to consummate the Contemplated Transactions are subject to the satisfaction or written waiver, at or prior to the Closing, of each of the following conditions: 7.1 Corporate Approvals. This Agreement, the Related Agreements and the Contemplated Transactions shall have been duly approved by the board of directors of FTT Inc. and by the board of managers and the members of the Company as required by Applicable Laws and the organizational documents of FTT Inc. and the Company, respectively, and the Sellers shall have delivered to Acquiror the appropriate documentation evidencing such approval. 7.2 Consents. All pre-Closing notices required to have been delivered in connection with the Contemplated Transactions to any Person or Governmental Body set forth on Schedule 7.2 of the Disclosure Schedules shall have been delivered in accordance with all requirements of any applicable Contract or Law, and all Consents required to be obtained in connection with the Contemplated Transactions from any Person or Governmental Body shall have been obtained and shall be in full force and effect, including but not limited to the notices and Consents identified on the Disclosure Schedules. 7.3 Agreements and Documents. Acquiror shall have received the following agreements and documents, each of which shall be in full force and effect: (a) an assignment of the Company Units included in the Purchased Interests executed by each of the Sellers and a copy of the membership ledger evidencing the assignment of the Company Units in favor of Acquiror; (b) original certificates representing the Shares included in the Purchased Interests, together with stock powers or assignments evidencing the conveyance of such Shares duly executed in blank, and any other transfer instruments required to validly transfer title in and to such Shares from the Sellers to Acquiror; (c) a cross-receipt for funds transferred and Acquiror Common Stock delivered, signed by each of the Sellers; (d) [Reserved]; (e) certificates, issued as of a date not more than five calendar days prior to the Closing Date by the appropriate Governmental Body evidencing the good standing or, if such certificates are not customarily provided by such Governmental Body, other verification reasonably acceptable to Acquiror, with respect to both the conduct of business and the payment of all franchise Taxes, of each of the Acquired Companies under the laws of its jurisdiction of organization; 60

(f) the Closing Certificate; (g) the employment agreement between Acquiror and Joseph Brostmeyer; (h) the Escrow Agreement, in substantially the form attached hereto as Exhibit B, executed and delivered by the Escrow Agent and each of the Sellers; (i) copies of any amended Profit Participation Agreements, in form and substance reasonably acceptable to Acquiror; (j) documentation necessary, in Acquiror’s sole discretion, to confirm that any Company Indebtedness been satisfied and paid in full; (k) the Exchange Agreement, in substantially the form attached hereto as Exhibit C, executed and delivered by each Seller that owns Company Units or Shares immediately after the consummation of the Purchase; (l) documentation necessary, in Acquiror’s sole discretion, to confirm that Acquiror will own 100% of the membership interests or other Equity Securities of the Acquired Companies immediately following the Closing; (m) Lock-up Agreements, in substantially the form attached hereto as Exhibit D, executed and delivered by each Person receiving Acquiror Common Stock; (n) written resignations of the managers, directors and officers of each Acquired Company (other than the international Subsidiaries), effective as of the Closing Date; (o) non-foreign affidavits dated as of the Closing Date from each Seller, sworn under penalty of perjury and in form and substance as required under Treasury Regulations issued pursuant to Code section 1445, stating that each Seller is not a “foreign person” as defined in Code section 1445; and (p) such other documents, instruments and certificates as Acquiror may reasonably request no later than five Business Days prior to the Closing for the purpose of consummating the Contemplated Transactions. ARTICLE 8. CLOSING DELIVERABLES BY ACQUIROR The obligations of the Sellers to consummate the Contemplated Transactions are subject to the satisfaction or written waiver, at or prior to the Closing, of the following conditions: 8.1 Documents. The Sellers shall have received the following: (a) a cross-receipt for receipt of the Purchased Interests signed by Acquiror; 61

(b) the Closing Cash Payment and the Closing Stock Payment representing the consideration for the Purchased Interests as computed in accordance with Section 1.4; (c) the Escrow Agreement, in substantially the form attached hereto as Exhibit B, executed and delivered by the Escrow Agent and Acquiror; and (d) the Exchange Agreement, in substantially the form attached hereto as Exhibit D, executed and delivered by Acquiror. ARTICLE 9. INDEMNIFICATION, ETC. 9.1 Survival of Representations, Etc. (a) The representations and warranties contained in this Agreement, the Related Agreements, the Disclosure Schedules or any other document, certificate, schedule or instrument delivered or executed in connection herewith (including the representations and warranties set forth in Article 3, Article 4, and Article 5) shall survive the Closing and shall expire at 11:59 p.m. Eastern Time on the one-year anniversary of this Agreement; provided, however, that the Seller Fundamental Representations and the Acquiror Fundamental Representations shall survive the Closing and shall expire at 11:59 p.m. Eastern Time on the later of (i) the five-year anniversary of this Agreement and (ii) the expiration of the applicable statute of limitations (the “Survival Period”). If, at any time prior to the expiration of the Survival Period, any Indemnitee delivers to an Indemnifying Party a written notice alleging the existence of an inaccuracy in or a breach of any of the representations or warranties of the Indemnifying Party (and setting forth in reasonable detail the basis for such Indemnitee’s belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under this Article 9 based on such alleged inaccuracy or breach, then the representation or warranty underlying the claim asserted in such notice shall survive the end of the Survival Period until such time as such claim is fully and finally resolved. All of the covenants, agreements and obligations of the parties contained in this Agreement shall survive (i) until fully performed or fulfilled, unless non-compliance with such covenants, agreements or obligations is waived in writing by the party or parties entitled to such performance or (ii) if not fully performed or fulfilled, until the expiration of the relevant statute of limitations. (b) The representations and warranties (inclusive of the Disclosure Schedules), covenants and obligations of each party, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of such parties. The parties recognize and agree that the representations and warranties also operate as bargained for promises and risk allocation devices and that, accordingly, any party’s knowledge, and the waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, shall not affect the right to indemnification or payment of Damages pursuant to this Article 9, or other remedy based on such representations, warranties, covenants, and obligations. 62

9.2 Indemnification by the Sellers. (a) The Sellers will, jointly and severally, indemnify and hold harmless each Acquiror Indemnitee from and against any Damages suffered or incurred by any Acquiror Indemnitee and which relate to, arise from or as a result of: (i) any inaccuracy in, breach or alleged breach of any representation or warranty of the Acquired Companies or the Sellers set forth in this Agreement, any Related Agreement, the Disclosure Schedules or any other document, certificate, schedule or instrument delivered or executed in connection herewith or therewith, in each case, without giving effect to any materiality, “Material Adverse Effect” or any similar qualification contained or incorporated directly or indirectly in such representation or warranty, except in each case, (A) for purposes of the representations and warranties in Section 4.5 (Financial Statements) and Section 4.9(b) (Absence of Changes or Events), and (B) the disclosure of lists of items of a material nature or above a specific threshold in which case such qualification shall not be deleted solely for purposes of determining the lists of items that must be disclosed; (ii) any breach or alleged breach of any covenant or obligation of the Sellers; (iii) the amount of any Company Indebtedness, Transaction Expenses or Cash Incentive Amount not deducted from the Closing Cash Payment; (iv) any pre-Closing payments or distributions made, or that were required to be made, under the Profit Participation Agreements; (v) any Incremental Employer PPA Payroll Amount or Incremental Employer Bonus Payroll Amount not deducted from the Earn-out Consideration, Excess Closing Cash or Excess Working Capital, as applicable; (vi) any Adjustments Deficiency payable to Acquiror pursuant to Section 2.3 or Cash Adjustments Deficiency payable to Acquiror pursuant to Section 2.4; (vii) the items listed on Schedule 9.2(a)(vii) of the Disclosure Schedules; (viii) the indemnification provisions of Section 6.10(i)(ii); and (ix) any Covered Taxes and any Taxes of the Acquired Companies or Acquiror resulting from the purchase by the Acquired Companies or Acquiror, immediately after the Closing, of any Equity Securities of CTS or Consolidated Turbine Specialists Canada LLP not owned by the Company at Closing. (b) In the event any Acquired Company suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in, breach or alleged breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of any Acquired Company as an Acquiror Indemnitee) Acquiror shall also be deemed, by virtue of its ownership of the equity interests of the Acquired Companies, to have incurred 63

Damages as a result of and in connection with such inaccuracy or breach but in either case the total amount that Acquiror and the Acquired Companies may recover shall not exceed the amount of actual Damages. 9.3 Indemnification by Acquiror. Acquiror will indemnify and hold harmless each Seller Indemnitee from and against any Damages suffered or incurred by any Seller Indemnitee and which relate to, arise from or as a result of: (a) any inaccuracy in, breach or alleged breach of any representation or warranty of the Acquiror set forth in this Agreement, any Related Agreement or any other document, certificate, schedule or instrument delivered or executed in connection herewith or therewith, in each case, without giving effect to any materiality, “Material Adverse Effect” or any similar qualification contained or incorporated directly or indirectly in such representation or warranty; (b) any breach or alleged breach of any covenant or obligation of Acquiror; and (c) the indemnification provisions of Section 6.10(i)(i). 9.4 Threshold. (a) No Indemnitee shall be entitled to indemnification pursuant to Section 9.2(a)(i) or Section 9.3(a), in each case, unless and until any individual or series of related Damages exceed Ten Thousand Dollars ($10,000) (the “De Minimis Amount”) (which Damages shall not be counted towards the Threshold); provided, however, that Damages resulting from or arising out of fraud, willful breach or intentional misrepresentation or any failure of the Seller Fundamental Representations or the Acquiror Fundamental Representations to be true and correct shall not be subject to the De Minimis Amount. (b) No Indemnitee shall be entitled to indemnification pursuant to Section 9.2(a)(i) or Section 9.3(a) until such time as the total amount of all Damages suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds $600,000 (the “Threshold”) in the aggregate. Furthermore, if the total amount of Damages suffered by Indemnitees exceeds the Threshold, then any Indemnitee that has suffered or incurred any Damages shall be entitled to be held harmless, indemnified against and compensated, reimbursed and paid for all of its Damages, and not only for Damages which exceed the Threshold; provided, however, that Damages resulting from or arising out of fraud, willful breach or intentional misrepresentation or any failure of the Seller Fundamental Representations or the Acquiror Fundamental Representations to be true and correct shall not be subject to the Threshold. 9.5 Limitations on Liability. (a) Except (i) in the event of a breach of Seller Fundamental Representations or Acquiror Fundamental Representations or (ii) in the event of fraud, willful breach or intentional misrepresentation, the maximum amount of Damages payable by any Indemnifying Party pursuant to Section 9.2(a)(i) or Section 9.3(a) shall be limited to $6,000,000. 64

Notwithstanding anything to the contrary contained in this Agreement, except in the event of fraud, willful breach or intentional misrepresentation, in no event shall the aggregate amount of Damages payable by the Sellers or the Acquiror to any Indemnitee in respect of the indemnification obligations of this Article 9 exceed the Purchase Price. (b) Except (i) in the event of a breach of Seller Fundamental Representations or (ii) in the event of fraud, willful breach or intentional misrepresentation, Damages that may be recovered from Sellers shall take account of and be reduced by (A) the amount of any insurance proceeds actually received by the Acquiror Indemnitees in respect thereof and (B) an amount equal to the amount of any reasonable Tax benefits actually received or utilized by the Acquiror Indemnitees (including the Acquired Companies) (determined on a with or without basis) in connection with such Damages or any of the circumstances giving rise thereto in the taxable year in which such circumstances occurred (or the next taxable year), in each case, after reduction for the reasonable fees, expenses and costs incurred by the Acquiror Indemnitee to recover such amounts and any increase in insurance premiums incurred as a result of seeking recovery for such amounts. (c) Except (i) in the event of a breach of Acquiror Fundamental Representations or (ii) in the event of fraud, willful breach or intentional misrepresentation, Damages that may be recovered from Acquiror shall take account of and be reduced by (A) the amount of any insurance proceeds actually received by the Seller Indemnitees in respect thereof and (B) an amount equal to the amount of any reasonable Tax benefits actually received or utilized by the Seller Indemnitees (determined on a with or without basis) in connection with such Damages or any of the circumstances giving rise thereto in the taxable year in which such circumstances occurred (or the next taxable year), in each case, after reduction for the reasonable fees, expenses and costs incurred by the Seller Indemnitees to recover such amounts and any increase in insurance premiums incurred as a result of seeking recovery for such amounts. (d) With respect to any matter covered by this Article 9, the Indemnitees shall use commercially reasonable efforts to assert and pursue all claims under all applicable insurance policies, and for purposes of determining the Indemnifying Parties’ liability under this Article 9 for any Damages, appropriate reductions shall be made to reflect the recovery pursuant to any such insurance policy actually received by any Indemnitee in respect of such Damages (net of any deductible amounts or increases in the costs of such coverage). If an indemnification payment is received by an Indemnitee, and such Indemnitee later recognizes insurance recoveries, as described in the immediately preceding sentence, in respect of the related Damages or indemnification payments that were not previously accounted for with respect to such Damages or indemnification payments when made, the Indemnitee shall promptly notify the Indemnifying Party, and promptly after delivery of such notice, the Indemnitee shall pay to the Indemnifying Party an amount equal to the lesser of (A) any such actual insurance recoveries, and (B) the actual amount of the indemnification payments previously paid by Indemnifying Party with respect to such Damages. (e) Notwithstanding anything to the contrary in this Agreement, except in the event of fraud, willful breach or intentional misrepresentation, in no event shall any Indemnifying Party have Liability to an Indemnitee under this Article 9 for any special, punitive, exemplary, consequential, or multiplier-type Damages or other similar Damages. 65

9.6 Manner of Payment. Subject to the other limitations of this Article 9, any indemnification payments required to be made pursuant to this Article 9 shall be paid within five Business Days of the final determination of the amount of an indemnification claim in accordance with this Article 9 as follows: (i) in the event any Acquiror Indemnitee shall suffer any Damages for which such Acquiror Indemnitee is entitled to indemnification under this Article 9, such Acquiror Indemnitee shall be entitled to recover such Damages by (A) first obtaining cash from the Escrow Account in an amount equal to the aggregate amount of such Damages, and (B) after exhausting the Escrow Account, by wire transfer of immediately available funds to Acquiror from Sellers in an amount equal to the aggregate amount of such Damages; provided, that any Damages arising under Section 9.2(a)(iii) or Section 9.2(a)(vi), shall be paid, subject in all respects to the other applicable limitations contained in this Agreement, by the Sellers in cash in immediately available funds outside of the Escrow Account; and (ii) in the event any Seller Indemnitee shall suffer any Damages for which such Seller Indemnitee is entitled to indemnification under this Article 9, such Seller Indemnitee shall be entitled to recover such Damages by wire transfer of immediately available funds from Acquiror in an amount equal to the aggregate amount of such Damages. 9.7 No Contribution. The Sellers shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against any Acquired Company in connection with any indemnification obligation or any other Liability to which the Sellers may become subject, to or in connection with this Agreement or any Related Agreement. 9.8 Notification of Claims; Defense of Third Party Claims. (a) Except as otherwise provided in this Section 9.8, in the event of the assertion or commencement by any Person of any claim or Proceeding (whether against the Acquired Companies, against Acquiror or against any other Person) with respect to which any party may be entitled to indemnification under this Agreement, the party against whom such claim or Proceeding has been asserted or commenced or otherwise may be entitled to be indemnified under this Agreement (the “Indemnified Party”) shall promptly give the party or parties liable for such indemnification (the “Indemnifying Party”) written notice (an “Indemnification Notice”) of such claim or Proceeding in respect of which indemnity may be sought under this Agreement (a “Claim”) describing in reasonable detail the facts and circumstances with respect to the subject matter of such Claim; provided, however, that any failure to so notify shall not limit any party’s rights to indemnification under this Agreement (except to the extent such failure materially prejudices the defense of such Proceeding). (b) Within fifteen (15) Business Days of receipt of the Indemnification Notice, the Indemnifying Party may elect by written notice delivered to the Indemnified Party to take all necessary steps to properly contest any Claim involving third parties or to prosecute such Claim to conclusion or, subject to Section 9.8(d), settlement. If the Indemnifying Party makes the foregoing election, an Indemnified Party will have the right to participate at its own expense in all Proceedings related to such Claim. If the Indemnifying Party does not make such election within such period or fails to diligently contest such Claim after such election, then the Indemnified Party shall be free to handle the prosecution or defense of any such Claim, and will take all necessary steps to contest the Claim involving third parties or to prosecute such Claim to 66 conclusion or settlement, and will notify the Indemnifying Party of the progress of any such Claim, will permit the Indemnifying Party, at the sole cost of the Indemnifying Party, to participate in such prosecution or defense and will provide the Indemnifying Party with reasonable access to all relevant information and documentation relating to the Claim and the prosecution or defense thereof. In any case, the party not in control of the Claim will reasonably cooperate with the other party in the conduct of the prosecution or defense of such Claim. (c) Notwithstanding the foregoing, if a Claim includes Damages equal to an amount in excess of the value of the Escrow Account on the date of the Claim, or relates to the Company Intellectual Property or other Intellectual Property issues, or involves any action by any Governmental Body, Acquiror shall have the right, at its election, to proceed with the defense of such Claim on its own, subject to Section 9.8(d). (d) Neither party will compromise or settle any such Claim without the written consent of either Acquiror (if a Seller Indemnitee defends the Claim) or the Sellers (if an Acquiror Indemnitee defends the Claim). Notwithstanding anything in this Agreement to the contrary, either party may withhold its consent to any settlement that does not include a full general release of all the claims against such party and its Affiliates from all parties to the litigation or that requires such party or any of its Affiliates to perform any covenant or refrain from engaging in any activity. (e) Notwithstanding the foregoing, with respect to any Tax Contest, the procedures set forth in Section 1.11(c) shall apply. 9.9 Tax Treatment. The parties shall report any indemnification payment made pursuant to this Article 9 as a Purchase Price adjustment unless otherwise required by Applicable Laws. 9.10 Sole Remedy. Except in cases involving fraud, intentional misrepresentation or willful misconduct, the indemnification provisions set forth in this Article 9 shall be the sole and exclusive remedy for any Damages of an indemnified party with respect to any misrepresentation or inaccuracy in, or breach of, any representation or warranties or any breach or failure in performance of any covenants or agreements made by the Acquired Companies or the Sellers in this Agreement or in any exhibit or schedules hereto or any certificate delivered hereunder. Notwithstanding the foregoing, Acquiror may pursue injunctive relief for breaches by any Acquired Company or any Seller of any covenant contained herein. ARTICLE 10. MISCELLANEOUS PROVISIONS 10.1 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request for the purpose of carrying out or evidencing any of the Contemplated Transactions. 10.2 Expenses. Except as otherwise provided herein, all fees and expenses incurred in connection with or related to this Agreement and the Related Agreements and the Contemplated Transactions shall be paid by the party incurring such fees or expenses. 67

10.3 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) when received if hand delivered, (b) on the first Business Day of confirmation by sender of receipt if sent by facsimile or electronic mail or (c) on the first Business Day after being sent by registered overnight mail, return receipt requested, by overnight courier or by overnight express delivery service, to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto): the Sellers or the Sellers Representative: c/o Joseph Brostmeyer 1701 Military Tr., Suite 110 Jupiter, FL 33458 Email: JBrostmeyer@fttamerica.com with a mandatory copy to (which copy shall not constitute notice): Alston & Bird LLP One Atlantic Center 1201 West Peachtree Street Atlanta, GA 30309 Attention: Jeremy C. Silverman, Esq. Jeniffer Roberts, Esq. Email: Jeremy.Silverman@alston.com Jeniffer.Roberts@alston.com Acquiror or the Acquired Companies (after the Closing Date): Kratos Defense & Security Solutions, Inc. 10680 Treena St., Suite 600 San Diego, California 92131 Attention: General Counsel Telephone no.: (858) 812-7300 Email address: marie.mendoza@kratosdefense.com with a mandatory copy to (which copy shall not constitute notice): Paul Hastings LLP 4747 Executive Drive, 12th Floor San Diego, California 92121 Attention: Teri O’Brien, Esq. Telephone no.: (858) 458-3031 E-mail address: teriobrien@paulhastings.com 68

10.4 Time of the Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence. 10.5 Counterparts; Delivery. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. This Agreement may be executed and delivered by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means. No party may raise the use of facsimile or electronic delivery or the fact that any signature or this Agreement was transmitted or communicated through the use of facsimile or electronic delivery as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity. 10.6 Governing Law. This Agreement and the Related Agreements shall be governed by and interpreted and enforced in accordance with the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. All Proceedings (whether at law, in contract, in tort or otherwise) arising out of or relating to this Agreement, the Related Agreements, or the negotiation, validity or performance of this Agreement, the Related Agreements and the Contemplated Transactions shall be heard and determined in any state or Federal court of competent subject matter jurisdiction sitting in New Castle County, Delaware, and the parties irrevocably submit to the jurisdiction of such courts (and, in the case of appeals, the appropriate appellate court therefrom), in any such Proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such Proceeding. The parties agree that service of any court paper may be made in any manner as may be provided under the Applicable Laws or court rules governing service of process in such courts. The parties hereto agree that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law. 10.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns (if any). Neither party shall assign this Agreement or any rights or obligations hereunder (by operation of law or otherwise) to any Person without the consent of the other parties hereto. Anything in this Agreement or any Related Agreement to the contrary notwithstanding, Acquiror shall have the right (without the prior written consent of any of the Acquired Companies or the Sellers), at any time, and in its sole discretion, to assign for security interest purposes any or all of its rights under this Agreement and any Related Agreement to any lender providing financing to Acquiror, any of Acquiror’s permitted assigns, or any Affiliates of Acquiror or Acquiror’ s permitted assigns (Acquiror, such assigns, and such Affiliates, collectively, the “Acquiror Parties”) and, upon the occurrence and during the continuance of any event of default under the financing agreements between any such lender and any of the Acquiror Parties, such lender may exercise any or all of the rights, interests, and remedies of any of the Acquiror Parties under this Agreement or any Related Agreement, but does not release any Acquiror Party from any obligation hereunder or under any Related Agreement. 69

10.8 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The parties accordingly agree that, in addition to any other remedy to which they are entitled at law or in equity, the parties are entitled to injunctive relief to prevent breaches of this Agreement and otherwise to enforce specifically the provisions of this Agreement. Each party expressly waives any requirement that any other party obtain any bond or provide any indemnity in connection with any action seeking injunctive relief or specific enforcement of the provisions of this Agreement. 10.9 Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy, and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. 10.10 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto. 10.11 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by Law. 10.12 Parties in Interest. None of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto, the Acquiror Indemnitees and their respective successors and assigns (if any). No employees or others may rely on this Agreement as the basis for any breach of contract claim against Acquiror, the Acquired Companies or any related Entity. Nothing in this Agreement shall be deemed or construed to require Acquiror, the Acquired Companies or any related Entity to employ any particular employee for any period of time. Nothing in this Agreement shall be deemed or construed to limit Acquiror’s, the Acquired Companies’ or any related Entity’s right to terminate the employment of any employee, and nothing in this Agreement shall modify or amend any Employee Benefit Plan or other agreement, plan, program or document unless this Agreement explicitly states that the provision “amends” such Employee Benefit Plan or other agreement, plan, program or document. 70

10.13 Entire Agreement. This Agreement, the Related Agreements and the Confidentiality Agreement set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof. 10.14 Construction; Interpretation. Any reference in this Agreement to an “Article,” “Section,” “Exhibit” or “Schedule” refers to the corresponding Article, Section, Exhibit or Schedule of or to this Agreement, unless the context indicates otherwise. The table of contents and the headings of Articles and Sections are provided for convenience only and are not intended to affect the construction or interpretation of this Agreement. All words used in this Agreement should be construed to be of such gender or number as the circumstances require. The term “including” means “including, without limitation” and is intended by way of example and not limitation. Any reference to a statute is deemed also to refer to any amendments or successor legislation, and all rules and regulations promulgated thereunder, as in effect at the relevant time. All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP. References to “dollars” or “$” shall mean U.S. dollars. Any reference to a Contract or other document as of a given date means the Contract or other document as amended, supplemented and modified from time to time through such date. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no provision of this Agreement will be interpreted for or against any party because that party or its attorney drafted the provision. When calculating the period of time which, within which or following which any act is required to be done pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day. 10.15 Sellers Representative. (a) Joseph Brostmeyer is hereby designated by the Sellers, on their own behalf and on behalf of their respective successors, assigns, heirs and beneficiaries, to serve as the sole and exclusive agent of such Sellers, as the sellers representative (the “Sellers Representative”) hereunder with respect to any matters arising under this Agreement, including, without limitation, the matters set forth in Section 1.6, Article 9 and this Section 10.15 and any other provision of this Agreement that expressly requires or permits actions to be taken by the Sellers Representative and by his signature below he hereby acknowledges such appointment and agrees to serve in such capacity on the terms and subject to the conditions set forth herein and in the Escrow Agreement. The Sellers Representative (including any successor thereto) shall act as the representative of the Sellers and the PPA Recipients and shall be authorized to act on behalf of the Sellers and the PPA Recipients and to take any and all actions expressly required or permitted to be taken by the Sellers Representative under this Agreement, including Section 1.6, Article 9 and this Section 10.15 (for the avoidance of doubt, including the agreement on the final Purchase Price and the exercise of the power to agree to, negotiate, enter into settlements and compromises of, and comply with orders of courts with respect to, any claims for indemnification), or any other matter set forth in this Agreement which expressly requires or permits that the Sellers Representative take any action in respect thereof. The Sellers Representative shall be entitled to assert the rights of the Sellers under this Agreement, including Section 1.6, Article 9 and this Section 10.15, and the Sellers Representative shall perform all of 71 the obligations (other than payment) of the Sellers under this Agreement, including under Section 1.6, Article 9 and this Section 10.15. Any Person shall be entitled to rely on all actions, statements, representations and decisions of the Sellers Representative in such capacity. (b) The Sellers shall be bound by all actions taken by the Sellers Representative in his capacity as such in accordance with this Agreement and the Escrow Agreement. The Sellers Representative shall promptly, and in any event within ten (10) Business Days, provide written notice to the Sellers of any action taken on behalf of them by the Sellers Representative pursuant to the authority delegated to the Sellers Representative under any provision of this Agreement that expressly requires or permits actions to be taken by the Sellers Representative. Neither the Sellers Representative nor any of his Representatives, if any, shall be liable to any Person for any error of judgment, or any action taken, suffered or omitted to be taken under this Agreement, except in the case of such Person’s gross negligence or willful misconduct. The Sellers Representative shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement. (c) The Sellers Representative shall be authorized to incur expenses and hire Representatives (and pay fees thereof to the extent incurred) in connection with his performance of his obligations as the Sellers Representative (any such expenses incurred, the “Sellers Representative Expenses”). Each Seller shall indemnify the Sellers Representative (jointly and severally) from and against any and all Damages suffered or incurred by the Sellers Representative arising out of or resulting from any such action taken or omitted to be taken by the Sellers Representative in its capacity as Sellers Representative under this Agreement. The Sellers Representative shall not be entitled to any compensation for his services in such capacity. For the avoidance of doubt, the Sellers Representative shall first use the balance of the entire Sellers Representative Amount to pay all Sellers Representative Expenses incurred by the Sellers Representative hereunder, and thereafter, the Sellers shall pay any additional Sellers Representative Expenses incurred by the Sellers Representative, and no such Sellers Representative Expenses shall be deducted from the Escrow Account. (d) In the event that the Sellers Representative shall resign or be unable or unwilling to act for any reason, then Shirley Brostmeyer shall be the Sellers Representative and if Shirley Brostmeyer shall resign or be unable or unwilling to act for any reason then, the Sellers and the PPA Recipients shall collectively select a successor Sellers Representative to fill such vacancy. Upon written acceptance by such successor Sellers Representative, such successor Sellers Representative shall be deemed to be the Sellers Representative for all purposes of this Agreement and such successor Sellers Representative will succeed to and become vested with all of the rights, powers, privileges and duties of the predecessor Sellers Representative under this Agreement, and the predecessor Sellers Representative will be discharged from such predecessor Sellers Representative’s duties and obligations under this Agreement. Notice and a copy of the written instrument appointing such successor Sellers Representative (which must be counter- signed by it) must be delivered promptly to the Acquiror. 10.16 No Third-Party Beneficiaries. Except as provided in Section 6.3, Section 6.7, Section 6.12 and Article 9, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or 72 implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK] 73

The parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above. KRATOS DEFENSE & SECURITY SOLUTIONS, INC., :~el·;;::~ Name: Eric M. DeMarco Title: President and Chief Executive Officer {SIGNATURE PAGE TO PURCHASE AGREEMENT]

Shirley Brostmeyer

Joseph Brostmeyer

The Shirley C. Brostmeyer Revocable Trust u/a/d August 25, 2002, as amended and restated August 13, 2014

By: ______________________________
Name: Shirley C. Brostmeyer
Title: Trustee

By: ______________________________
Name: Joseph D. Brostmeyer
Title: Trustee

The Joseph D. Brostmeyer Revocable Trust u/a/d August 25, 2002, as amended and restated August 13, 2014

By: ______________________________
Name: Joseph D. Brostmeyer
Title: Trustee

By: ______________________________
Name: Shirley C. Brostmeyer
Title: Trustee

[Signature Page to Purchase Agreement]

Shirley Brostmeyer

Joseph Brostmeyer

The Shirley C. Brostmeyer Revocable Trust u/a/d August 25, 2002, as amended and restated August 13, 2014

By: ______________________
Name: Shirley C. Brostmeyer
Title: Trustee

By: ______________________
Name: Joseph D. Brostmeyer
Title: Trustee

The Joseph D. Brostmeyer Revocable Trust u/a/d August 25, 2002, as amended and restated August 13, 2014

By: ______________________
Name: Joseph D. Brostmeyer
Title: Trustee

By: ______________________
Name: Shirley C. Brostmeyer
Title: Trustee

[Signature Page to Purchase Agreement]

The Shirley Brostmeyer 2018 Family Trust u/a/d
December 17, 2018

By: ______________________________
Name: Joseph D. Brostmeyer
Title: Trustee

By: ______________________________
Name: Sara J. Brostmeyer
Title: Trustee

The Joseph D Brostmeyer 2018 Irrevocable Trust
u/a/d December 17, 2018

By: ______________________________
Name: Shirley C. Brostmeyer
Title: Trustee

By: ______________________________
Name: Julia A. Brostmeyer
Title: Trustee

[Signature Page to Purchase Agreement]

Title: Title: The The u/a/d u/a/d Joseph Joseph December December Trustee Trustee Joseph Joseph D D Brostmeyer Brostmeyer D. D. 17, 17, 2018 2018 18 18 18 18

The Shirley Brostmeyer 2018 Family Trust u/a/d December 17, 2018

By: ______________________________
Name: Joseph D. Brostmeyer
Title: Trustee

By: ______________________________
Name: Sara J. Brostmeyer
Title: Trustee

The Joseph D Brostmeyer 2018 Irrevocable Trust u/a/d December 17, 2018

By: ______________________________
Name: Shirley C. Brostmeyer
Title: Trustee

By: ______________________________
Name: Julia A. Brostmeyer
Title: Trustee

[Signature Page to Purchase Agreement]

The Shirley Brostmeyer 2018 Family Trust u/a/d December 17, 2018 By: ~~~~~~~~~~~~~~~~~~ Name: Joseph D. Brostmeyer Title: Trustee By:~~~~~~~~~~~~~~~~ Name: Sara J. Brostmeyer Title: Trustee The Joseph D Brostmeyer 2018 Irrevocable Trust u/a/d December 17, 2018 By:~~~~~~~~~~~~~~~ Name: Shirley C. Brostmeyer Title: Trustee By:~~- Name: liaA:BfOStll1e)· Title: Trustee [Signature Page to Purchase Agreement]

Joseph/Brostmeyer, as Sellers' Representative //,/ j/// / ..·

EXHIBIT A CERTAIN DEFINITIONS For purposes of the Agreement (including this Exhibit A): “2018 Financial Statements” has the meaning specified in Section 4.5(a)(iii). “2018 JB Trust” has the meaning specified in the Preamble. “2018 SB Trust” has the meaning specified in the Preamble. “Accounting Methodology” means GAAP, applied on a basis consistent with the policies, procedures, practices, judgments and methodologies used in preparing the audited financial statements of the Acquired Companies for fiscal 2018, as modified by the principles set forth in Exhibit E. Exhibit E also contains a sample calculation of Working Capital for illustrative purposes only. “Acquired Companies” means, collectively, the Company, FTT Inc. and each of their respective Subsidiaries. “Acquiror” has the meaning specified in the Preamble. “Acquiror Common Stock” has the meaning specified in Section 5.2. “Acquiror Fundamental Representations” means, collectively, the representations and warranties contained in Section 5.2 (Capitalization of Acquiror), Section 5.3 (Shares of Acquiror Common Stock) and Section 5.4 (Authorization). “Acquiror Government Contract” means (a) any Contract, including an individual task order, delivery order, purchase order, basic ordering agreement, letter Contract or blanket purchase agreement between any of Acquiror or its Subsidiaries and any Governmental Body, or (b) any subcontract or other Contract by which any of Acquiror or its Subsidiaries has agreed to provide goods or services through a prime contractor directly to a Governmental Body that is expressly identified in such subcontract or other Contract as the ultimate consumer of such goods or services. For purposes hereof, a task, purchase, delivery, change or work order under an Acquiror Government Contract will not constitute a separate Acquiror Government Contract but will be part of the Acquiror Government Contract to which it relates. “Acquiror Indemnitee” means: (a) Acquiror; (b) Acquiror’s current and future Affiliates; (c) the respective Representatives of the Persons referred to in clauses “(a)” and “(b)” above; and (d) the respective successors and assigns of the Persons referred to in clauses “(a),” “(b)” and “(c)” above. “Acquiror Parties” has the meaning specified in Section 10.7. “Acquiror Tax Contest” has the meaning specified in Section 1.11(c). A-1

“Adjustments Deficiency” has the meaning specified in Section 2.3. “Affiliate” means, with respect to any Person, any other Person who or which, directly or indirectly controls, is controlled by, or is under common control with such specified Person, including, without limitation, any partner, officer, director, member of such Person or, if such Person is a natural person, such Person’s spouse, lineal descendant (including any adopted child or adopted grandchild) or other family member, or a custodian or trustee of any trust, partnership or limited liability company for the benefit of, in whole or in part, or the ownership interests of which are, directly or indirectly, controlled by or under common control with, such Person or any other member or members of such Person’s family. “Affiliated Group” means an affiliated group as defined in Section 1504 of the Code (or analogous combined, consolidated or unitary group defined under state, local or foreign income Tax Law). “Agreement” means the Purchase Agreement to which this Exhibit A is attached (including the Disclosure Schedules), as it may be amended from time to time. “Applicable Law” means, as applied to any Person, any statute, Law, ordinance, regulation, rule, code, order, constitution, treaty, judgment, decree, or other legally enforceable requirement or rule of Law of any Governmental Body that is, in any case, binding upon or applicable to such Person or its Assets. “Assets” has the meaning specified in Section 4.10(a). “Audit Date” means December 31, 2017. “Audited Financial Statements” has the meaning specified in Section 4.5(a)(i). “Aviation Regulations” has the meaning specified in Section 4.25(b). “Balance Sheet” has the meaning specified in Section 4.5(a)(iii). “Bonus Payments” has the meaning specified in Section 1.5(b). “Bonus Pool Amount” means $770,000. “Bonus Recipients” has the meaning specified in Section 1.5(b). “Business” means any business engaged in by any Acquired Company and any presently contemplated expansions or extensions thereof, including engineering design, development, testing, maintenance, repair, and overhaul of (a) gas turbines, (b) propulsion components and (c) turbopumps, in each case for military and commercial aircraft, space propulsion, and/or industrial power generation. “Business Day” means a day other than Saturday or Sunday and on which commercial banks are permitted by Applicable Laws to be open for business in New York, New York. A-2

“Business Employees” has the meaning specified in Section 4.19(a). “Cash” means, as of any time of determination, the aggregate amount of all cash and cash equivalents (including marketable securities and short term investments, to the extent they can be realized in thirty days or less) of the Acquired Companies as of such time, including the amounts of any received but uncleared checks and drafts and wires issued prior to such time (to the extent not already included in current consolidated assets for purposes of determining Working Capital), net of (a) outstanding but uncleared checks, drafts or transfers as of such time (to the extent not already included in current consolidated liabilities for purposes of determining Working Capital), (b) prepaid customer deposits and (c) with respect to calculating Cash as of the Closing Date, the Closing Capital Requirement Amount. “Cash Adjustments Deficiency” has the meaning specified in Section 2.4. “Cash Incentive Amount” means the aggregate amount of consideration potentially payable by the Acquired Companies pursuant to the Profit Participation Agreements as a result of the consummation of the Contemplated Transactions. “Cash Purchase Price” has the meaning specified in Section 1.3. “CFC” has the meaning specified in Section 4.17(n). “Change of Control” shall mean the occurrence of any one or more of the following: (a) the acquisition of direct or indirect ownership or voting control, beneficially (within the meaning of Rules 13d-3 and 13d-5 of the Exchange Act) or of record, by any Person or group (within the meaning of Sections 13d and 14d of the Exchange Act), of more than 50% of the issued and outstanding shares of Acquiror Common Stock, whether by merger, consolidation, sale or other transfer (other than a merger or consolidation where the stockholders of Acquiror prior to the merger or consolidation are the holders of a majority of the voting securities of the entity that survives such merger or consolidation), or (b) a sale of all or substantially all of the assets of Acquiror; provided, however, that acquisitions of Acquiror Common Stock or securities convertible into Acquiror Common Stock directly from Acquiror primarily for financing purposes shall not constitute a Change of Control for the purposes of this Agreement. “Claim” has the meaning specified in Section 9.8(a). “Closing” has the meaning specified in Section 1.2. “Closing Capital Requirement Amount” means the amount of accrued payroll of the Acquired Companies, plus the amount of that certain insurance premium payable to Florida Blue Insurance Company by the Acquired Companies, in each case, as of the Closing Date. “Closing Cash” has the meaning specified in Section 2.2(a). “Closing Cash Deficiency” has the meaning specified in Section 2.4. “Closing Cash Payment” has the meaning specified in Section 1.4(a). A-3

“Closing Certificate” has the meaning specified in Section 2.1. “Closing Date” has the meaning specified in Section 1.2. “Closing Date Balance Sheet” has the meaning specified in Section 2.2(a). “Closing Date Working Capital” has the meaning specified in Section 2.2(a). “Closing Stock Amount” has the meaning specified in Section 1.4(b). “Closing Stock Payment” has the meaning specified in Section 1.4(b). “COBRA” means Section 4980B of the Code and Part 6 of Title I of ERISA (or any successor provisions thereto) and the rules and regulations promulgated thereunder. “COBRA Coverage” means continuation of group health plan coverage required under COBRA. “Code” means the Internal Revenue Code of 1986, as amended. “Company” has the meaning specified in the Recitals. “Company Indebtedness” means the amount payable by any of the Acquired Companies as debtor, borrower, issuer or guarantor pursuant to an agreement or instrument involving or evidencing money borrowed or received, the advance of credit, or pursuant to a lease required to be capitalized in accordance with GAAP, including in each case any accrued interest thereon. “Company Intellectual Property” has the meaning specified in Section 4.11(c). “Company IT Systems” means those computer systems, hardware, servers, databases, Software, networks, telecommunications systems and related infrastructure, used or held for use by any Acquired Company in connection with the operation of its business. “Company Products” means products or services that are (a) designed, manufactured, marketed, licensed, leased, sold, performed, made available or otherwise distributed or disposed of by any Acquired Company or in connection with such Acquired Company’s business currently or in the past (including any Software that is bundled or made available as part of any product or service (including under a software as a service or similar model) that such Acquired Company designs, manufactures, markets, licenses, sells, performs, makes available or, in connection with such Acquired Company’s business, otherwise distributes or disposes of), or (b) currently under development by an Acquired Company, including Software being developed at or for customers and other third parties. “Company Units” has the meaning specified in the Recitals. “Confidential Information” means all information of a confidential or proprietary nature (whether or not specifically labeled or identified as “confidential”), in any form or medium, of any Acquired Company or their respective customers, suppliers, distributors or other business A-4 relations, including, without limitation, all information concerning finances, customer information, supplier information, products, services, prices, organizational structure and internal practices, forecasts, sales and other financial results, records and budgets, and business, marketing, development, sales and other commercial strategies, unpatented inventions, ideas, methods and discoveries, trade secrets, know-how, unpublished patent applications and other confidential Intellectual Property, designs, specifications, documentation, components, source code, object code, schematics, drawings, protocols and processes. Confidential Information shall not include any information that is or becomes generally known to and available for use by the public other than as a result of any acts or omissions of any Seller or any of its Affiliates. “Confidentiality Agreement” means that certain Mutual Nondisclosure Agreement, dated November 2, 2017, by and among Acquiror, the Company and FTT Inc. “Consents” means all authorizations, consents, orders or approvals of, or registrations, declarations, notices or filings with, or any advice to, or any expiration of one or more waiting periods imposed by, any Governmental Body or any third party, in each case, that are necessary in order to consummate the transactions contemplated by this Agreement, or as necessary to prevent any default under any contract or agreement. “Contemplated Transactions” means the transactions contemplated by this Agreement and the Related Agreements. “Contract” means any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, whether express or implied. [***] has the meaning specified in Section 6.5(a). [***] has the meaning specified in Section 6.5(d). “Cost Accounting Standards” means the standards for identifying and allocating costs under Government Contracts, as required by 41 U.S.C. § 15 and 48 C.F.R. §§ 30 and 99, as applicable from time to time. “Covered Employee” has the meaning specified in Section 6.3(d). “Covered Taxes” has the meaning specified in Section 1.11(e)(i). “CTS” means Consolidated Turbine Specialists LLC, an Oklahoma limited liability company. “Customer Contract” means any Contract to which an Acquired Company is a party pursuant to which an Acquired Company provides products or services to its customers in connection with the Business. “Customs and International Trade Laws” means the applicable export control, Sanctions, import, customs and trade, anti-bribery, and anti-boycott Laws of any jurisdiction in which the any of the Acquired Companies is incorporated or does business, including the UK A-5

Bribery Act 2010, the Tariff Act of 1930, as amended, and other Applicable Laws, administered or enforced by the U.S. Department of Commerce, U.S. International Trade Commission, U.S. Customs and Border Protection, U.S. Immigration and Customs Enforcement, and their predecessor agencies; the Export Administration Act of 1979, as amended; the Export Administration Regulations, including related restrictions with regard to transactions involving Persons on the U.S. Department of Commerce Denied Persons List, Unverified List or Entity List; the Arms Export Control Act, as amended; the International Traffic in Arms Regulations, including related restrictions with regard to transactions involving Persons on the Debarred List; the International Emergency Economic Powers Act, as amended; the Trading With the Enemy Act, as amended; the Iran Sanctions Act, as amended, the National Defense Authorization Act for Fiscal Year 2012, the National Defense Authorization Act for Fiscal Year 2013, and the embargoes and restrictions administered by OFAC; executive orders regarding embargoes and restrictions on transactions with designated countries and entities, including Persons designated on OFAC’s list of Specially Designated Nationals and Blocked Persons, and Persons designated on the U.S. Department of State sanctions lists; the anti-boycott Laws administered by the U.S. Department of Commerce; and the anti-boycott Laws administered by the U.S. Department of the Treasury. “Damages” shall include any and all Liabilities, losses, damages, injuries, judgments, awards, settlements, royalties, interest, penalties, fines, Taxes, demands, Proceedings, claims, deficiencies, costs and expenses of any kind (including reasonable fees and expenses of attorneys, accountants and other experts paid in connection with the investigation or defense of any of the foregoing or any Proceeding relating to any of the foregoing). “De Minimis Amount” has the meaning specified in Section 9.4(a). “Disclosure Schedules” has the meaning specified in Article 4. “Earn Out Consideration” has the meaning specified in Section 1.5(c). “Employee Benefit Plan(s)” has the meaning specified in Section 4.18(a). “Employee Pension Benefit Plan” means an “employee pension benefit plan” (as defined in Section 3(2) of ERISA). “Employee Welfare Benefit Plan” means an “employee welfare benefit plan” (as defined in Section 3(1) of ERISA). “Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity. “Environmental and Safety Requirements” means any Law that is related to (a) pollution, contamination, cleanup, preservation, protection, reclamation or remediation of the environment, (b) health or safety, (c) the Release or threatened Release of any Hazardous Material, including investigation, study, assessment, testing, monitoring, containment, removal, remediation, response, cleanup, abatement, prevention, control or regulation of such Release or A-6 threatened Release, or (d) the management of any Hazardous Material, including the manufacture, generation, formulation, processing, labeling, use, treatment, handling, storage, disposal, transportation, distribution, re-use, recycling or reclamation of any Hazardous Material; and includes, but is not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6091 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Clean Water Act (33 U.S.C. § 7401 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), the Toxic Substance Control Act (15 U.S.C. § 2601 et seq.) and the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.). “Equity Securities” means, if a Person is a corporation, shares of capital stock of such corporation and, if a Person is a form of Entity other than a corporation, ownership interests in such form of Entity, whether membership interests, partnership interests or otherwise. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended,. “ERISA Affiliate” means any Person that is or was treated as a single employer with any of the Acquired Companies under Section 414 of the Code. “Escrow Account” has the meaning specified in Section Error! Reference source not found.. “Escrow Agent” has the meaning specified in Section Error! Reference source not found.. “Escrow Agreement” has the meaning specified in Section Error! Reference source not found.. “Escrow Amount” means $6,000,000. “Estimated Closing Cash” has the meaning specified in Section 2.1. “Estimated Company Indebtedness” has the meaning specified in Section 2.1. “Event” means any event, change, development, effect, condition, circumstance, matter, occurrence or state of facts. “Excess Closing Cash” has the meaning specified in Section 2.4. “Excess Working Capital” has the meaning specified in Section 2.3. “Exchange Act” has the meaning specified in Section 5.10(b). “Exercise Notice” has the meaning specified in Section 6.5(d). “Export Approvals” has the meaning specified in Section 4.28(a). “Fair Market Value” has the meaning specified in Section 6.5(d). A-7

“FAA” has the meaning specified in Section 4.25(b). “Final Closing Cash” has the meaning specified in Section 2.2(b). “Final Determination Date” means the day on which Final Working Capital is determined. “Final Determination Documents” has the meaning specified in Section 2.2(a). “Final Submissions” has the meaning specified in Section 2.2(b). “Final Working Capital” has the meaning specified in Section 2.2(b). “Financial Statements” has the meaning specified in Section 4.5(a). “Form S-3” has the meaning specified in Section 6.10(a)(i). “FTT Inc.” has the meaning specified in the Recitals. “GAAP” means United States generally accepted accounting principles, applied on a basis consistent with the basis on which the Audited Financial Statements of the Acquired Companies were prepared. “Government Contract” means (a) any Contract, including an individual task order, delivery order, purchase order, basic ordering agreement, letter Contract or blanket purchase agreement between any Acquired Company and any Governmental Body, or (b) any subcontract or other Contract by which any Acquired Company has agreed to provide goods or services through a prime contractor directly to a Governmental Body that is expressly identified in such subcontract or other Contract as the ultimate consumer of such goods or services. For purposes hereof, a task, purchase, delivery, change or work order under a Government Contract will not constitute a separate Government Contract but will be part of the Government Contract to which it relates. “Government Official” means, collectively, any officer or employee of a Governmental Body, any Person acting for or on behalf of any Governmental Body, any political party or official thereof and any candidate for political office. “Governmental Body” means any court, tribunal, arbitrator, authority, agency, commission, bureau, board, department, official, body or other instrumentality of the United States, any foreign country, or any domestic or foreign state, province, county, city, other political subdivision or any other similar body or organization exercising governmental or quasi- governmental power or authority. “Hazardous Material” means (a) hazardous substances, as defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., (b) hazardous wastes, as defined by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., (c) petroleum, including crude oil or any fraction thereof which is liquid at standard conditions of temperature and pressure, (d) radioactive material, including any source, A-8 special nuclear, or by-product material as defined in 42 U.S.C. § 2011 et seq., (e) asbestos that is friable or could reasonably be likely to become friable, (f) polychlorinated biphenyls, (g) microbial matter, biological toxins, mycotoxins, mold or mold spores and (h) other material, substance or waste to which liability or standards of conduct may be imposed, or which requires or may require investigation, under any applicable Environmental and Safety Requirements. “HIPAA” means the Health Insurance Portability and Accountability Act of 1986, as amended and the rules and regulations issued thereunder. “Immaterial Software License” has the meaning specified in Section 4.11(b). “Improper Payment Laws” means the United States Foreign Corrupt Practices Act of 1977, any legislation implementing the Organisation for Economic Cooperation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, and any other Applicable Law regarding anti-bribery. “Incremental Employer Bonus Payroll Amount” means the difference between (a) the aggregate amount of employer-side payroll tax due with respect to all compensation (including the Bonus Payments made in such year) paid to the Bonus Recipients in a particular calendar year minus (b) the aggregate amount of employer-side payroll tax due with respect to all compensation other than the Bonus Payments paid to the Bonus Recipients for such calendar year. “Incremental Employer PPA Payroll Amount” means the difference between (a) the aggregate amount of employer-side payroll tax due with respect to all compensation (including the PPA Payments made in such year) paid to the PPA Recipients in a particular calendar year minus (b) the aggregate amount of employer-side payroll tax due with respect to all compensation other than the PPA Payments paid to the PPA Recipients for such calendar year. “Indebtedness” of any Person means, without duplication, all amounts payable by such Person as debtor, borrower, issuer, guarantor, or surety pursuant to an agreement or instrument involving or evidencing money borrowed, the advance of credit, or pursuant to a lease that is required to be capitalized in accordance with GAAP; provided, however, under no circumstances shall “Indebtedness” include (i) trade accounts payable not evidenced by a promissory note or other debt Contract, (ii) accrued expenses, (iii) amounts payable pursuant to operating leases, (iv) unearned income, (v) reimbursement or surety obligations or bonds, (vi) customer deposits, (vii) prepaids, (viii) deferred revenue, and/or (ix) stockholder tax Liabilities (even if historically included on the financial statements) or any amounts included in calculation of the Working Capital or Transaction Expenses or payable under a Profit Participation Agreement or to any Bonus Recipient. “Indemnification Notice” has the meaning specified in Section 9.8(a). “Indemnified Party” has the meaning specified in Section 9.8(a). “Indemnifying Party” has the meaning specified in Section 9.8(a). “Indemnitee” means collectively, the Acquiror Indemnitees and the Seller Indemnitees. A-9

“Independent Auditor” has the meaning specified in Section 2.2(b). “Initial Appraisers” has the meaning specified in Section 6.5(d)(i). “Insurance Policies” has the meaning specified in Section 4.23. “Intellectual Property” collectively, (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice) and all letters patent (including utility and design patents) and pending applications for patents of the United States and all other countries, all utility models, industrial models, industrial designs, and all reissues, reexamination certificates, post-issuance certificates, divisionals, continuations, continuations-in-part, renewals, and extensions thereof; (b) all trademarks, service marks, certification marks, trade names, trade dress, logos, business names, other designations of origin (“Trademarks”) and all goodwill associated therewith, and Internet domain names registrations, and all applications, registrations, and renewals in connection therewith; (c) all published and unpublished works of authorship (whether or not registered or registerable), including without limitation audiovisual works, collective works, Software and computer programs (whether in source code, object code, or executable form), documentation, compilations, databases, derivative works, literary works, and sound recordings, and all applications, registrations and renewals in connection therewith, and rights of attribution and integrity and other moral rights of an author (collectively, “Copyrights”); (d) all mask works and all applications, registrations, and renewals in connection therewith; (e) all trade secret rights and corresponding rights in Confidential Information and other non-public information (whether or not patentable), including discoveries, ideas, formulas, compositions of matter, methods, processes, Software and computer programs (whether in source code, object code, or executable form), algorithms, data structures, system architecture diagrams, flowcharts, databases, data collections, circuits, systems, devices, inventor’s notes, discoveries and improvements, know how, manufacturing and production processes and techniques, testing information, research and development information, inventions, invention disclosures, unpatented blueprints, drawings, specifications, designs, plans, proposals and technical data, business and marketing plans, market surveys, market know-how and customer lists and information; (f) all copies and tangible embodiments of the foregoing (in whatever form or medium); and (g) all rights in, arising out of, or associated with any of the foregoing (including the right to enforce and recover remedies) in any jurisdiction. “IRS” means the Internal Revenue Service. “Issue Price” means the volume weighted average sale price per share of the Acquiror Common Stock on the NASDAQ Global Select Market as reported by Bloomberg Financial Markets or an equivalent, reliable reporting service, over the trailing 60-day period ending on February 25, 2019. “JB Trust” has the meaning specified in the Preamble. “JB” has the meaning specified in the Preamble. “Knowledge” means, when referring to the “knowledge” of the Acquired Companies or the Sellers, or any similar phrase or qualification based on knowledge of the Acquired Companies or any Seller, (a) the actual knowledge of (i) Joseph Brostmeyer, Shirley Brostmeyer, A-10

Matt Widner, Lloyd Mazer, Tim Leonard, Francine Pearce, Stanley Turkowski and Allicia Bassar, and (ii) solely with respect to matters related to CTS, Johnny “Bump” Grant, Richard Kasabula and Gene Martin and (b) the knowledge that any such Person referenced in clause (a) above, as a prudent business Person, would have obtained after making due inquiry with respect to the particular matter in question. “Knowledge of Acquiror” means the actual knowledge of Eric DeMarco, Deanna Lund and Marie Mendoza. “Law” means any federal, state, local, municipal, foreign or international, multinational or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body. “Leased Real Property” has the meaning specified in Section 4.21(b). “Leaseholder Improvements” means all buildings, structures, improvements and fixtures located on any Leased Real Property which are owned by an Acquired Company. “Liabilities” means any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP, and regardless of whether such debt, obligation, duty or liability is immediately due and payable. “Lien” means all liens, security interests, claims, mortgages, deeds of trust, preemptive rights, leases, charges, options, rights of first refusal, easements, proxies, voting trusts or agreements, transfer restrictions, pledges, assessments, covenants, burdens and other encumbrances of every kind affecting property, real or personal, tangible or intangible, including restrictions on voting or use. “Lower Threshold” means an amount equal to the Working Capital Target minus $1.0 million. “Material Adverse Effect” An Event, violation, inaccuracy, circumstance or other matter will be deemed to have a “Material Adverse Effect” on the Acquired Companies if, individually or in the aggregate, such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of “Material Adverse Effect” or other materiality or knowledge, qualifications, or any similar qualifications, in such representations and warranties) had or could reasonably be expected to have or give rise to a material adverse effect on (a) the business, financial condition, capitalization, assets, Liabilities, operations or financial performance of the Acquired Companies, taken as a whole, (b) the ability of the Sellers or the Acquired Companies to consummate the Contemplated Transactions or to perform any of their obligations under this Agreement or the Related Agreements, or (c) Acquiror’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the Purchased Interests or any other Equity Securities of the Acquired Companies; provided, that A-11 solely for purposes of the foregoing, no Event arising out of or in connection with or resulting from any of the following shall be deemed, either alone or in combination, to constitute or contribute to a Material Adverse Effect: (i) conditions generally affecting the industries in which the Acquired Companies operate, (ii) conditions generally affecting the United States economy or securities or financial markets, (iii) natural disasters, acts of war or terrorism, (iv) changes in Applicable Laws, (v) the public announcement of the Contemplated Transactions (including the impact thereof on relationships with customers, suppliers, landlords, employees or any Governmental Body), (vi) any actions required to be taken, or required not to be taken, pursuant to the terms of this Agreement or any Related Agreement or which Acquiror has consented to or requested in writing, or (vii) any action taken by Acquiror or its Affiliates with respect to the transactions contemplated by this Agreement or the financing thereof, except in the case of the foregoing clauses (i), (ii), (iii) and (iv) to the extent such events, occurrences, facts, circumstances, conditions, or changes have a materially disproportionate impact on the Acquired Companies as compared to other participants engaged in the industries in which the Acquired Companies operate. “Material Contract” has the meaning specified in Section 4.12. “Material Permit” has the meaning specified in Section 4.15. “Minority Cash Payment” means $2,090,183.12. “Minority Stock Payment” means $1,382,868.90. “Multiemployer Plan” means a “multiemployer plan” within the meaning of Section 3(37) or 4001(a)(3) of ERISA. “Multiple Employer Plan” means a “multiple employer plan” within the meaning of ERISA Section 4063 or 4064 or Code Section 413(c). “Multiple Employer Welfare Arrangement” means a “multiple employer welfare arrangement” within the meaning of ERISA Section 3(40). “Objection Notice” has the meaning specified in Section 2.2(b). “OFAC” means the Office of Foreign Assets Control. “Order” means any writ, decree, injunction, order, judgment or similar action. “Owned Company Intellectual Property” has the meaning specified in Section 4.11(d). “Owned Real Property” has the meaning specified in Section 4.21(a). “Percentage Interest” of a Seller means the percentage of Purchased Interests owned by such Seller immediately prior to the Closing as compared to all of the Sellers in the aggregate, as set forth on Schedule A. A-12

“Permits” means permits, licenses, registrations, consents, certificates, grants, waivers, qualifications, approvals and all other authorizations by or of Governmental Bodies. “Permitted Lien” means (a) Liens for Taxes not yet due and payable, or for Taxes being contested in good faith and for which appropriate reserves have been accrued for in the Working Capital as of the Closing Date, (b) statutory Liens of landlords for amounts not yet due and payable, (c) Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for amounts not yet due and payable, (d) Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, and (e) in the case of the Company Units and the Shares, restrictions arising under applicable securities Laws, but in each such case excluding any Lien with respect to any Employee Benefit Plan. “Permitted Transferee” has the meaning specified in Section 6.10(a)(ii). “Person” means any individual, Entity or Governmental Body. “Personal Information” means any information that, alone or in combination with other information, allows the identification of an individual, including name, street address, telephone number, e-mail address, photograph, social security number, driver’s license number, passport number or customer or account number, IP address, and any persistent identifier or any other information that is otherwise considered personal information, personal data, protected health information, or other personally identifiable information under Applicable Law. “PPA Payments” has the meaning specified in Section 1.5(a). “PPA Recipients” has the meaning specified in Section 1.5(a). “Pre-Closing Tax Period” means any Tax period ending before the Closing Date and, with respect to a Straddle Period, the portion of such Tax period ending at the end of the day before the Closing Date. “Privacy and Information Security Requirements” means (a) all Applicable Laws relating to the collection, storage, use, disclosure, retention or transfer of Personal Information, privacy or information security, (b) all Applicable Laws concerning the security of Company Products and/or Company IT Systems, (c) all Contracts to which an Acquired Company is a party or is otherwise bound that relate to Personal Information and/or protecting the security or privacy of information, (d) each Acquired Company’s policies and notices (e.g., posted privacy policies; notices provided in connection with the collection, storage, use, disclosure, retention or transfer of Personal Information; posted policies or notices concerning the security of Company Products and/or Company IT Systems; internal policies and standards concerning the treatment of Personal Information and/or the security of Company Products and/or Company IT Systems) relating to Personal Information, privacy and/or the security of Company Products, Company IT Systems and/or other information. “Proceeding” means any suit, action, cause of action, litigation, hearing, inquiry, examination, demand, proceeding, controversy, complaint, appeal, notice of violation, citation, summons, subpoena, arbitration, mediation, dispute, claim, allegation, investigation or audit of A-13 any nature whether civil, criminal, quasi criminal, indictment, administrative, regulatory or otherwise and whether at Law or in equity. “Process” or “Processing” means the collection, use, storage, processing, recording, distribution, transfer, import, export, protection (including security measures), disposal or disclosure or other activity regarding data (whether electronically or in any other form or medium). “Profit Participation Agreements” means those certain Profit Participation Agreements entered into by the Acquired Companies, pursuant to which bonus amounts are potentially payable by the Acquired Companies as a result of the consummation of the Contemplated Transactions. “Proposed Transferee” has the meaning specified in Section 6.5(c). “Purchase” has the meaning specified in the Recitals. “Purchase Price” has the meaning specified in Section 1.3. “Purchased Interests” has the meaning specified in the Recitals. “Real Property” has the meaning specified in Section 4.21(b). “Real Property Leases” has the meaning specified in Section 4.12(e). “Related Agreements” means, collectively, the documents or instruments contemplated by or executed in connection with the Contemplated Transactions, including, without limitation, the Escrow Agreement, the Exchange Agreement and the employment agreements between Acquiror and Joseph Brostmeyer and Shirley Brostmeyer, respectively. “Related Party” means each Seller, each officer, director or manager of an Acquired Company, each family member of any Seller or any officer, director or manager of an Acquired Company, each trust for the benefit of any of the foregoing, and each Affiliate of any of the foregoing (other than an Acquired Company). “Release” means any spilling, leaking, pumping, emitting, emptying, pouring, discharging, depositing, injecting, escaping, leaching, migrating, dumping, or disposing of Hazardous Materials (including the abandonment or discarding of barrels, containers or other receptacles containing Hazardous Materials) into the environment. “Released Parties” has the meaning specified in Section 6.11. “Releasers” has the meaning specified in Section 6.11. “Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants, agents and Affiliates of such Person. A-14

“Restricted Period” has the meaning specified in Section 6.3(b). “Right of First Refusal” has the meaning specified in Section 6.5(b). “Rights” has the meaning specified in Section 3.4. “Sanctioned Person” means any Person that is the target of Sanctions, including, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, Switzerland or any European Union member state, (b) any Person located, organized or resident in a country, territory or geographical region which is itself the subject or target of any territory-wide Sanctions (including, without limitation, after December 14, 2014, the Crimea region of Ukraine, Cuba, Iran, North Korea, Syria and, prior to January 17, 2017, Sudan), or (c) any Person 50% or more owned or otherwise controlled by any such Person or Persons described in the foregoing clauses (a) and (b). “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government through OFAC or the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state, Her Majesty’s Treasury of the United Kingdom or Switzerland. “Sarbanes-Oxley Act” has the meaning specified in Section 5.10(b). “SB Trust” has the meaning specified in the Preamble. “SB” has the meaning specified in the Preamble. “Schedule of Profit Participation Amounts” has the meaning specified in Section 2.1. “Schedule of Transaction Expenses” has the meaning specified in Section 2.1. “SEC” means the U.S. Securities and Exchange Commission. “SEC Reports” has the meaning specified in Section 5.10(a). “Securities Act” means the Securities Act of 1933, as amended. “Seller(s)” has the meaning specified in the Preamble. “Seller Fundamental Representations” means, collectively, the representations and warranties contained in Section 3.1 (Authorization), Section 3.2 (No Violation), Section 3.4 (Title), Section 3.6 (Certain Investment Representations); Section 3.7 (No Brokers or Finders), Section 4.1 (Organization and Qualification; Authorization), Section 4.2 (No Violation), Section 4.4 (Capitalization, Etc.), the second sentence of Section 4.11(a) (Intellectual Property) (provided, that the representation made in the second sentence in Section 4.11(a) shall only be treated as a “Seller Fundamental Representation” with respect to the Registered Intellectual Property set forth on Schedule 4.11(a) that is marked with an asterisk (*)), Section 4.16 (Health, A-15

Safety and Environment), Section 4.17 (Taxes), Section 4.29 (Privacy and Data Security), and Section 4.31 (No Brokers or Finders). “Seller Indemnitee” means: (a) each Seller; (b) each Seller’s current and future Affiliates; (c) the respective Representatives of the Persons referred to in clauses “(a)” and “(b)” above; and (d) the respective successors and assigns of the Persons referred to in clauses “(a),” “(b)” and “(c)” above. “Sellers Representative” has the meaning specified in Section 10.15(a). “Sellers Representative Amount” has the meaning specified in Section 1.6(a). “Sellers Representative Expenses” has the meaning specified in Section 10.15(c). “Seller Tax Contest” has the meaning specified in Section 1.11(c). “Service Provider” has the meaning specified in Section 4.19(a). “Shares” has the meaning specified in the Recitals. “Short S Corporation Tax Period” has the meaning specified in Section 1.11(a)(iii). “Software” means all websites, computer software and firmware (including source code, executable code, data, databases, user interfaces and related documentation). “Stock Purchase Price” has the meaning specified in Section 1.3. “Straddle Period” means a Tax period that begins before the Closing Date and ends on or after the Closing Date. “Subsidiary” Any Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly (a) has the power to direct the management or policies of such Entity or (b) owns, beneficially or of record, (i) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors, board of managers or other governing body, or (ii) at least 50% of the outstanding equity or financial interests of such Entity. “Survival Period” has the meaning specified in Section 9.1(a). “Systems” has the meaning specified in Section 4.11(f). “Tax” or “Taxes” means (a) taxes, charges, fees, imposts, levies, or other assessments or fees, including, but not limited to, income, corporate, capital, excise, property, sales, use, turnover, value added and franchise taxes, deductions, withholdings and customs duties, imposed by any Taxing Authority, (b) all interest, penalties, fines, or additions to tax imposed by any Taxing Authority in connection with any item described in clause (a) or for failure to file any Tax Return, and (c) any liability in respect of any items described in clauses (a) and/or (b) as a A-16 successor or transferee, under Treasury Regulation 1502-6 (or any similar provision of state, local or foreign Law), by Contract, or otherwise. “Tax Contest” has the meaning specified in Section 1.11(c). “Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document required to be filed with respect to Taxes. “Taxing Authority” means any Governmental Body with administrative or judicial authority and responsibility exercising any authority with respect to any Tax. [***] has the meaning specified in Section 6.5(d)(ii). “Threshold” has the meaning specified in Section 9.4(b). “Top Customer” has the meaning specified in Section 4.22(b). “Top Supplier” has the meaning specified in Section 4.22(a). “Trading Day” shall mean any day on which the primary market on which such shares of Acquiror Common Stock are listed is open for trading. “Transaction Expenses” means all fees, costs and expenses (including legal fees, accounting fees, investment banking fees and commissions) that have been incurred and unpaid prior to the date hereof by any of the Acquired Companies in connection with the negotiation, preparation or execution of this Agreement and the consummation of the Contemplated Transactions, including any bonuses, discretionary payments, severance payments, retention payments, change-in-control payments and the Minority Cash Payment (but excluding the Bonus Pool Amount and any payments made or to be made in connection with the Profit Participation Agreements), payments to be made to the minority owners of Consolidated Turbine Specialists LLC and Consolidated Turbine Specialists Canada, Inc., respectively, pursuant to applicable buyback or repurchase agreements, or any other Rights to the extent not already deducted in calculating the Closing Cash Payment or Closing Stock Payment, as applicable, and all Taxes payable by any Acquired Company in connection with or as a result of the payment of such obligations. “Transfer” has the meaning specified in Section 6.5(b). “Transfer Notice” has the meaning specified in Section 6.5(c). “Transfer Taxes” has the meaning specified in Section 1.8. “U.S.” or “United States” means the United States of America. “Upper Threshold” means an amount equal to the Working Capital Target plus $1.0 million. A-17

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended. “Working Capital” means as of a specified date (a) the sum of consolidated current assets of the Acquired Companies (which for the avoidance of doubt (i) will include cash related to prepaid customer deposits, the Closing Capital Requirement Amount (it being understood that the Closing Capital Requirement Amount shall only be included in the calculation of Closing Date Working Capital), accounts receivable, unbilled accounts receivables, other accounts receivable, cost and estimated earnings in excess of billings on uncompleted contracts, inventory, prepaid expenses and other current assets and (ii) will not include Cash (other than cash related to prepaid customer deposits and, with respect to Closing Date Working Capital, the Closing Capital Requirement Amount) or any deferred Tax assets), minus (b) the sum of all consolidated current liabilities of the Acquired Companies (which for the avoidance of doubt (i) will include accounts payable, accrued liabilities and billings in excess of costs and estimated earnings on uncompleted contracts and (ii) will not include (A) deferred Tax liabilities or (B) any Transaction Expenses, Cash Incentive Amounts, the Bonus Pool Amount or Indebtedness that were deducted in calculating the Closing Cash Payment or Closing Stock Payment, as applicable, on the Closing Date), all as determined in accordance with GAAP, consistently applied throughout the periods involved, and calculated in a manner consistent with the Accounting Methodology. For clarity, there shall be no double counting with respect to any of the items set forth above, within the definition of Cash or otherwise. “Working Capital Deficiency” has the meaning specified in Section 2.3. “Working Capital Target” means the Working Capital amount calculated based on the audited financial statements of the Acquired Companies as of December 31, 2018 prepared by RSM US LLP. “.pdf” has the meaning specified in Section 10.5. A-18

SCHEDULE A Sellers Company Shares Units Owned Owned Prior to Prior to Purchased Percentage Seller Closing Closing Interests Interest The Shirley C. Brostmeyer 4,841.96 4,841.96 3,878.41 46% Revocable Trust u/a/d Company Units August 25, 2002, as amended and and restated August 13, 2014 3,878.41 Shares The Joseph D. Brostmeyer 4,631.44 4,841.96 3,709.78 44% Revocable Trust u/a/d Company Units August 25, 2002, as amended and and restated August 13, 2014 3,709.78 Shares Shirley C. Brostmeyer 2018 526.30 526.30 421.57 5% Family Trust u/a/d December Company Units 17, 2018 and 421.57 Shares The Joseph D. Brostmeyer 526.30 526.30 421.57 5% 2018 Irrevocable Trust u/a/d Company Units December 17, 2018 and 421.57 Shares